As filed with the Securities and Exchange Commission on June 5, 2006

Registration No. 333-132552

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective Amendment No. 1

to

FORM S-4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TRANSMERIDIAN EXPLORATION INC.

(Exact name of registrant as specified in its charter)

British Virgin Islands	1311	None
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

397 N. Sam Houston Pkwy E., Suite 300 Houston, Texas 77060 (281) 999-9091	Nicolas J. Evanoff Vice President and Secretary 397 N. Sam Houston Pkwy E., Suite 300 Houston, Texas 77060 (281) 999-9091
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

James L. Rice III

Akin Gump Strauss Hauer & Feld LLP

1111 Louisiana, 44th Floor

Houston, Texas 77002-5200

(713) 220-5800

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Senior Secured Notes due 2010	$290,000,000	100%	$290,000,000	$31,030	(2)
Guarantees of Senior Secured Notes due 2010(3)	—	—	—	None	(4)

(1)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(f) under the Securities Act, this amount represents the aggregate outstanding principal amount of Senior Secured Notes due 2010.
(2)	$26,750 previously paid in connection with original filing; remaining balance of $4,280 paid in connection with the filing of this Pre-Effective Amendment No. 1.
(3)	Transmeridian Exploration Incorporated, the parent of Transmeridian Exploration Inc., and the subsidiaries of Transmeridian Exploration Inc. and Transmeridian Exploration Incorporated that are listed on the Table of Additional Registrant Guarantors on the following page have guaranteed the notes being registered hereby.
(4)	No separate consideration will be received for the Guarantees and, therefore, no additional registration fee is required pursuant to Rule 457(n) under the Securities Act.

Each Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until such Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Each of the following entities, and each other subsidiary of Transmeridian Exploration Incorporated that becomes a guarantor of the notes being registered hereby, is hereby deemed to be a registrant.

Exact Name of Additional Registrant Guarantor(1)	State or other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Transmeridian Exploration Incorporated	Delaware	76-0644935
TMEI Operating, Inc.	Texas	41-2080184
Transmeridian (Kazakhstan) Incorporated	British Virgin Islands	None
Bramex Management, Inc.	British Virgin Islands	None
JSC Caspi Neft TME	Republic of Kazakhstan	None

(1)	The address for each additional registrant guarantor is 397 N. Sam Houston Pkwy E., Suite 300, Houston, Texas 77060, and the telephone number for each additional registrant guarantor is (281) 999-9091. The primary Standard Industrial Classification code number for each additional registrant guarantor is 1311.

The information in this prospectus is not complete and may be changed. We may not effect the exchange offer until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell the exchange notes, and it is not soliciting an offer to buy the exchange notes, in any state or jurisdiction where the offer or sale is not permitted.

Subject To Completion, Dated June 5, 2006

PROSPECTUS

TRANSMERIDIAN EXPLORATION INC.

Offer to Exchange

up to $290,000,000 Registered Senior Secured Notes due 2010

for

Any and All Outstanding Unregistered Senior Secured Notes due 2010

We are offering to exchange, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, all of our senior secured notes due 2010 that we have registered under the Securities Act of 1933 (the “Exchange Notes”) for all of our outstanding unregistered senior secured notes due 2010 (the “Outstanding Notes”). In this prospectus, we refer to the Exchange Notes and the Outstanding Notes collectively as the “notes.”

The Exchange Offer

•	We hereby offer to exchange all Outstanding Notes that are validly tendered and not withdrawn for an equal principal amount of Exchange Notes which we have registered under the Securities Act.

•	The exchange offer will expire at 5:00 p.m., New York City time, on , 2006, unless extended by us.

•	You may withdraw tenders of your Outstanding Notes at any time before the exchange offer expires.

•	The Exchange Notes are substantially identical to the Outstanding Notes, except that the transfer restrictions and registration rights relating to the Outstanding Notes will not apply to the Exchange Notes.

•	We will not receive any proceeds from the exchange offer.

•	No public market currently exists for the Exchange Notes. We do not intend to apply for listing of the Exchange Notes on any securities exchange or to arrange for them to be quoted on any quotation system.

•	Interest on the Exchange Notes will be paid at the rate of 12% per annum, and will be payable quarterly in cash in arrears on each March 15, June 15, September 15 and December 15, beginning on , 2006.

The Exchange Notes and the Outstanding Notes involve risks that we describe in the “ Risk Factors” section beginning on page 9.

Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The accompanying letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Outstanding Notes where such Outstanding Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the consummation of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See the section of this prospectus entitled “Plan of Distribution.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Exchange Notes or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus, the accompanying letter of transmittal and related documents, and any amendments or supplements to this prospectus, carefully before deciding whether to participate in the exchange offer.

The date of this prospectus is                     , 2006.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-4 under the Securities Act of 1933 that we filed with the Securities and Exchange Commission (the “SEC”). In making your decision whether to participate in the exchange offer, you should rely only on the information contained in this prospectus and in the accompanying letter of transmittal. We have not authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information appearing in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

Moreover, this prospectus does not contain all of the information set forth in the registration statement and the exhibits thereto. You may refer to the registration statement and the exhibits thereto for more information. Statements made in this prospectus regarding the contents of any contract or document filed as an exhibit to the registration statement are not necessarily complete and, in each instance, reference is hereby made to the copy of such contract or document so filed. Each such statement is qualified in its entirety by such reference.

In this prospectus, unless the context otherwise requires, (i) references to “the Company,” “we,” “us” and “our” mean Transmeridian Exploration Incorporated, a Delaware corporation, and its subsidiaries, including Transmeridian Exploration Inc., the issuer of the notes, taken as a whole, (ii) references to the “parent” or “Parent” mean Transmeridian Exploration Incorporated, the parent of the issuer of the notes, and (iii) references to the “issuer” or “Issuer” mean Transmeridian Exploration Inc., the issuer of the notes.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. Such reports and filings contain important business and financial information about us that is not included in or delivered with this prospectus.

i

The SEC maintains a website that contains annual, quarterly and current reports, proxy and information statements and other information regarding registrants, like us, that file reports with the SEC electronically. The SEC’s website address is http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. The information we file with the SEC and other information about us is also available on our website at http://www.tmei.com. However, the information on our website is not a part of this prospectus.

You may review these filings, at no cost, over the Internet at our website at http://www.tmei.com, or request a free copy of any of these filings by writing or calling us at the following address:

Transmeridian Exploration Incorporated

397 N. Sam Houston Pkwy E., Suite 300

Houston, Texas 77060

(281) 999-9091

Attention: Investor Relations

In order to ensure timely delivery of requested documents, any request should be made at least five business days prior to the date on which an investment decision is to be made with respect to the exchange offer and, in any event, no later than                     , 2006, which is five business days prior to the expiration time of the exchange offer.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

All statements other than statements of historical fact contained in this prospectus and the periodic reports filed by us under the Securities Exchange Act of 1934 and other written or oral statements made by us or on our behalf, are forward-looking statements. When used herein, the words “anticipates,” “expects,” “believes,” “goals,” “intends,” “plans” or “projects” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on a number of assumptions about future events and are subject to significant risks, uncertainties and other factors that may cause our actual results to differ materially from the expectations, beliefs and estimates expressed or implied in such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements are reasonable, no assurance can be given that these assumptions will prove correct or even approximately correct. Factors that could cause our results to differ materially from the expectations expressed in such forward-looking statements include, but are not limited to, our assumptions about energy markets; production levels; reserve levels; operating results; competitive conditions; technology; the availability of capital resources; capital expenditure obligations; the supply and demand for oil, natural gas and other products and services; the price of oil, natural gas and other products and services; currency exchange rates; weather; inflation; the availability of goods and services; drilling risks; future processing volumes and pipeline throughput; general economic conditions, either internationally or nationally or in the jurisdictions in which we are doing business; and legislative or regulatory changes, including changes in environmental regulation, environmental risks and liability under federal, state and foreign environmental laws and regulations.

For a more detailed description of these factors, see the “Risk Factors” section set forth herein, and any additional risk factors that may be included in any prospectus supplement. We will not update these forward-looking statements unless the securities laws require us to do so.

ii

THE COMPANY

We are engaged in the business of developing and producing oil and natural gas. Our activities are primarily focused on the Caspian Sea region of the former Soviet Union, and our primary oil and gas property is the South Alibek Field in the Republic of Kazakhstan (which we sometimes refer to herein as the “Field”) covered by License 1557 and the related exploration contract with the government of Kazakhstan. We conduct our operations in Kazakhstan through our wholly owned subsidiary, JSC Caspi Neft TME, an open joint stock company organized under the laws of Kazakhstan (“Caspi Neft”).

Our principal executive offices are located at 397 N. Sam Houston Pkwy E., Suite 300, Houston, Texas 77060, and our telephone number at that address is (281) 999-9091.

The diagram below sets forth the issuer and the guarantors of the notes as of May 31, 2006:

SUMMARY OF THE EXCHANGE OFFER

Pursuant to the exchange offer, you are entitled to exchange your Outstanding Notes for Exchange Notes. We summarize the terms of the exchange offer below. You should read the discussion in the section of this prospectus entitled “The Exchange Offer” beginning on page 20 for further information regarding the exchange offer and resales of the Exchange Notes.

Offerings of the Outstanding Notes

We issued $250 million aggregate principal amount of the Outstanding Notes in December 2005 in connection with a private placement under Regulation D under the Securities Act to various accredited investors of “units,” each consisting of $1,000 principal amount of the Outstanding Notes and 69.054 warrants to purchase an equal number of shares of the common stock of Transmeridian Exploration Incorporated, the parent of the issuer of the Outstanding Notes. The Outstanding Notes and the warrants were immediately separable upon issuance.

We issued an additional $40 million aggregate principal amount of the Outstanding Notes in May 2006 in connection with a private placement under Regulation D under the Securities Act to various accredited investors of the Outstanding Notes and shares of the common stock of Transmeridian Exploration Incorporated.

Registration Rights Agreement; Purpose of the Exchange Offer

In connection with the December 2005 issuance of the Outstanding Notes, we entered into a registration rights agreement, which we amended in connection with the May 2006 issuance of the additional Outstanding Notes. In this prospectus, we refer to the registration rights agreement, as amended, as the “registration rights agreement.” In the registration rights agreement, we agreed, among other things, to use our best efforts to complete a registered exchange offer for the Outstanding Notes or cause to become effective a shelf registration statement covering resales of the Outstanding Notes.

The exchange offer is intended to satisfy your rights under the registration rights agreement. After the exchange offer is complete, you will no longer be entitled to any exchange or registration rights with respect to your Outstanding Notes, except under the limited circumstances described in the registration rights agreement.

The Exchange Offer

We are offering to exchange the Exchange Notes which have been registered under the Securities Act for your Outstanding Notes. In order to be exchanged, Outstanding Notes must be properly tendered and accepted. All Outstanding Notes that are validly tendered and not validly withdrawn will be exchanged. We will issue the Exchange Notes promptly following our acceptance for exchange of tendered Outstanding Notes.

Resales of the Exchange Notes

We believe that the Exchange Notes issued in the exchange offer may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act provided that:

• the Exchange Notes are being acquired in the ordinary course of your business;

•	you have no arrangements or understanding with any person to participate in a distribution of Outstanding Notes or any Exchange Notes issued to you in the exchange offer within the meaning of the Securities Act;

•	you are not participating in, and do not intend to participate in, a distribution of the Exchange Notes within the meaning of the Securities Act; and

•	you are not an affiliate of ours within the meaning of the Securities Act.

If any of these conditions are not satisfied and you transfer any Exchange Notes issued to you in the exchange offer without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from the registration and prospectus delivery requirements, you may incur liability under the Securities Act. We will not assume, nor will we indemnify you against, any such liability.

Each broker-dealer that is issued Exchange Notes in the exchange offer for its own account in exchange for Outstanding Notes that were acquired by that broker-dealer as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the Exchange Notes. A broker-dealer may use this prospectus for an offer to resell, resale or other transfer of the Exchange Notes issued to it in the exchange offer.

Expiration Time

The exchange offer will expire at 5:00 p.m., New York City time, on             , 2006, unless we extend the exchange offer in our sole discretion, in which case the term “expiration time” means the latest date and time to which the exchange offer is extended.

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions, including that it does not violate applicable law or any applicable interpretation of the staff of the SEC.

Procedures for Tendering Outstanding Notes	If you wish to tender your Outstanding Notes for exchange in the exchange offer, you must transmit to the exchange agent prior to the expiration time either:

•	an original or a facsimile of a properly completed and duly executed letter of transmittal, which accompanies this prospectus, together with your Outstanding Notes and all other documentation required by the letter of transmittal, to the address provided on the cover page of the letter of transmittal; or

•	if the Outstanding Notes you own are held of record by The Depository Trust Company (“DTC”) in book-entry form and you are making delivery by book-entry transfer, a computer-generated

“agent’s message” transmitted by means of the Automated Tender Offer Program system (“ATOP”) of DTC in which you acknowledge and agree to be bound by the terms of the letter of transmittal and which, when received by the exchange agent, forms a part of a confirmation of book-entry transfer. As part of a book-entry transfer, DTC will facilitate the exchange of your Outstanding Notes and update your account to reflect the issuance of the Exchange Notes to you. ATOP allows you to electronically transmit your acceptance of the exchange offer to DTC instead of physically completing and delivering a letter of transmittal to the exchange agent.

In addition, you must deliver to the exchange agent prior to the expiration time:

•	if you are effecting delivery by book-entry transfer, a timely confirmation of book-entry transfer of your Outstanding Notes into the account of the exchange agent at DTC; or

•	if necessary, the documents required for compliance with the guaranteed delivery procedures.

Special Procedures for Beneficial Owners

If you are the beneficial owner of book-entry interests in Outstanding Notes and your name does not appear on a security position listing of DTC as the holder of the book-entry interests, or if you are a beneficial owner of Outstanding Notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender the book-entry interest or Outstanding Notes in the exchange offer, you should contact the person in whose name your book-entry interests or Outstanding Notes are registered promptly and instruct that person to tender on your behalf.

Guaranteed Delivery Procedures

Holders of Outstanding Notes who wish to tender their Outstanding Notes, but (1) the certificates for their Outstanding Notes are not immediately available, (2) who cannot deliver the certificates for their Outstanding Notes, the letter of transmittal and all other documents required by the letter of transmittal to the exchange agent prior to the expiration time or (3) who are unable to complete the procedures for delivery of their Outstanding Notes by book-entry transfer prior to the expiration time, must tender their Outstanding Notes according to the guaranteed delivery procedures described in the section of this prospectus entitled “The Exchange Offer—Guaranteed Delivery Procedures.”

Withdrawal of Tenders	You may withdraw the tender of your Outstanding Notes at any time prior to 5:00 p.m., New York City time, on , 2006.

Acceptance of Outstanding Notes and Delivery of Exchange Notes	We will accept for exchange any and all Outstanding Notes that are properly tendered in the exchange offer, and not withdrawn, prior to the expiration time. The Exchange Notes issued pursuant to the exchange offer will be issued promptly following our acceptance for exchange of tendered Outstanding Notes.

Exchange Agent	The Bank of New York is serving as exchange agent in connection with the exchange offer. See the section of this prospectus entitled “The Exchange Offer—Exchange Agent.”

Use of Proceeds; Fees and Expenses

We will not receive any proceeds from the issuance of the Exchange Notes; we are effecting the exchange offer to satisfy our obligations under the registration rights agreement. We will pay all expenses incident to the exchange offer, other than commissions or concessions of brokers or dealers and transfer taxes under certain circumstances.

Regulatory Requirements	We will conduct the exchange offer in accordance with the federal securities laws and the applicable provisions of any state securities laws.

Accounting Treatment

We will not recognize any gain or loss for accounting purposes as a result of the exchange offer. The expenses of the exchange offer will be deferred and charged to expense over the term of the Exchange Notes.

Tax Considerations	We believe that the exchange of Exchange Notes for Outstanding Notes will not be a taxable event for U.S. federal income tax purposes.

SUMMARY OF THE EXCHANGE NOTES

The following is a summary of the terms of the Exchange Notes. For a more detailed description of the Exchange Notes, see the section of this prospectus entitled “Description of Notes.”

The form and terms of the Exchange Notes will be substantially identical to the form and terms of the Outstanding Notes, except that the transfer restrictions and registration rights relating to the Outstanding Notes will not apply to the Exchange Notes and the Exchange Notes will not bear legends restricting the transfer thereof. The Exchange Notes will represent the same debt as the Outstanding Notes, and the same indenture (including the first and second supplemental indentures thereto) that governs the Outstanding Notes will govern the Exchange Notes. Unless otherwise required by the context, we use the term “notes” in this prospectus to refer collectively to the Outstanding Notes and the Exchange Notes.

Issuer	Transmeridian Exploration Inc., a British Virgin Islands company (the “issuer”) and a wholly owned subsidiary of Transmeridian Exploration Incorporated (the “parent”).

Securities	$290,000,000 aggregate principal amount of Senior Secured Notes due 2010.

Maturity	December 15, 2010.

Interest; Interest Payment Dates

We will pay interest on the notes at the rate of 12% per annum. The Exchange Notes will bear interest from the last interest payment date on which interest was paid on the Outstanding Notes tendered in exchange therefor. Interest on the notes will be payable quarterly in cash in arrears on each March 15, June 15, September 15 and December 15, commencing on                             , 2006.

Guarantees; Pledges

The notes are guaranteed by the parent and certain of the wholly owned subsidiaries of the parent and the issuer, including our principal operating subsidiary, Caspi Neft. The parent’s guarantee of the notes is, in turn, secured by pledges of the outstanding capital stock of the issuer and of another of the parent’s wholly owned direct subsidiaries. The notes are also secured by pledges of the outstanding capital stock of two of the issuer’s wholly owned direct subsidiaries and by a similar encumbrance on the outstanding capital stock of Caspi Neft.

Ranking

The notes will rank equal in right of payment to all future senior debt of the issuer and are effectively senior to all unsecured indebtedness of the issuer to the extent of the value of the collateral securing the notes, and are senior in right of payment to any existing or future subordinated indebtedness of the issuer. The guarantees of the notes by the guarantors are effectively senior to all unsecured indebtedness of each guarantor to the extent of the value of the collateral (if any) securing the guarantee, are equal in right of payment to all existing and future senior debt of each guarantor and are senior in right of payment to any existing or future subordinated indebtedness of each guarantor.

Optional Redemption

Prior to December 15, 2008, we may redeem, on one or more occasions, with the net cash proceeds of equity offerings by the parent and/or the proceeds of asset sales permitted under the indenture, up to 35% of the notes originally issued at a redemption price of (i) 106% of the principal amount of the notes redeemed if the redemption occurs prior to June 15, 2006, or (ii) 112% of the principal amount of the notes redeemed if the redemption occurs on or after June 15, 2006 but prior to December 15, 2008, plus in each case accrued and unpaid interest to the redemption date.

On or after December 15, 2008, we may redeem all or a part of the notes at a redemption price of (i) 106% of the principal amount of the notes redeemed if the redemption occurs prior to December 15, 2009, (ii) 103% of the principal amount of the notes redeemed if the redemption occurs on or after December 15, 2009 but prior to June 15, 2010 or (iii) 100% of the principal amount of the notes redeemed if the redemption occurs on or after June 15, 2010, plus in each case accrued and unpaid interest to the redemption date.

Mandatory Redemption

Within 30 days after our receipt of proceeds from a permitted asset sale, we may use such proceeds to effect a redemption of the notes as described above; any such proceeds that are not so applied will be deemed “excess proceeds” under the indenture. If at any time the aggregate amount of “excess proceeds” exceeds $2 million, we will be required to make an offer to all holders of the notes to purchase, on a pro rata basis, the maximum principal amount of the notes that may be purchased with the excess proceeds at an offer price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest to the date of purchase.

Change of Control/Material Adverse Change

Upon a change of control/material adverse change event (as defined in the indenture), each holder of the notes may require us, to the extent we have not exercised our optional redemption rights described above, to repurchase some or all of the notes held by such holder at a repurchase price equal to 101% of the aggregate principal amount of the notes plus accrued and unpaid interest to the date of purchase.

Certain Covenants

The indenture governing the notes contains a number of covenants that, among other things, limit our ability to (i) repurchase and payment of dividends on our capital stock, (ii) incur additional indebtedness, (iii) make investments, (iv) engage in transactions with affiliates, (v) sell assets and (vi) create liens on our assets.

Governing Law	New York.

Trustee	The Bank of New York.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

Our ratio of earnings to fixed charges and preferred stock dividends for each of the years ended December 31, 2001, 2002, 2003, 2004 and 2005 and for the three months ended March 31, 2006 is set forth below. For purposes of computing these ratios, earnings represent income from continuing operations before income taxes plus fixed charges less capitalized interest. Fixed charges and preferred stock dividends represent interest expense, capitalized interest, amortization of debt issuance costs, that portion of rental expense we believe to be representative of interest and dividends on our outstanding Series A cumulative convertible preferred stock (the “Series A Preferred”). We computed those pre-tax earnings using actual tax rates for each year.

	Years Ended December 31,					Three Months Ended March 31, 2006
	2001	2002	2003	2004	2005
Ratio of earnings to fixed charges and preferred stock dividends(a)	—	—	—	—	—	—

(a)	For the years ended December 31, 2001, 2002, 2003, 2004 and 2005 and for the three months ended March 31, 2006, our earnings were inadequate to cover our fixed charges and preferred stock dividends by $2.2 million, $4.5 million, $9.7 million, $9.9 million, $22.8 million and $13.3 million, respectively.

RISK FACTORS

Before you decide to participate in the exchange offer, you should carefully consider the following risks. In addition, you should also read the other information contained in this prospectus and the disclosures contained in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2005, as amended. The risks described below are not the only risks we face. Additional risks that we do not yet know of or that we currently believe are immaterial also may materially and adversely affect our business, financial condition and results of operations. If any of the events or circumstances described below actually occurs, our business, financial condition or results of operations could be materially and adversely affected. In that case, you may lose all or part of your investment in the notes.

Risks Related to the Exchange Offer

Because there is no public market for the Exchange Notes, you may not be able to sell your Exchange Notes.

The Exchange Notes will be registered under the Securities Act, but will constitute a new issue of securities with no established trading market, and there can be no assurance as to:

•	the development of a trading market for the Exchange Notes;

•	the liquidity of any trading market for the Exchange Notes that may develop;

•	the ability of holders to sell their Exchange Notes; or

•	the price at which holders would be able to sell their Exchange Notes.

Following the exchange offer, we will have no obligation to create a trading market for the Exchange Notes. In addition, we do not intend to list the Exchange Notes on any securities exchange or to arrange for them to be quoted on any quotation system.

If a trading market were to develop for the Exchange Notes, the Exchange Notes might trade at higher or lower prices than their principal amount depending on a number of factors, including prevailing interest rates, the market for similar securities, our financial performance and prospects, the financial performance and prospects of other companies in our industry, the interest in maintaining a market in the Exchange Notes on the part of securities firms and other factors.

In addition, any holder of Outstanding Notes who tenders in the exchange offer for the purpose of participating in a distribution of the Exchange Notes may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes unless an exemption from such requirements is available. For a description of these requirements, see the section of this prospectus entitled the “The Exchange Offer-Resale of the Exchange Notes.”

Your Outstanding Notes will not be accepted for exchange if you fail to follow the exchange offer procedures. If your Outstanding Notes are not accepted for exchange, your notes will continue to be subject to the existing transfer restrictions and you may not be able to sell your notes.

We will not accept your Outstanding Notes for exchange if you do not follow the exchange offer procedures. We will issue Exchange Notes as part of the exchange offer only after timely receipt of your Outstanding Notes, a properly completed and duly executed letter of transmittal or agent’s message and all other required documents, or if you comply with the guaranteed delivery procedures for tendering your Outstanding Notes. Therefore, if you want to tender your Outstanding Notes in the exchange offer, please allow sufficient time to ensure timely delivery.

If the exchange agent does not receive your Outstanding Notes, letter of transmittal or agent’s message and all other required documents prior to the expiration time of the exchange offer, or if you do not otherwise comply with the guaranteed delivery procedures for tendering your Outstanding Notes, we will not accept your Outstanding Notes for exchange. In addition, if there are defects or irregularities with respect to your tender of Outstanding Notes, we will not accept your Outstanding Notes for exchange unless we decide in our sole discretion to waive such defects or irregularities. We are under no duty to give notification of defects or irregularities with respect to tenders of Outstanding Notes for exchange.

If your Outstanding Notes are not tendered or are not accepted for exchange, they will continue to be subject to the existing transfer restrictions applicable to the Outstanding Notes and may be transferred only if registered under the Securities Act or if an exemption from the registration requirements of the Securities Act is available. As a result, you may not be able to sell your unaccepted Outstanding Notes. Please see the risk factor immediately below for a discussion of certain risks with respect to the trading market for, and market value of, untendered or unaccepted Outstanding Notes following the exchange offer.

If you do not exchange your Outstanding Notes, your Outstanding Notes will continue to be subject to the existing transfer restrictions and you may not be able to sell your notes. In addition, the market value of your Outstanding Notes may be lower than their market value prior to the exchange offer and lower than the market value of the Exchange Notes issued pursuant to the exchange offer.

We have not registered the Outstanding Notes under the Securities Act, nor do we intend to do so following the exchange offer. Outstanding Notes that are not tendered, or are tendered but not accepted, will therefore continue to be subject to the existing transfer restrictions and may be transferred only if registered under the Securities Act or an exemption from the registration requirements of the Securities Act is available. If you do not exchange your Outstanding Notes, you will lose your right to have your notes registered under the Securities Act, as we will have no obligation after the completion of the exchange offer to provide for the registration under the Securities Act of unexchanged Outstanding Notes except under the limited circumstances described in the registration rights agreement.

As a result, if you hold Outstanding Notes after the exchange offer, you may not be able to sell your Outstanding Notes. In addition, to the extent that Outstanding Notes are tendered and accepted for exchange pursuant to the exchange offer, the trading market for the Outstanding Notes that remain outstanding may be significantly more limited than any trading market that existed prior to the Exchange Offer, which may adversely affect the liquidity of the Outstanding Notes not tendered for exchange. Following the exchange offer, there can be no assurance as to:

•	the existence or development of a trading market for untendered or unaccepted Outstanding Notes;

•	the liquidity of any trading market that may exist or be developed for untendered or unaccepted Outstanding Notes;

•	the ability of holders to sell their untendered or unaccepted Outstanding Notes; or

•	the price at which holders would be able to sell their untendered or unaccepted Outstanding Notes.

Following the exchange offer, we will have no obligation to create a trading market for untendered or unaccepted Outstanding Notes. If a trading market were to develop for untendered or unaccepted Outstanding Notes, such Outstanding Notes might trade at higher or lower prices than their principal amount depending on a number of factors, including prevailing interest rates, the market for similar securities, the number of holders of Outstanding Notes remaining after completion of the exchange offer, our financial performance and prospects, the financial performance and prospects of other companies in our industry, the interest in maintaining a market in such Outstanding Notes on the part of securities firms and other factors.

Moreover, an issue of securities with a smaller outstanding market value available for trading, or “float,” may command a lower price than would a comparable issue of securities with a greater float. Therefore, the market value for Outstanding Notes that are not exchanged in the exchange offer may be adversely affected to the extent that the amount of Outstanding Notes exchanged pursuant to the exchange offer reduces the float. Such reduced float also may tend to make the trading price, if any, of the Outstanding Notes that are not exchanged more volatile.

Risks Related to the Notes

We may be unable to satisfy our note purchase obligations upon a change of control.

Upon the occurrence of a change of control, each holder of the notes may require us to purchase all or a portion of such holder’s notes at a purchase price equal to 101% of the aggregate principal amount of such holder’s notes, together with accrued and unpaid interest, if any, to the date of purchase. In such event, we may not have the financial resources sufficient to purchase all of the notes and our other indebtedness that might become payable upon the occurrence of a change of control. See the section of this prospectus entitled “Description of Notes—Repurchase at the Option of Holders—Change of Control/Material Adverse Change” for further discussion.

Because the issuer of the notes is a holding company, its ability to pay its debts depends upon the ability of its subsidiaries to pay it dividends and to advance it funds. In addition, the issuer’s ability to participate in any distribution of its subsidiaries’ assets is generally subject to the prior claims of the subsidiaries’ creditors.

Because the issuer of the notes, Transmeridian Exploration Inc., conducts its business exclusively through its subsidiaries, the issuer’s ability to pay its debts depends upon the earnings and cash flow of its subsidiaries and their ability to pay the issuer dividends and advance it funds. Contractual and legal restrictions applicable to the issuer’s subsidiaries could limit the issuer’s ability to obtain cash from them. In addition, the issuer’s rights to participate in any distribution of its subsidiaries’ assets upon their liquidation, reorganization or insolvency would generally be subject to the prior claims of the subsidiaries’ creditors.

In the event of a default under the indenture governing the notes, the collateral securing the notes may be insufficient to repay the notes and, moreover, the trustee will face certain risks in foreclosing on the collateral.

The issuer of the notes, Transmeridian Exploration Inc., has pledged or caused to be pledged its equity interests in certain of its direct and indirect wholly owned subsidiaries to secure the repayment of the notes. In addition, Transmeridian Exploration Incorporated, the parent of the issuer of the notes, has pledged its stock in the issuer of the notes and the stock in one of its other direct subsidiaries to secure its parent guarantee of the notes.

In the event of a default under the indenture governing the notes, there can be no assurance that the trustee would be able to foreclose on or dispose of any of this collateral without substantial delays and other risks or that the proceeds obtained therefrom would be sufficient to pay all amounts owing to the holders of the notes. There is currently no public market for the issuer’s shares or the equity interests in the subsidiaries of the parent and the issuer, and there can be no assurance that any such market will develop or, if developed, be maintained.

In addition, if the issuer or any of the guarantors of the notes becomes a debtor in a case under the U.S. Bankruptcy Code, the automatic stay imposed by the bankruptcy code would prevent the trustee from selling or otherwise disposing of the collateral without bankruptcy court authorization. In that case, foreclosure might be delayed indefinitely.

The enforceability of the subsidiary guarantees securing the notes may be limited or otherwise impaired.

The issuer’s obligations under the notes have been guaranteed on a senior unsecured basis by certain of the direct and indirect wholly owned subsidiaries of the issuer and by the parent and its other direct subsidiary.

Various fraudulent conveyance laws have been enacted for the protection of creditors and may be utilized by a court of competent jurisdiction to subordinate or void any subsidiary guarantee issued by a subsidiary guarantor. It is also possible that, under certain circumstances, a court could hold that the direct obligations of a subsidiary guarantor could be superior to the obligations under its subsidiary guarantee.

Under U.S. law, to the extent that a court were to find that at the time a subsidiary guarantor entered into a subsidiary guarantee either (x) the subsidiary guarantee was incurred by the subsidiary guarantor with the intent to hinder, delay or defraud any present or future creditor or that the subsidiary guarantor contemplated insolvency with a design to favor one or more creditors to the exclusion in whole or in part of others or (y) the subsidiary guarantor did not receive fair consideration or reasonably equivalent value for issuing the subsidiary guarantee and, at the time it issued the subsidiary guarantee, the subsidiary guarantor (i) was insolvent or rendered insolvent by reason of the issuance of the subsidiary guarantee, (ii) was engaged or about to engage in a business or transaction for which the remaining assets of the subsidiary guarantor constituted unreasonably small capital or (iii) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, the court could void or subordinate the subsidiary guarantee in favor of the subsidiary guarantor’s other creditors. Among other things, a legal challenge of a subsidiary guarantee issued by a subsidiary guarantor on fraudulent conveyance grounds may focus on the benefits, if any, realized by the subsidiary guarantor as a result of the issuance of the notes by the issuer of the notes and, in such case, a court might find that the subsidiary guarantors did not benefit from the incurrence of the indebtedness represented by the notes.

The measure of insolvency for purposes of determining whether a transfer is voidable as a fraudulent transfer varies depending upon the law of the jurisdiction that is being applied. Generally, however, a debtor would be considered insolvent if the sum of all its debts, including contingent liabilities, was greater than the fair market value of all its assets or if the present fair market value of the debtor’s assets was less than the amount required to repay its debts, including contingent liabilities, as they become due.

To the extent that a subsidiary guarantee is voided as a fraudulent conveyance or found unenforceable for any other reason, holders of the notes would cease to have any claim in respect of the applicable subsidiary guarantor. In such event, the claims of the holders of the notes against such subsidiary guarantor would be subject to the prior payment of all liabilities and preferred stock claims of such subsidiary guarantor. There can be no assurance that, after providing for all such liabilities and preferred stock claims, if any, there would be sufficient assets to satisfy the claims of the holders of the notes relating to any voided portion of such subsidiary guarantee.

The issuer of the notes is incorporated under the laws of the British Virgin Islands and our principal operating subsidiary, which is a guarantor of the notes, is organized under the laws of Kazakhstan. Substantially all of our assets are located in Kazakhstan. Under bankruptcy laws in the United States, courts typically have jurisdiction over a debtor’s property, wherever located, including property situated in other countries. There can be no assurance, however, that courts outside of the United States would recognize the U.S. bankruptcy court’s jurisdiction. Accordingly, difficulties may arise in administering a U.S. bankruptcy case involving a foreign debtor like us with property located outside of the United States, and any orders or judgments of a bankruptcy court in the United States may not be enforceable in the British Virgin Islands against us or in Kazakhstan against our principal operating subsidiary.

In addition, the rights of the trustee to enforce remedies may be significantly impaired by the restructuring provisions of applicable Kazakhstan bankruptcy, insolvency and other restructuring laws if the benefit of such laws is sought with respect to our principal operating subsidiary. In the event that our principal operating subsidiary in Kazakhstan became insolvent or bankruptcy proceedings were instituted in Kazakhstan by or against our principal operating subsidiary, the ability to enforce the guarantee of our principal operating subsidiary may be impaired or not available.

Risks Related to Our Business

We have a history of losses.

We have a history of losses. We incurred net losses of $5.7 million, $3.8 million and $20.5 million for the years ended December 31, 2003, 2004 and 2005, respectively, and a net loss of approximately $12.8 million for the three months ended March 31, 2006. Our results of operations in the future will depend on many factors, but largely on our ability to execute our exploration and development program and successfully market our current and future production. Our failure to achieve profitability in the future could adversely affect our ability to raise additional capital and, accordingly, our ability to grow our business.

Our exploration and development activities may not result in economic quantities of oil and gas.

Our success is dependent on finding, developing and producing economic quantities of oil and gas. Our drilling operations may not be successful in finding, developing and producing economic quantities of oil and gas. In addition, we may not be able to sustain production from wells that initially produce.

The seismic data and other technologies we use do not allow us to know conclusively prior to drilling a well that oil or gas is present or may be produced economically. The cost of drilling, completing and operating a well is often uncertain, and cost factors can adversely affect the economics of a project. In addition, technological difficulties encountered in well completion or following the establishment of production may result in reduced or ceased production from a well.

Our efforts will be unprofitable if we drill dry wells or wells that are productive but do not produce enough reserves to return a profit after drilling, operating and other costs. Further, our drilling operations may be curtailed, delayed or canceled, or subject to higher costs as a result of a variety of factors, including:

•	unexpected drilling conditions;

•	high pressure or irregularities in geological formations;

•	equipment failures or accidents;

•	adverse weather conditions, such as winter snowstorms; and

•	increases in the cost of, or shortages or delays in the availability of, drilling rigs, equipment and qualified personnel.

Oil and gas operations can be hazardous and may expose us to environmental liabilities.

We are subject to the operating risks normally associated with the exploration, development and production of oil and gas, including well blowouts, cratering and explosions, pipe failure, fires, geological formations with abnormal pressures, uncontrollable flows of oil, natural gas, brine or well fluids, and other environmental hazards and risks. Moreover, our drilling operations involve risks from high pressures in geological formations and from mechanical difficulties such as stuck pipe, collapsed casing and separated cable. If any of these risks occurs, we could sustain substantial losses as a result of:

•	injury or loss of life;

•	severe damage to or destruction of property, natural resources or equipment;

•	pollution or other environmental damage;

•	environmental clean-up responsibilities;

•	regulatory investigations and penalties;

•	delays in our operations or curtailment of our production; and

•	suspension of our operations.

Because in many cases insurance coverage for these risks is either not available or is not available at premium levels that are economically feasible and justify its purchase, we maintain very limited insurance coverage. As a result, the insurance coverage we maintain may not fully compensate us, or compensate us at all, if we incur losses as a result of these risks. Moreover, in the future we may not be able to maintain all or even part of our current insurance coverage at premium levels that justify its purchase.

In addition, as an owner and operator of oil and gas properties, we are subject to various laws and regulations relating to the discharge of materials into, and the protection of, the environment. These laws and regulations may impose liability on us for the cost of environmental cleanup resulting from our operations and could further subject us to liability for environmental damages.

The actual quantities of, and future net revenues from, our proved reserves may prove to be lower than we have estimated.

The information included herein contains estimates of our proved reserves and the estimated future net revenues from our proved reserves. These estimates are based upon various assumptions, including assumptions required by the SEC relating to oil and gas prices, drilling and operating expenses, capital expenditures, taxes and availability of funds. The process of estimating oil and gas reserves is complex. The process involves significant decisions and assumptions in the evaluation of available geological, geophysical, engineering and economic data for each reservoir. Therefore, these estimates are inherently imprecise.

We engage an independent petroleum engineering firm to review our estimates of our proved reserves. During 2005, 2004 and 2003, their review covered 100% of the reserve value. Estimates of our proved reserves are made using available geological and reservoir data, as well as production performance data. These estimates are reviewed annually and revised, either upward or downward, as warranted by additional performance data. Actual future production, oil and gas prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable oil and gas reserves most likely will vary from these estimates. Such variations may be significant and could materially affect the estimated quantities of, and future net revenues from, our proved reserves. In addition, we may adjust estimates of our proved reserves to reflect production history, results of exploration and development drilling, prevailing oil and gas prices and other factors, many of which are beyond our control. Our properties may also be susceptible to hydrocarbon drainage from production by operators on adjacent properties. In addition, our reserves are contained in carbonate reservoirs, and there is a larger uncertainty inherent in carbonate reservoirs as compared to sandstone reservoirs.

At December 31, 2005, approximately 95% of our estimated proved reserves (by volume) were undeveloped. Recovery of undeveloped reserves requires significant capital expenditures and successful drilling operations. These reserve estimates include the assumption that we will make significant capital expenditures to develop the reserves. You should be aware that our estimates of such costs may not be accurate, development may not occur as scheduled and our results may not be as estimated.

You should not assume that the present values referred to in the information included herein represent the current market value of our estimated reserves. In accordance with SEC requirements, the estimates of present values are based on prices and costs as of the date of the estimates. Actual future prices and costs may be materially higher or lower than the prices and costs as of the date of the estimates. There are currently no economic markets for our natural gas production and our gas reserves have been given no value in the future net cash flow data included herein.

The timing of both the production from our properties and the expenses we incur from the development and production of our properties will affect both the timing of the actual future net cash flows from our proved reserves and their present value. In addition, the 10% discount factor, which is required by the SEC to be used in calculating discounted future net cash flows for reporting purposes, is not necessarily the most accurate discount factor. The effective interest rate at various times and the risks associated with our business or the oil and gas industry in general will affect the accuracy of the 10% discount factor.

If oil and gas prices decrease or our exploration efforts are unsuccessful, we may be required to write down the capitalized cost of individual oil and gas properties.

A writedown of the capitalized cost of individual oil and gas properties could occur when oil and gas prices are low or if we have substantial downward adjustments to our estimated proved oil and gas reserves, increases in our estimates of development costs or nonproductive exploratory drilling results. A writedown could adversely affect the trading price of our common stock.

We use the successful efforts accounting method. All property acquisition costs and costs of exploratory and development wells are capitalized when incurred, pending the determination of whether proved reserves are discovered. If proved reserves are not discovered with an exploratory well, the costs of drilling the well are expensed. All geological and geophysical costs on exploratory prospects are expensed as incurred.

The capitalized costs of our oil and gas properties, on a field-by-field basis, may exceed the estimated future net cash flows of that field. If so, we record impairment charges to reduce the capitalized costs of each such field to our estimate of the field’s fair market value. Unproved properties are evaluated at the lower of cost or fair market value. These types of charges will reduce our earnings and stockholders’ equity.

We assess our properties for impairment periodically, based on future estimates of proved and risk-adjusted probable reserves, oil and gas prices, production rates and operating, development and reclamation costs based on operating budget forecasts. Once incurred, an impairment charge cannot be reversed at a later date even if we experience increases in the price of oil or gas, or both, or increases in the amount of our estimated proved reserves.

All of our operations are conducted in areas with inherent international and governmental risks.

We are subject to risks inherent in international operations, including adverse governmental actions, political risks, expropriation of assets and the risk of civil unrest or war. Our oil and gas properties are located in Kazakhstan, which until 1990 was part of the Soviet Union. Kazakhstan retains many of the laws and customs from the former Soviet Union, but has developed and is continuing to develop its own legal, regulatory and financial systems. As the political and regulatory environment changes, we may face uncertainty about the interpretation of the agreements to which we are party and, in the event of dispute, we may have limited recourse within the legal and political system.

We have not finalized a long-term production contract with the government of Kazakhstan and our current exploration contract is scheduled to expire in 2007.

We currently produce and sell oil pursuant to an exploration contract with the government of Kazakhstan which expires in April 2007. Under our exploration contract and the Law of Petroleum, we hold the exclusive right to negotiate and execute a production contract with the Ministry of Energy and Mineral Resources (“MEMR”) in the event of a commercial discovery in the license area, and the government is required to conduct these negotiations. In December 2004, the State Committee on Reserves (“SCR”) approved commercial reserves for development and exploitation in the South Alibek Field. On this basis, the MEMR granted us the exclusive right to execute a long-term production contract in June 2005. We concluded negotiations of the final commercial and legal terms of the contract in September 2005, when the working group of the MEMR formally approved the draft production contract. The final draft was then circulated to the relevant governmental ministries and committees for their formal acceptance prior to contract execution. In the course of this process, several of these governmental bodies requested additional changes to the contract, most of which we successfully negotiated and included in the written contract.

As of May 22, 2006, approval of one remaining government ministry was still pending. Once this final approval is obtained, the production contract will need to be signed by the prime minister, at which time it will be effective. We believe that this approval will be obtained and the production contract signed during the first half of 2006. However, there can be no assurance that we will be successful in finalizing the production contract by such time or at all. If we are unable to finalize the production contract in a timely manner or at all, our business, financial condition and results of operations could be materially and adversely affected.

Our business and results of operations depend on our ability to transport our production to viable markets and on the price at which we can sell our production.

Our future success depends on our ability to transport and market our production either within Kazakhstan or through export to other markets. Our ability to sell our production and, in turn, our revenues could be materially and adversely affected by issues which are outside our control relating to the crude oil transportation infrastructure both within and outside Kazakhstan. The exportation of oil from Kazakhstan depends on access to transportation routes, primarily pipeline systems, which can have limited available capacity and are subject to other restrictions.

We currently export our oil by rail. The rail terminal is accessed by truck from our field facilities. Our future plans include the shipment of oil by pipeline, which is the preferred and most cost effective method to sell crude oil production into the export market. We expect the implementation of our plans to result in higher realized prices for our crude oil than our current marketing arrangements, but we cannot be assured that we will be successful in implementing our plans. Unless we obtain access to pipelines to transfer our crude oil out of Kazakhstan, the prices at which we sell our crude oil may remain well below world market prices.

Oil prices are volatile. A decline in prices could adversely affect our financial position, results of operations, cash flows, access to capital and ability to grow.

Our revenues, results of operations and future growth depend primarily upon the prices we receive for the oil we sell. Historically, the markets for oil have been volatile and they are likely to continue to be volatile. Wide fluctuations in worldwide oil prices may result from relatively minor changes in the supply of and demand for oil, market uncertainty and other factors that are beyond our control, including:

•	worldwide supplies of oil and gas;

•	weather conditions;

•	the level of consumer demand;

•	the price and availability of alternative fuels;

•	governmental regulations and taxes;

•	the ability of the members of the Organization of Petroleum Exporting Countries to agree to, and maintain, oil price and production controls;

•	political instability or armed conflict in oil-producing regions; and

•	the overall economic environment.

These factors and the volatility of the energy markets make it extremely difficult to predict future oil price movements with any degree of certainty. Declines in oil prices would not only reduce our revenues, but could reduce the amount of oil that we can produce economically and, as a result, could have a material adverse effect on our business, financial condition and results of operations.

Our substantial indebtedness could adversely affect our financial condition and impair our ability to fulfill our obligations under the notes.

We have substantial debt, namely the notes, and, in turn, substantial debt service requirements. Our ability to make payments on the notes and any future indebtedness we may incur depends on our ability to generate sufficient cash flow. We cannot assure you that:

•	our business will generate sufficient cash flow from operations to service our indebtedness;

•	future borrowings or proceeds from equity issuances will be available in an amount sufficient to enable us to pay our indebtedness on or before the maturity date of such indebtedness; or

•	we will be able to refinance any of our indebtedness on commercially reasonable terms, if at all.

Factors beyond our control may affect our ability to service our indebtedness. These factors include those discussed in this “Risk Factors” section.

If, in the future, we cannot generate sufficient cash flow from our operations to meet our debt service obligations, we may need to refinance our debt, obtain additional financing, issue equity or sell assets, which we may not be able to do on commercially reasonable terms, if at all, and which we may be prohibited from doing under the terms of our indebtedness. We cannot assure you that our business will generate cash flow, or that we will be able to obtain funding, sufficient to satisfy our debt service obligations. Our inability to generate cash flow or obtain funding sufficient to satisfy our debt service obligations could materially and adversely affect our financial condition.

Covenants in the indenture governing the notes impose significant restrictions on us.

The indenture governing the notes contains a number of covenants imposing significant restrictions on us. The restrictions these covenants place on us include restrictions on our repurchase of, and payment of dividends on, our capital stock and limitations on our ability to incur additional indebtedness, make investments, engage in transactions with affiliates, sell assets and create liens on our assets. These restrictions may affect our ability to operate our business and may limit our ability to take advantage of potential business opportunities as they arise and, in turn, may materially and adversely affect our business, financial condition and results of operations.

Significant capital expenditures are required to execute our development program.

Our development and production activities, including our exploration contract with the government of Kazakhstan, require us to make substantial capital expenditures. Historically, we have funded our capital expenditure requirements through a combination of cash flows from operations, borrowings under bank credit facilities, private placements of our common stock, preferred stock and debt securities and borrowings from our affiliates. Our cash flows from operations are subject to a number of variables, such as the level of production from our existing wells, the prices of oil, and our success in developing and producing our reserves. If our revenues were to decrease as a result of lower oil prices or decreased production, and our access to capital were limited, we may not be able to meet our capital expenditure requirements, which could, in turn, materially and adversely affect our business, financial condition and results of operations.

Competition in our industry is intense, and many of our competitors in the Kazakhstan region have greater financial and other resources than we do.

We operate in the highly competitive areas of oil exploration, development and production. We face intense competition from both major and other independent oil and natural gas companies in seeking to acquire:

•	desirable producing properties or new leases for future exploration; and

•	the equipment and expertise necessary to develop and operate our properties.

Many of our competitors have financial and other resources substantially greater than ours and, moreover, some of them are fully integrated oil companies with operations in the exploration, development, production, pipeline transportation, refining and marketing sectors of the oil and gas industry. These companies may be able to pay more for development prospects and productive oil and natural gas properties and may be able to define, evaluate, bid for and purchase a greater number of properties and prospects than our financial or human resources permit.

In addition, our ability to develop and exploit our oil and natural gas properties and to acquire additional properties in the future will depend upon our ability to successfully conduct operations, evaluate and select suitable properties and successfully consummate transactions, and there can be no assurance that we will be able to do so.

Compliance with governmental regulations could be costly.

Our operations are subject to various levels of government controls and regulations in the United States and in Kazakhstan, including environmental controls and regulations. It is not possible for us to separately calculate the costs of compliance with these controls and regulations, as such costs are an integral part of our operations.

In Kazakhstan, legislation affecting the oil and gas industry is under constant review for amendment or expansion. Pursuant to such legislation, various governmental departments and agencies have issued extensive rules and regulations which affect the oil and gas industry, some of which carry substantial penalties for failure to comply. These laws and regulations can have a significant impact on the oil and gas industry by increasing the cost of doing business and, consequentially, can adversely affect our results of operations. Inasmuch as new legislation affecting the industry is commonplace and existing laws and regulations are frequently amended or reinterpreted, we are unable to predict the future cost or impact of complying with such laws and regulations.

The loss of key personnel could have an adverse effect on our business.

Our success is dependent on the performance of our senior management and key technical personnel. The loss of our chief executive officer or other key employees could have a material and adverse effect on our business. We do not currently have employment or non-compete agreements in place with any of our senior management or key employees. In addition, we do not carry life insurance covering any of our senior management or key employees.

We have reported a material weakness in our internal control over financial reporting that, if not remedied, could adversely affect our ability to meet our reporting obligations and provide timely and accurate financial statements.

In connection with our management’s assessment of the effectiveness of our internal control over financial reporting as of December 31, 2005, we concluded that, as of December 31, 2005, we did not maintain effective internal control over our financial reporting due to a material weakness resulting from lack of a sufficient number of accounting staff with experience in public company SEC reporting and technical expertise to enable us to maintain adequate controls over our financial accounting and reporting processes regarding the accounting for non-routine and non-systematic transactions. This control deficiency resulted in us recording certain accounting adjustments prior to the issuance of our consolidated financial statements for the fiscal year ended December 31, 2005 included elsewhere herein.

A material weakness is a control deficiency, or a combination of control deficiencies, that results in more than a remote likelihood that a material misstatement in our annual or interim financial statements would not be prevented or detected. Our management’s assessment of the effectiveness of our internal control over financial reporting as of December 31, 2005 was audited by UHY Mann Frankfort Stein & Lipp CPAs, LLP, which expressed an unqualified opinion on management’s assessment and an adverse opinion on the effectiveness of our internal control over financial reporting as of December 31, 2005.

We have taken, and are currently taking, steps to remedy this material weakness. The steps taken since late 2005 include, among others, (i) our appointment of a new chief accounting officer, (ii) our appointment of a new general counsel, (iii) our retention of an outside consulting firm to assist us in the evaluation and testing of our internal control system, (iv) our retention of an outside accounting firm to assist us in the preparation of complex tax calculations and disclosures and to prepare tax records and returns and (v) our recent hiring of an additional certified public accountant who will assist with the preparation of required SEC disclosures and with our internal financial reporting.

Although we believe we will address the material weakness with the remedial measures we have implemented and are currently implementing, these measures may not remedy the material weakness reported and, as a result, we may not be able to implement and maintain effective internal control over financial reporting in the future. In addition, additional deficiencies in our internal controls may be discovered in the future.

Any failure to remedy the reported material weakness or to implement new or improved controls, or difficulties encountered in their implementation, could harm our operating results, cause us to fail to meet our reporting obligations or result in material misstatements in our financial statements. Any such failure also could affect the ability of our management to certify that our internal controls are effective when it provides an assessment of our internal control over financial reporting, and could affect the results of our independent registered public accounting firm’s attestation report regarding our management’s assessment. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our common stock.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

In connection with the issuance of $250 million aggregate principal amount of the Outstanding Notes in December 2005, we entered into a registration rights agreement with the initial purchasers of the Outstanding Notes, which we amended in connection with the May 2006 issuance of the additional $40 million aggregate principal amount of the Outstanding Notes. The registration rights agreement provides that we will take the following actions, at our expense, for the benefit of the holders of the Outstanding Notes:

•	within 90 days after the date of the initial issuance of the Outstanding Notes, file with the SEC the exchange offer registration statement, of which this prospectus is a part, relating to the exchange offer;

•	use our best efforts to cause the exchange offer registration statement to be declared effective by the SEC within 180 days after the date of the initial issuance of the Outstanding Notes (the “effectiveness deadline”);

•	commence the exchange offer promptly after the exchange offer registration statement is declared effective by the SEC;

•	keep the exchange offer open, and keep the exchange offer registration statement effective, for a period of not less than the minimum period required under applicable federal and state securities laws, provided, however, that in no event shall such period be less than 30 days after the date notice of the exchange offer is mailed to the holders of the Outstanding Notes; and

•	consummate the exchange offer by no later than 40 days after the date on which the exchange offer registration statement is declared effective.

We have fulfilled the agreements described in the first three of the preceding bullet points and are offering eligible holders of the Outstanding Notes the opportunity to exchange their Outstanding Notes for Exchange Notes registered under the Securities Act. Holders are eligible to participate in the exchange offer if they are not prohibited by any law or policy of the SEC from participating in the exchange offer and if they make certain representations to us. The Exchange Notes will be substantially identical to the Outstanding Notes, except that the transfer restrictions and registration rights relating to the Outstanding Notes will not apply to the Exchange Notes.

We will be required to file a shelf registration statement covering resales of the Outstanding Notes if:

•	because of any change in law or in applicable interpretations thereof by the staff of the SEC, we are not permitted to effect the exchange offer;

•	for any reason the exchange offer is not consummated within 40 days after the effectiveness deadline;

•	an initial purchaser of Outstanding Notes so requests with respect to Outstanding Notes not eligible to be exchanged for Exchange Notes in the exchange offer and held by it following the consummation of the exchange offer;

•	any holder, other than an “Exchanging Dealer” (as defined in the registration rights agreement), who is not eligible to participate in the exchange offer so requests; or

•	any holder, other than an “Exchanging Dealer,” that participates in the exchange offer, but does not receive freely tradable Exchange Notes on the date of the exchange, so requests.

Following the consummation of the exchange offer, holders of Outstanding Notes who were eligible to participate in the exchange offer, but who did not tender their Outstanding Notes or whose Outstanding Notes were not accepted for exchange, will not have any further registration rights and their Outstanding Notes will continue to be subject to the existing transfer restrictions and may be transferred only if registered under the Securities Act or if an exemption from the registration requirements of the Securities Act is available. For a discussion of certain risks with respect to the trading market for, and market value of, untendered or unaccepted Outstanding Notes, see the section of this prospectus entitled “Risk Factors—Risks Related to the Exchange Offer.”

Each broker-dealer that receives Exchange Notes for its own account in exchange for Outstanding Notes, where such Outstanding Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See the section of this prospectus entitled “Plan of Distribution” for further discussion.

Terms of the Exchange Offer

Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all Outstanding Notes validly tendered and not withdrawn prior to the expiration time of the exchange offer. We will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of Outstanding Notes accepted in the exchange offer. Any holder may tender some or all of its Outstanding Notes pursuant to the exchange offer. However, Outstanding Notes may be tendered only in integral multiples of $1,000.

The form and terms of the Exchange Notes are the same as the form and terms of the Outstanding Notes except that:

•	the Exchange Notes have been registered under the Securities Act and, thus, will not bear legends restricting the transfer thereof and will not be subject to the transfer restrictions applicable to the Outstanding Notes; and

•	the holders of the Exchange Notes will not be entitled to certain rights under the registration rights agreement, including the provisions providing for the payment of additional interest in the event we fail to consummate the exchange offer within 40 days after the effectiveness deadline, all of which rights will terminate when the exchange offer is consummated.

The Exchange Notes will evidence the same debt as the Outstanding Notes and will be entitled to the benefits of the indenture governing the Outstanding Notes.

As of the date of this prospectus, $290,000,000 aggregate principal amount of the Outstanding Notes were outstanding. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC thereunder.

We will be deemed to have accepted validly tendered Outstanding Notes when, as and if we have given oral or written notice thereof to The Bank of New York, as exchange agent. The exchange agent will act as agent for the tendering holders of the Outstanding Notes for the purpose of receiving the Exchange Notes from us.

If any tendered Outstanding Notes are not accepted for exchange because of an invalid tender, the occurrence of specified other events set forth in this prospectus or otherwise, the certificates for any unaccepted Outstanding Notes will be returned, without expense, to the tendering holder thereof promptly after the expiration time of the exchange offer.

We will pay all expenses incident to the exchange offer, other than commissions or concessions of brokers or dealers and transfer taxes under certain circumstances. See “—Fees and Expenses” below.

Each broker-dealer that receives Exchange Notes for its own account in exchange for Outstanding Notes, where such Outstanding Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See the section of this prospectus entitled “Plan of Distribution” for further discussion.

Expiration Time; Extensions; Amendments

The term “expiration time” means 5:00 p.m., New York City time, on                         , 2006, unless we, in our sole discretion, extend the exchange offer, in which case the term “expiration time” will mean the latest date and time to which the exchange offer is extended. We reserve the right to extend the exchange offer at any time and from time to time prior to the expiration time by giving written notice to the exchange agent and by timely public announcement communicated, unless otherwise required by applicable law or regulation, by making a press release. During any extension of the exchange offer, all Outstanding Notes previously tendered pursuant to the exchange offer will remain subject to the exchange offer.

We reserve the right, in our sole discretion and subject to applicable law, (1) to delay accepting any Outstanding Notes, to extend the exchange offer or to terminate the exchange offer if any of the conditions set forth below under “—Conditions” have not been satisfied, or (2) to amend the terms of the exchange offer in any manner. If any such termination or amendment occurs, we will notify the exchange agent in writing and will either issue a press release or give written notice to the holders of the Outstanding Notes as promptly as practicable and, in any event, in accordance with applicable law.

Interest on the Exchange Notes

The Exchange Notes will bear interest from the last interest payment date on which interest was paid on the Outstanding Notes tendered in exchange therefor. Interest on the Exchange Notes will be payable quarterly in cash in arrears on March 15, June 15, September 15 and December 15 of each year, commencing on                         , 2006.

Procedures for Tendering

Only a holder of Outstanding Notes may tender Outstanding Notes in the exchange offer. To tender in the exchange offer, a holder must complete, sign and date the letter of transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the letter of transmittal or transmit an agent’s message in connection with a book-entry transfer, and mail or otherwise deliver the letter of transmittal or a facsimile thereof, together with the Outstanding Notes and all other required documents, to the exchange agent prior to the expiration time. To be tendered effectively, the Outstanding Notes, the letter of transmittal or an agent’s message and all other required documents must be received by the exchange agent at the address set forth below under “—Exchange Agent” prior to the expiration time. Delivery of the Outstanding Notes may be made by book-entry transfer in accordance with the procedures described below. Confirmation of the book-entry transfer must be received by the exchange agent prior to the expiration time.

The term “agent’s message” means a message, transmitted by a book-entry transfer facility to, and received by, the exchange agent forming a part of a confirmation of a book-entry, which states that the book-entry transfer facility has received an express acknowledgment from the participant in the book-entry transfer facility tendering the Outstanding Notes that the participant has received and agrees: (1) to participate in the Automated Tender Offer Program (“ATOP”) system of the Depository Trust Company (“DTC”); and (2) to be bound by the terms of the letter of transmittal. ATOP will allow a holder of the Outstanding Notes to electronically transmit its acceptance of the exchange offer to DTC instead of physically completing and delivering a letter of transmittal to the exchange agent.

To participate in the exchange offer, each holder will be required to furnish to us a written representation to the effect that:

•	it is not an “affiliate” of ours within the meaning of Rule 405 under the Securities Act or, if it is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

•	it has no arrangement or understanding with any person to participate in a distribution of the Outstanding Notes or the Exchange Notes within the meaning of the Securities Act;

•	it is acquiring the Exchange Notes in its ordinary course of business;

•	if such holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Outstanding Notes that were acquired as a result of market-making activities or other trading activities, it will deliver a prospectus in connection with any resale of such Exchange Notes; and

•	if such holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, a distribution of the Exchange Notes within the meaning of the Securities Act.

The tender by a holder and our acceptance thereof will constitute an agreement between the holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

The method of delivery of Outstanding Notes and the letter of transmittal or agent’s message and all other required documents to the exchange agent is at the election and sole risk of the holder. As an alternative to delivery by mail, holders may wish to consider an overnight or hand delivery service. In all cases, sufficient time should be allowed to ensure delivery to the exchange agent prior to the expiration time. No letter of transmittal or Outstanding Notes should be sent to us or DTC. Holders may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the above transactions for them.

Any beneficial owner whose Outstanding Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender their Outstanding Notes in the exchange offer should contact the registered holder promptly and instruct the registered holder to tender on the beneficial owner’s behalf.

Any Outstanding Notes which have been tendered, but which are not accepted for exchange, will be returned to the holder thereof, without cost to the holder, promptly after the expiration time.

Signatures on a letter of transmittal or a notice of withdrawal (see “—Withdrawal of Tenders” below), as the case may be, must be guaranteed by a member of a recognized Medallion Signature Guarantee program, unless the Outstanding Notes tendered pursuant to the letter of transmittal are tendered (1) by a registered holder who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal or (2) for the account of a member firm of a recognized Medallion Signature Guarantee program.

If a letter of transmittal is signed by a person other than the registered holder of the Outstanding Notes, the Outstanding Notes must be endorsed or accompanied by a properly completed bond power signed by the registered holder as the registered holder’s name appears on the Outstanding Notes, with the signature thereon guaranteed by a member firm of a recognized Medallion Signature Guarantee program. If the letter of transmittal or any Outstanding Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, the person signing should so indicate when signing, and evidence satisfactory to us of such person’s authority to so act must be submitted with the letter of transmittal.

We understand that the exchange agent will make a request promptly after the date of this prospectus to establish accounts with respect to the Outstanding Notes at DTC for the purpose of facilitating the exchange offer and, subject to the establishment thereof, any financial institution that is a participant in DTC’s system may make book-entry delivery of Outstanding Notes by causing DTC to transfer the Outstanding Notes into the exchange agent’s account at DTC with respect to the Outstanding Notes in accordance with DTC’s procedures. Although delivery of the Outstanding Notes may be effected through book-entry transfer into the exchange agent’s account at DTC, unless an agent’s message is received by the exchange agent in compliance with ATOP, a letter of transmittal, properly completed and duly executed with any required signature guarantee, and all other required documents must in each case be transmitted to and received or confirmed by the exchange agent at its address set forth below prior to the expiration time or, if the guaranteed delivery procedures described below are complied with, within the time period provided under the procedures. Delivery of documents to us or DTC does not constitute delivery to the exchange agent.

All questions as to the validity, form, eligibility, including time of receipt, acceptance of tendered Outstanding Notes and withdrawal of tendered Outstanding Notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all Outstanding Notes not properly tendered or any Outstanding Notes, our acceptance of which would, in the opinion of us or our counsel, be unlawful. We also reserve the right in our sole discretion to waive any defects, irregularities or conditions of tender as to particular Outstanding Notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties.

Unless waived, any defects or irregularities in connection with tenders of Outstanding Notes must be cured within the period of time we determine. Although we intend to notify holders of defects or irregularities with respect to tenders of Outstanding Notes, we are under no duty and undertake no obligation to do so, and neither we, the exchange agent nor any other person will incur any liability for failure to give the notification. Tenders of Outstanding Notes will not be deemed to have been made until the defects or irregularities have been cured or waived. Any Outstanding Notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the letter of transmittal, promptly following the expiration time.

Guaranteed Delivery Procedures

Holders who wish to tender their Outstanding Notes and (1) the certificates for their Outstanding Notes are not immediately available, (2) who cannot deliver the certificates for their Outstanding Notes, the letter of transmittal and all other required documents to the exchange agent prior to the Expiration Time or (3) who cannot complete the procedures for book-entry transfer of their Outstanding Notes prior to the expiration time, may effect a tender if:

•	the tender is made through a member firm of the Medallion System;

•	prior to the expiration time, the exchange agent receives from a member firm of a recognized Medallion Signature Guarantee program a properly completed and duly executed notice of guaranteed delivery by facsimile transmission, mail or hand delivery setting forth the name and address of the holder, the certificate number(s) of the Outstanding Notes (if any) and the principal amount of Outstanding Notes tendered, stating that the tender is being made thereby and guaranteeing that, within three American Stock Exchange trading days after the expiration time, the letter of transmittal or facsimile thereof, together with the certificate(s) representing the Outstanding Notes or a confirmation of book-entry transfer of the Outstanding Notes into the exchange agent’s account at DTC, and all other documents required by the letter of transmittal, will be deposited by the member firm with the exchange agent; and

•	a properly completed and duly executed letter of transmittal or facsimile thereof, as well as the certificate(s) (if any) representing all tendered Outstanding Notes in proper form for transfer or a confirmation of book-entry transfer of the Outstanding Notes into the exchange agent’s account at DTC, and all other documents required by the letter of transmittal, are received by the exchange agent within three American Stock Exchange trading days after the expiration time.

Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their Outstanding Notes according to the guaranteed delivery procedures described above.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, tenders of Outstanding Notes may be withdrawn at any time prior to the expiration time.

To withdraw a tender of Outstanding Notes in the exchange offer, a notice of withdrawal must be received by the exchange agent, by facsimile transmission, mail or hand delivery, at its address set forth below prior to the expiration time of the exchange offer. Any notice of withdrawal must:

•	specify the name of the person having deposited the Outstanding Notes to be withdrawn;

•	identify the Outstanding Notes to be withdrawn, including the certificate number(s) and principal amount of the Outstanding Notes, or, in the case of Outstanding Notes transferred by book-entry transfer, the name and number of the account at DTC to be credited;

•	be signed by the holder in the same manner as the original signature on the letter of transmittal by which the Outstanding Notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee register the transfer of the Outstanding Notes into the name of the person withdrawing the tender; and

•	specify the name in which any Outstanding Notes are to be registered, if different from that of the person who tendered the Outstanding Notes to be withdrawn.

All questions as to the validity, form and eligibility, including time of receipt, of notices of withdrawal will be determined by us. Our determination will be final and binding on all parties. Any Outstanding Notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer, and no Exchange Notes will be issued with respect thereto unless the Outstanding Notes so withdrawn are validly retendered. Properly withdrawn Outstanding Notes may be retendered by following one of the procedures described above under “—Procedures for Tendering” at any time prior to the expiration time.

Conditions

Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or issue Exchange Notes for, any Outstanding Notes, and may terminate or amend the exchange offer as provided in this prospectus before the acceptance of the Outstanding Notes, if:

•	any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which, in our sole judgment, might materially impair our ability to proceed with the exchange offer;

•	any material adverse development has occurred in any existing action or proceeding with respect to us;

•	any law, statute, rule, regulation or interpretation by the staff of the SEC is proposed, adopted or enacted, which, in our sole judgment, might materially impair our ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer to us; or

•	any governmental approval has not been obtained, which approval we, in our sole discretion, deem necessary for the consummation of the exchange offer as contemplated by this prospectus.

If we determine in our sole discretion that any of these conditions are not satisfied, we may (1) refuse to accept any Outstanding Notes and return all tendered Outstanding Notes to the tendering holders, (2) extend the exchange offer and retain all Outstanding Notes tendered prior to the expiration time of the exchange offer, subject, however, to the right of holders to withdraw their tendered Outstanding Notes (see “—Withdrawal of Tenders” above) or (3) waive the unsatisfied conditions with respect to the exchange offer and accept all properly tendered Outstanding Notes which have not been withdrawn.

Exchange Agent

The Bank of New York has been appointed as exchange agent for the exchange offer. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for a notice of guaranteed delivery should be directed to the exchange agent addressed as follows:

For Delivery by Mail/Hand Delivery/Overnight Delivery:

The Bank of New York

101 Barclay Street

Corporate Trust Services Window

Ground Level

New York, New York 10286

Attn: Reorganization Section

Facsimile Transmission (for eligible institutions only):

(212) 298-1915

To Confirm Receipt:

(212) 815- [TBD]

Delivery to an address other than the address set forth above will not constitute a valid delivery.

Fees and Expenses

We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. We have, however, paid the exchange agent reasonable and customary fees for its services, and have and will reimburse it for its reasonable out-of-pocket expenses incurred in connection with the exchange offer.

We will also pay all expenses incident to the exchange offer, other than commissions or concessions of brokers or dealers and transfer taxes under certain circumstances. Such expenses include fees and expenses of the exchange agent, accounting and legal fees and printing costs, among others.

Accounting Treatment

The Exchange Notes will be recorded at the same carrying value as the Outstanding Notes, which is face value, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes as a result of the exchange offer. The expenses of the exchange offer will be deferred and charged to expense over the term of the Exchange Notes.

Consequences of Failure to Exchange

The Outstanding Notes that are not exchanged for Exchange Notes pursuant to the exchange offer will remain subject to the existing transfer restrictions. Accordingly, the Outstanding Notes may be resold only:

•	to us upon redemption thereof or otherwise;

•	so long as the Outstanding Notes are eligible for resale pursuant to Rule 144A under the Securities Act, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, or pursuant to another exemption from the registration requirements of the Securities Act, which other exemption is based upon an opinion of counsel reasonably acceptable to us;

•	outside the United States to a non-U.S. person in a transaction meeting the requirements of Regulation S under the Securities Act; or

•	pursuant to an effective registration statement under the Securities Act;

in each case in accordance with any applicable securities laws of any state of the United States.

Resale of the Exchange Notes

With respect to resales of Exchange Notes, based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, we believe that a holder or other person who receives Exchange Notes, other than a person that is our “affiliate” within the meaning of Rule 405 under the Securities Act, in exchange for Outstanding Notes in the ordinary course of its business and who is not participating, does not intend to participate, and has no arrangements or understanding with any person to participate, in a distribution of the Exchange Notes within the meaning of the Securities Act, will be allowed to resell the Exchange Notes to the public without further registration under the Securities Act and without delivering to the purchaser of the Exchange Notes a prospectus that satisfies the requirements of Section 10 of the Securities Act.

However, if any holder acquires Exchange Notes in the exchange offer for the purpose of distributing or participating in a distribution of the Exchange Notes within the meaning of the Securities Act, the holder cannot rely on the position of the staff of the SEC expressed in the no-action letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from the registration and prospectus delivery requirements under the Securities Act is otherwise available.

If a holder who cannot rely on the SEC staff position expressed in the no-action letters transfers Exchange Notes issued to it in the exchange offer without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from the registration and prospectus delivery requirements of the Securities Act, such holder may incur liability under the Securities Act. We will not assume, nor will we indemnify a holder against, any such liability.

Further, each broker-dealer that receives Exchange Notes for its own account in exchange for Outstanding Notes, where such Outstanding Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See the section of this prospectus entitled “Plan of Distribution” for further discussion.

USE OF PROCEEDS

This exchange offer is intended to satisfy some of our obligations under the registration rights agreement. We will not receive any cash proceeds from the issuance of the Exchange Notes in the exchange offer. In consideration for issuing the Exchange Notes contemplated in this prospectus, we will receive Outstanding Notes in like principal amount, the form and terms of which are the same as the form and terms of the Exchange Notes, except that the Exchange Notes will not contain transfer restrictions. Outstanding Notes surrendered in exchange for Exchange Notes will be retired and cancelled and will not be reissued. Accordingly, the issuance of the Exchange Notes will not result in any change in our outstanding indebtedness.

SELECTED FINANCIAL DATA

The following selected financial data as of and for the years ended December 31, 2001, 2002, 2003, 2004, and 2005 is derived from our audited consolidated financial statements. The following selected financial data as of March 31, 2006 and for the three months ended March 31, 2005 and 2006 has been derived from our unaudited consolidated financial statements included elsewhere herein. The following selected balance sheet data as of March 31, 2005 has been derived from our unaudited consolidated balance sheet as of March 31, 2005 which is not included in this prospectus. Our unaudited consolidated financial statements were prepared on a basis consistent with that used in preparing our audited consolidated financial statements and include all material adjustments that, in the opinion of management, are necessary for a fair presentation of our financial position and results of operations for the unaudited periods.

The selected financial data below is only a summary and should be read together with, and is qualified in its entirety by reference to, our historical consolidated financial statements and the accompanying notes which are included elsewhere herein and the section of this prospectus entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	Year Ended December 31,					Three Months Ended March 31,
	2001	2002	2003	2004	2005	2005	2006
	(Amounts in thousands, except per share amounts)
						(unaudited)
Statement of Operations Data:
Oil revenues	$51	$—	$797	$3,923	$8,443	$1,154	$2,842
Loss from operations	(1,924)	(2,936)	(4,915)	(3,305)	(9,823)	(1,705)	(4,208)
Net loss	(2,112)	(3,270)	(5,686)	(3,848)	(20,541)	(1,852)	(12,747)
Net loss attributable to common stockholders	(2,236)	(3,308)	(5,706)	(4,002)	(21,622)	(2,130)	(12,990)
Basic and diluted net loss per share	(0.04)	(0.06)	(0.09)	(0.05)	(0.26)	(0.03)	(0.15)
Oil sales price	0.00	0.00	10.52	11.87	27.62	17.25	30.05
Operating cost per barrel produced	0.00	0.00	3.41	1.55	3.98	0.64	6.53
Balance Sheet Data:
Total current assets	$377	$813	$2,067	$29,205	$74,705	$15,590	$43,477
Total property and equipment, net of accumulated depreciation	13,105	24,396	54,560	70,389	226,815	80,365	237,278
Total assets	13,883	26,271	57,099	99,810	313,993	96,430	292,763
Total current liabilities	2,475	6,637	31,918	25,671	33,697	27,736	17,841
Long term debt, net of current maturities	3,368	13,752	24,674	23,683	233,407	21,233	224,748
Stockholders’ equity	6,038	3,881	506	42,345	56,704	39,858	49,988
Cash Flow Data:
Net cash used in operating activities	$(1,880)	$(2,056)	$(3,654)	$(10,105)	$(11,351)	$(1,436)	$(19,480)
Net cash used in investing activities	(1,813)	(10,299)	(23,640)	(17,647)	(144,703)	(2,707)	(12,984)
Net cash provided by financing activities	3,289	12,873	27,991	43,177	173,752	(1,251)	9,476

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Introduction

The following discussion and analysis addresses changes in our financial condition and results of operations during the three year period 2003 through 2005 and during the three month periods ended March 31, 2005 and 2006. There is limited or no comparable information with respect to our revenue and operating expenses for 2003, as our sales and production did not commence until the third quarter of 2003.

Management’s primary goals for 2005 were to:

•	continue development drilling in the Field;

•	increase production from all wells in the Field;

•	improve efficiency of drilling and completion programs;

•	improve prices received for oil sales;

•	negotiate a long-term production contract; and

•	secure additional financing for Caspi Neft.

We believe that these goals were largely achieved in 2005.

Management’s primary goals for 2006 include:

•	accelerating development of the Field by increasing the number of drilling rugs under operation from one to at least five;

•	optimizing completions of the existing wells in the Field to maximize production from those wells;

•	continuing to improve the price received for our oil sales;

•	completing production and treatment facilities; and

•	connecting to the regional pipeline system.

Current Activities

Three Months Ended March 31, 2006

Kazakhstan experienced extremely cold, subzero temperatures during that first quarter of 2006 that hampered our drilling operations, workover program and production of crude oil. During the first quarter of 2006 we spudded two wells, the SA-11 and the SA-12, in January and February, respectively. The SA-11 reached target depth in late April and the SA-12 reached target depth in early May. Both wells are currently awaiting completion and we expect to place them on production in late May. We have resumed our workover program and are currently deploying a newly contracted completion/workover rig. In April 2006, we signed contracts for three additional drilling rigs and the completion/workover rig for the accelerated development of the Field. The first drilling rig is expected to arrive in mid-May and the other two drilling rigs in June and August, respectively.

Production from existing wells has been constrained by the lack of a central production facility. We engaged a leading international engineering company in February 2006 to inspect and submit a plan to complete the production facilities. This has been accomplished, and construction work on the production facility has resumed. We anticipate the facility will be commissioned by the fourth quarter. We have also taken steps to de-bottleneck the temporary facilities to allow for increased production in the interim.

The following table presents selected operational and financial data for the three months ended March 31, 2006 and 2005, respectively.

	Three Months Ended March 31,
	2006	2005
Revenue, net (in thousands)	$2,842	$1,154
Number of barrels sold	99,491	68,525
Average price per barrel	$30.05	$17.25
Production (barrels)	103,848	74,102
Average daily production (barrels)	1,154	823
Average number of producing wells	5.24	2.48

Year Ended December 31, 2005

Through December 31, 2005, we had drilled a total of eight wells in our South Alibek evaluation and development program. The SA-14 and the SA-3 were completed and placed into production in May and October 2005, respectively. Drilling of the eighth well in the program, the SA-15, began in late September 2005 and reached target depth in December 2005. The well was perforated in January 2006 and allowed to begin flowing naturally without stimulation. These three wells are infill development wells. With the exception of SA-4, all the wells in the Field have been producing oil on an extended production testing program. The ninth and tenth wells in the Field, the SA-11 and SA-12, were spudded on January 30 and February 1, 2006 respectively.

Our field operations and scheduled workovers were adversely affected by abnormally extreme subzero temperatures during late December and early 2006 that affected the region’s transportation, infrastructure and contractor services. The interruptions caused by these circumstances significantly affected timing of planned work and our ability to meet year-end production goals, with two of the seven producing wells temporarily shut-in. Once scheduled work is completed and these wells are placed back on production, we expect production from the existing wells producing simultaneously to be approximately 2,500-3,000 bopd.

Production from the wells is currently run through temporary production facilities, with oil storage capacity at the site of this facility as well as at the site of the central production facility. Production is currently being constrained by equipment and flowline limitations pending completion of the central facility, which has been delayed by the inability of the previous general contractor to complete the required installation. That contractor has been dismissed, and we engaged a leading international contractor in February 2006 to inspect and submit a plan to complete the facilities. We expect to have a revised plan and definitive construction schedule during the first quarter of 2006, resume construction work in the second quarter and commission the facility by the fourth quarter. We are implementing an interim solution to improve production capacity until the central facility is completed. The design and permitting work on our pipeline connection to the Alibekmola-Kenkiyak pipeline, and the associated support facilities began in 2005, and commissioning is also planned before the fourth quarter of 2006. See “Properties—Transportation and Marketing” for an overview of pipeline connections and activity in the South Alibek area.

During 2005, workover programs initiated in 2004 were completed and new programs for selected wells were initiated to prepare the wells for long-term commercial production. These programs included reservoir stimulation, installation of more efficient production tubing and packers and the testing of down-hole electric submersible pumps with the aim to increase production. To address numerous delays and inefficiences encountered in our execution of the workover program, a dedicated workover rig has been sourced for the Field that will replace the locally provided workover units used previously. This new unit is expected to significantly reduce the time required to conduct our workovers and reduce the shut-in time experienced while work is in progress. We expect the unit to begin working in the second quarter of 2006, when Field activity levels increase as a result of the accelerated drilling program.

Our drilling program is currently using two drilling rigs contracted from Great Wall Drilling Company, the second of which arrived in the Field in December 2005. We plan to accelerate the program by adding at least two additional drilling rigs during the first half of 2006, bringing the total rigs in operation in the Field to four. In addition, the Company is evaluating opportunities to further speed development by adding a fifth and possibly a sixth drilling rig later in the year.

We have significantly reduced the time required to drill to our programmed final depths through improvement in drilling practices, bit selection and drilling fluids control. SA-15 reached its total depth of 12,600 feet in 87 days and was the first of our wells that met the benchmark of 92 days established from competitor drilling data. We expect to continue to improve on the timing for drilling and completion of wells as increased equipment and new highly skilled personnel will allow for more continuity in operations.

Results of Operations

Oil Production and Revenue

Three Months Ended March 31, 2006

Revenue for the three months ended March 31, 2006 increased $1.7 million over the comparable period of 2005 due to the combination of increased sales volume and average sales price per barrel. Beginning in August 2005 we were able to sell oil in the export market in addition to the local domestic market, thus recognizing a higher average price. In the first quarter of 2006, approximately 47% of our sales, or 46,341 barrels (“Bbl”), were in the export market at an average price of $40.57 per Bbl, while 53% of sales were in the local domestic market at an average price of $20.88 per Bbl. The last price we received in March 2006 was $42.06 per Bbl. The higher volumes sold and produced were driven by the increase in the average number of producing wells in the first quarter of 2006 as compared to the same period of 2005.

Years Ended December 31, 2005, 2004 and 2003

For the year ended December 31, 2005, we produced 400,425 barrels (“Bbls”) of crude oil, or an average of 1,097 Bbls per day (Bopd), as compared to 313,305 Bbls, or an average of 858 Bopd, for the year ended December 31, 2004 and 117,376 Bbls, or an average of 641 Bopd for the year ended December 31, 2003. The increase in 2005 when compared to 2004, and the increase in 2004 from 2003, are primarily a result of the Field having five wells contributing to production in 2005 as compared to three wells in 2004 and only one well in 2003, and the Field being on production throughout 2004 versus only six months in 2003, as production from the Field commenced in July of 2003.

For the year ended December 31, 2005, we sold (by physical delivery to the purchaser) 324,355 Bbls of crude oil at an average price of $27.62 per Bbl, for net revenues of $8,442,787, as compared to 336,440 Bbls of crude oil at an average price of $11.87 per Bbl, for net revenues of $3,922,990, for the year ended December 31, 2004 and 77,293 Bbls at an average price of $10.52, for net revenue of $797,411 for the year ended December 31, 2003. The increase in net revenue in 2005 as compared to 2004 was primarily a result of substantially higher sales prices we received for our oil. Through a series of new sales arrangements, we realized increases over 2004 in the net price received for our crude oil to an average of approximately $20.00 per Bbl for the first half of 2005 and an average of approximately $37.00 per Bbl for the second half of 2005. The last price we received in December 2005 was $42.45 per Bbl. The increase in net revenue in 2004 as compared to 2003 is primarily due to the Field having three producing wells in 2004 as compared to only one producing well in 2003, and the Field producing for all of 2004 versus only six months of 2003. Sales from the Field commenced in the third quarter of 2003.

We recognize revenue from the sale of oil when the purchaser takes delivery of the oil. As of December 31, 2005, we had 87,296 Bbls of oil in inventory that had not yet been sold, pending commencement of oil sales arrangements with new purchasers. As of December 31, 2004, we had 16,576 Bbls in inventory for which we had received payment but had not recognized revenue because delivery had not yet been taken by the purchaser. The average sales price for this oil was $11.61 per Bbl, which was recognized as revenue in 2005 upon delivery to the purchaser.

Our crude oil sales since June 2005 have primarily take place at a nearby rail terminal. We incurred transportation and storage costs of approximately $1.54 per Bbl to transport our oil by truck to the rail terminal, where it is stored in rented tanks until delivery to the purchasers. Our crude oil sales in the last eight months of 2004 and the first six months of 2005 occurred at the Field and were not subject to transportation costs. See “—Transportation Expense” below.

Exploration Expense

Three Months Ended March 31, 2006

Exploration expense, which includes geological and geophysical expense and the cost of unsuccessful exploration wells, is recorded as expense in the period incurred under the successful efforts method of accounting. During the first quarter of 2006, we incurred $256,000 of exploration expenses, primarily associated with the geological interpretations of data for the Field.

Years Ended December 31, 2005, 2004 and 2003

Exploration expense, which includes geological and geophysical expense and the cost of unsuccessful exploratory wells, is recorded as an expense in the period incurred under the successful efforts method of accounting. During the year ended December 31, 2005, we incurred $9,470 in exploration expense, primarily associated with geological interpretations of the Field. During 2004, we recognized exploration expense of $130,926, which included costs associated with geological interpretations of the Field and a write off of the remaining book value of non-producing lease cost of a property in South Texas. During 2003, we incurred $592,553 in exploration expense, which was primarily related to the purchase and interpretation costs of geologic data and a charge for the unsuccessful completion attempt on one of our two U. S. properties.

Depreciation, Depletion and Amortization

Three Months Ended March 31, 2006

Depreciation, depletion and amortization (“DD&A”) of oil and gas properties is calculated under units of production method, following the successful efforts method of accounting. For the first quarter of 2006, DD&A of oil and gas properties was $2.1 million, or $20.45 per Bbl, as compared to $178,000 or $2.59 per Bbl for the first quarter of 2005. The increase is primarily a result of the change in classification of reserves attributable to the KT1 reservoir to “proved undeveloped” from “proved developed behind pipe,” due to a change in the assumed field development plan. Under the revised plan, separate wells will be drilled to produce reserves in the KT1, rather than “dual-completing wells to produce from both the KT2 and KT1 reservoirs simultaneously. As a result, beginning in the fourth quarter of 2005, reserves in the KT1, which account for approximately 50% of our total “proved” reserves as of December 31, 2005, have been excluded from the total reserve base currently being depleted. Costs incurred are now spread over a substantially smaller number of Bbls until such time as additional wells are drilled and reserves, in either the KT1 or KT2 reservoirs, are classified as “proved developed.” In addition, we had an average of 5.2 producing wells in the first quarter of 2006 compared to 2.5 producing wells in the first quarter of 2005.

Non-oil and gas property DD&A for the three month period ended March 31, 2006 was $114,000, as compared to $22,000, for the comparable period in 2005. The increase is due to additions of transportation and other equipment in Kazakhstan.

Years Ended December 31, 2005, 2004 and 2003

Depreciation, depletion and amortization (“DD&A”) of oil and gas properties is calculated under units of production method, following the successful efforts method of accounting. For the year ended December 31, 2005, DD&A of oil and gas properties was $2,442,263, or $6.10 per Bbl, as compared to $709,496, or $2.11 per Bbl for the year ended December 31, 2004 and $189,635, or $2.45 per Bbl, for the year ended December 31, 2003. The increase in 2005 from 2004 is primarily a result of the change in classification of reserves attributable to the KT1 reservoir to “proved undeveloped” from “proved developed behind pipe,” due to a change in the assumed Field development plan. The new plan assumes that separate wells will be drilled to produce reserves in the KT1 reservoir, rather than “dual-completing” wells to produce from both the KT2 and KT1 reservoirs simultaneously. As a result, beginning in the fourth quarter of 2005, reserves in the KT1 reservoir, which account for approximately 40% of our total “proved” reserves as of December 31, 2005, have been excluded from the total reserve base currently being depleted. Costs incurred are now spread over a substantially smaller quantity of oil until such time as wells are drilled to produce from the KT1 reservoir and those reserves are classified as “proved developed.” In addition, we had an average of four producing wells during 2005 versus only 1.5 producing wells in 2004. The increase in DD&A of oil and gas properties in 2004 from 2003 is primarily due to the increase in oil production between the periods.

Non-oil and gas property DD&A for 2005, 2004 and 2003 was $942,630, $79,262 and $56,077, respectively. The increase between the years is primarily due to additions of transportation and other equipment, and commencement of depreciation on our drilling rig, which we no longer plan to use for development of the Field.

Transportation Expense

Three Months Ended March 31, 2006

For the three month period ended March 31, 2006, transportation and storage costs were $224,000, or $2.16 per Bbl produced. For the three month period ended March 31, 2005, there were no transportation and storage costs as export sales did not begin until the second quarter of 2005 and prior to that time, all sales were made at the field.

During the third quarter of 2005, we began incurring transportation and storage costs relating to the transport of our oil to a nearby rail terminal for sale and export. When the treating facilities and pipeline pump station are operational, expected in late 2006, we plan to deliver crude oil production directly into the regional pipeline system, which should result in a significant improvement in sales pricing for our crude oil. While transportation costs will increase, the prices received for pipeline sales should be much closer to prevailing world oil prices than our current sales arrangements

Years Ended December 31, 2005, 2004 and 2003

During the third quarter of 2005, we began incurring transportation and storage costs relating to the transport of our oil to a nearby rail terminal for sale and export. During the second half of 2005, we incurred transportation and storage costs of $321,313, or $1.54 per Bbl. From the second quarter of 2004 through the second quarter of 2005, oil sales were made directly from the Field, with no transportation costs incurred. For the year ended December 31, 2004, transportation and storage costs were $173,847, or $2.12 per Bbl produced. For the year ended December 31, 2003, we incurred transportation and storage costs of $235,264 or $2.00 per Bbl produced. When the treating facilities and pipeline pump station discussed in “Business—Properties—Transportation and Marketing,” are operational, expected in late 2006, we plan to deliver crude oil production directly into the regional pipeline system, which should result in a significant improvement in sales pricing for our crude oil.

Impairment Loss

Year Ended December 31, 2005

In the first quarter of 2006, we reached an agreement to dispose of our drilling rig. An impairment charge writing the value of the rig down to the estimated proceeds and reclassifying the net book value of the rig to current asset held for sale was recorded as of December 31, 2005.

Operating and Administrative Expense—Kazakhstan

Three Months Ended March 31, 2006

For the three month period ended March 31, 2006, operating and administrative expense in Kazakhstan was $1.7 million, as compared to $1.5 million for the same period in 2005. The increases between years are primarily a result of increased personnel costs and activity levels due to our exploration, development and production program of the Field.

Years Ended December 31, 2005, 2004 and 2003

For the year ended December 31, 2005, operating and administrative expense in Kazakhstan was $3.9 million, as compared to $3.6 million for the year ended December 31, 2004 and $2.5 million for the year ended December 31, 2003. The increases between years are primarily a result of increased personnel costs due to increased activity in our exploration, development and production program for the Field.

General and Administrative Expense—Houston

Three Months Ended March 31, 2006

For the three month period ended March 31, 2006, general and administrative expense in Houston was $2.3 million, as compared to $1.1 million for the three month period ended March 31, 2005. The increase in 2006 is primarily due to the increased costs associated with our audit and Sarbanes-Oxley compliance, the increase in stock-based compensation expense recognized in the period related to employee stock options and restricted stock grants and the addition of new corporate staff.

Years Ended December 31, 2005, 2004 and 2003

For the year ended December 31, 2005, general and administrative expense in Houston was $6.6 million, as compared to $2.6 million for the year ended December 31, 2004 and $2.1 million for the year ended December 31, 2003. The increase in 2005 from 2004 is primarily due to costs incurred for listing on the American Stock Exchange, Sarbanes-Oxley Act compliance and addition of new corporate staff, as well as the cost of stock-based compensation related to employee stock options and restricted stock grants recognized during the year. The increase in 2004 from 2003 is primarily due to increased legal costs associated with two lawsuits ongoing during the year.

Interest Expense

Three Months Ended March 31, 2006

Interest expense, net of capitalized interest of $478,000, for the three month period ended March 31, 2006 was $9.0 million, as compared to $692,000 for the three month period ended March 31, 2005. The increase in interest expense is primarily due to increased debt levels between the periods, as well as the recognition in interest expense of the amortization of both the capitalized financing costs that were incurred and the debt discount that was recorded in December 2005 in connection with our units offering.

Years Ended December 31, 2005, 2004 and 2003

Interest expense, net of the capitalized portion, for the years ended December 31, 2005, 2004 and 2003 was $10.3 million, $1.4 million and $.7 million, respectively. The increase in interest expense between years is primarily due to increased debt levels between the periods, as well as the commencement of expensing interest, as opposed to capitalizing interest, on those assets which have been placed in service and are being used for their intended purpose. In addition, $4.4 million of debt discount amortization related to short-term borrowing was recognized in 2005.

Liquidity and Capital Resources

Three Months Ended March 31, 2006

For the three months ended March 31, 2006 and 2005, our ongoing capital expenditures were $13.0 million and $2.7 million, respectively. Our primary sources of funding have been our private placement of senior secured notes due 2010 and warrants to purchase shares of common stock (as described in more detail below), private placements of common and preferred stock and borrowings under credit facilities with a Kazakhstan bank. The total capitalized cost attributable to the Field as of March 31, 2006 was $243.1 million, which includes $13.0 million of capitalized interest.

Management expects cash flow from operations to increase throughout 2006 and, together with the excess proceeds from our December 2005 private placement of units discussed below, to provide a portion of the funds needed to pursue our accelerated development plan for the Field and repay debt. Increased cash flow is dependent upon many factors, including achieving and sustaining adequate production rates, oil prices and other factors that may be beyond our control. We are currently in the process of contracting additional drilling rigs to further accelerate development of the Field. If we are unable to secure sufficient additional funds, or if production and cash flows do not increase sufficiently, we may not be able to develop the Field on an accelerated basis and may have to reduce significantly our capital program in order to fund operating expenses.

Years Ended December 31, 2005, 2004 and 2003

For the years ended December 31, 2005, 2004 and 2003, our on-going capital expenditures were $20.7 million, $26.1 million and $31.2 million, respectively. Our primary sources of funding have been private placements of common and preferred stock, borrowings under our credit facilities with a Kazakhstan bank and our private placement of senior secured notes due 2010 and warrants to purchase shares of common stock (as described in more detail below and in notes 5 and 6 of the notes to our consolidated financial statements included elsewhere herein). The total capitalized cost attributable to the South Alibek Field as of December 31, 2005 was $230.1 million, which includes $12.5 million of capitalized interest.

In February 2002, Caspi Neft entered into a credit facility with a Kazakhstan bank that provided for borrowings totaling $20.0 million with an interest rate of 15% and a fee of 0.5% per annum on the unutilized portion of the commitment. The original maturity date was February 2005; however, the terms were renegotiated to allow for deferral of all principal and interest payments until the earlier of (i) the closing date of the acquisition of Bramex or (ii) December 23, 2005.

In June 2003, Caspi Neft entered into a new $30.0 million credit facility with the same Kazakhstan bank. This facility provided for borrowings up to $30.0 million with an interest rate of 15% and a commitment fee of 0.5% per annum on the unutilized portion. Upon execution of the credit facility, Caspi Neft paid the bank an arrangement fee of $300,000, which was capitalized as a deferred financing cost and was being amortized over the five-year life of the facility. Originally, the amount outstanding as of May 31, 2005 was scheduled to be repaid over 36 equal monthly installments beginning June 2005 through the final maturity date of May 31, 2008; however, those terms were renegotiated to allow for deferral of all principal and interest payments until the earlier of (i) the closing date of the acquisition of Bramex or (ii) December 23, 2005.

Both credit facilities were repaid in full in December 2005 in connection with our acquisition of Bramex and our December 2005 private placement of senior secured notes and warrants discussed below.

In November 2004, we sold 1,785.714 shares of our Series A Preferred in a private placement at a purchase price of $14,000 per share, and issued warrants to purchase up to 4,464,286 shares of our common stock at an exercise price equal to $1.55 per share. The aggregate purchase price for the Series A Preferred and the related warrants was cash consideration of $25.0 million. Proceeds from the private placement of Series A Preferred and warrants were used for general corporate purposes, including funding our development drilling program in the South Alibek Field in Kazakhstan, and to pursue growth opportunities.

The Series A Preferred has a liquidation value of $14,000 per share and is convertible at the holders’ option into common stock at a conversion price of $1.40 per share, subject to adjustments in certain circumstances. The holders of the Series A Preferred are entitled to a quarterly dividend payable at the rate of 4.5% per annum, payable in cash. The holders of the Series A Preferred have full voting rights and powers (subject to a beneficial ownership cap as described below) equal to the voting rights and powers of the holders of our common stock, and vote together with the holders of common stock as one class. A holder of the Series A Preferred may not, unless it chooses in advance not to be governed by this limitation, convert the Series A Preferred or exercise the warrants into common stock such that the number of shares of common stock issued after the conversion would exceed, when aggregated with all other shares of our common stock owned by such holder at such time, 4.999% of our then issued and outstanding shares of common stock. So long as at least 20% of the Series A Preferred remains outstanding, we may not issue any new securities or financial instruments that rank pari passu or senior to the Series A Preferred without the approval of at least 75% of the Series A Preferred outstanding. Beginning in July 2006, the Series A Preferred will automatically convert into our common stock at the conversion price of $1.40 per share (subject to adjustments), if our common stock trades at a price greater than $4.15 per share for twenty consecutive trading days and the average daily trading volume of our common stock during such period exceeds 200,000 shares, subject to the applicable ownership limitations. In the event a holder is prohibited from converting into common stock due to the 4.999% ownership limitation, the excess portion of the Series A Preferred remains outstanding, but ceases to accrue a dividend. During 2005, 238 shares of Series A Preferred were converted into 2,380,000 shares of our common stock.

In May 2005, we borrowed an aggregate of $2,240,000 from a group of individuals pursuant to unsecured, short-term notes. The notes bore interest at 15% per annum and were repaid along with accrued interest in July and September 2005. In July 2005, we borrowed $1,000,000 from an individual pursuant to an unsecured short-term note, which bore interest at 15% per annum and was repaid with accrued interest in December 2005. In connection with these borrowings, we issued detachable warrants to purchase 420,000 shares of common stock at exercise prices ranging from $2.00 to $2.12 per share. The warrants have a three-year term.

In August 2005, we issued convertible promissory notes (the “Convertible Notes”) in the original aggregate principal amount of $22,500,000. The Convertible Notes, which bore interest at 10% per annum, were repaid in full, including accrued interest, in December 2005. We used a portion of the proceeds from our private placement of senior secured notes and warrants in December 2005 discussed below to repay the Convertible Notes.

In October 2005, Transmeridian Exploration Inc. (the issuer of the Outstanding Notes) entered into a share sale and purchase agreement with Seeria Alliance Ltd. to purchase 100% of the authorized and issued shares of Bramex, the owner of 50% of Caspi Neft. In December 2005, the transaction was completed and we now own 100% of Caspi Neft. The total purchase price was $168 million, of which approximately $44 million was to repay the bank credit facilities of Caspi Neft discussed above.

In December 2005, we issued in a private placement 250,000 units (the “Units”) consisting of (i) an aggregate $250 million principal amount of the Outstanding Notes and (ii) warrants to purchase in the aggregate approximately 17.3 million shares of our common stock (the “Warrants”). The Units were issued and sold for a purchase price of $1,000 per Unit. Each Unit consisted of $1,000 principal amount of the Outstanding Notes and 69.054 Warrants to purchase an equal number of shares of our common stock. The first year of interest payments on the Outstanding Notes was escrowed and is recorded as restricted cash on our consolidated balance sheet as of December 31, 2005. For information regarding the terms of the Outstanding Notes, see the section of this prospectus entitled “Description of Notes.”

We used the net proceeds from the private placement of the Units of $237.4 million, after expenses, to fund the acquisition of Bramex, to retire the existing bank credit facility indebtedness of Caspi Neft, to repay the Convertible Notes and related accrued interest and to pre-fund the first year of interest payments of $30 million on the $250 million aggregate principal amount of the Outstanding Notes issued. In addition, in December 2005, we entered into a purchase agreement with Kornerstone Investment Group, Ltd. (“Kornerstone”) pursuant to which we acquired the 10% carried working interest in the South Alibek Field held by Kornerstone for $15.25 million in cash and one million shares of our common stock. The cash portion of the purchase price obligation was funded from the net proceeds of the placement of the Units.

Management expects cash flow from operations to increase throughout 2006 and, together with the excess proceeds from the private placement of the Units discussed above, to provide a portion of the funds needed to further develop the field and repay debt. Such cash flow is dependent upon many factors, such as achieving and sustaining adequate production rates, oil prices and other factors which may be beyond the our control.

The following table presents our future contractual obligations, which consist of long-term debt and lease commitments:

	2005	2006	2007	2008	Thereafter
Long-term debt(1)	$—	$—	$—	$—	$250,000,000
Lease commitments(2)	273,324	76,126	—	—	349,540

Total contractual obligations	$273,324	$76,126	$—	$—	$250,349,540

(1)	See note 5 of the notes to our consolidated financial statements included elsewhere herein.
(2)	See note 8 of the notes to our consolidated financial statements included elsewhere herein.

Critical Accounting Policies and Recent Accounting Pronouncements

We have identified the policies below as critical to our business operations and the understanding of our financial statements. The impact of these policies and associated risks are discussed throughout Management’s Discussion and Analysis where such policies affect our reported and expected financial results. A complete discussion of our accounting policies is included in note 1 of the notes to our consolidated financial statements included elsewhere herein.

Principles of Consolidation

Our consolidated financial statements include our accounts and our majority-owned or controlled subsidiaries and are prepared in accordance with generally accepted accounting principles in the United States. All significant intercompany transactions and balances have been eliminated in consolidation.

Our operations are conducted through our wholly owned subsidiary, Caspi Neft. Caspi Neft holds the license and exploration contract covering the Field in Kazakhstan. From February 2004 to December 2005, 50% of Caspi Neft was owned by Bramex. In December 2005, we acquired all of the issued and outstanding shares of Bramex and, thus, now own 100% of Caspi Neft. We continued to exercise significant control over Caspi Neft after Bramex exercised its option to acquire 50% of Caspi Neft in February 2004 and accordingly, believed the most meaningful accounting treatment was to fully consolidate Caspi Neft with the 50% share owned by Bramex reflected as a minority interest. The assets and results of operations of Caspi Neft represent substantially all of our consolidated assets and operations.

Oil and Gas Reserve Information

The information regarding our oil and gas reserves, the changes thereto and the estimated future net cash flows are dependent upon engineering, price and other assumptions used in preparing our annual reserve study. A qualified independent petroleum engineer was engaged to prepare the estimates of our oil and gas reserves in accordance with applicable engineering standards and in accordance with Securities and Exchange Commission guidelines. Changes in prices and cost levels, as well as the timing of future development costs, may cause actual results to vary significantly from the data presented. Our oil and gas reserve data represent estimates only and are not intended to be a forecast or fair market value of our assets.

Our oil and gas reserve data and estimated future net cash flows have been prepared assuming we execute a commercial production contract with the Kazakhstan government, which will allow production for the expected 25-year term of the contract. The estimate of the royalty used in this report is a sliding scale based on annual production over the 25-year term, based on the provisions of the final production contract that is awaiting approval from the Kazakhstan government. Based on the forecast annual production, the government royalty rate is between 2.0% to 2.2%, with the royalty rate capped at 5%. If we are not successful in obtaining final government approval of the production contract, it will materially change our oil and gas reserve data and estimated future net cash flows.

Successful Efforts Method of Accounting

We follow the successful efforts method of accounting for our investments in oil and gas properties, as more fully described in note 1 of the notes to our consolidated financial statements included elsewhere herein. This accounting method has a pervasive effect on our reported financial position and results of operations.

Revenue Recognition

We sell our production both in the export and domestic market on a contract basis. Revenue is recognized when the purchaser takes delivery of the oil. At the end of the period, oil that has been produced but not sold is recorded as inventory valued at the lower of cost or market. Cost is determined on a weighted average basis based on production costs.

Capitalized Interest Costs

We capitalize interest costs on oil and gas projects under development, including the costs of unproved leasehold and property acquisition costs, wells in progress and related facilities. During the three month periods ended March 31, 2006 and 2005, we capitalized approximately $478,000 and $796,000, respectively, of interest costs, which reduced our reported net interest expense, excluding amortization of debt financing costs and debt discount, to $7,502,000 and $692,000.

Recent Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board (“FASB”) issued the revised Statement of Financial Accounting Standard (“SFAS”) No. 123, Share-Based Payment (“123R”). As we had been previously accounting for our employee stock-based compensation using the fair value method prescribed in SFAS No. 123, the adoption of SFAS No. 123R on January 1, 2006, resulted in the need for us to estimate expected forfeitures of equity or liability instruments, taking into consideration types of awards, employee class and historical experience. Based upon these factors, we believe the expected forfeiture rate to be extremely low, accordingly, the impact on our consolidated financial statements is immaterial and no cumulative effect adjustment is recorded.

In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections. SFAS No. 154 replaces Accounting Principles Board Opinion No. 20, Accounting Changes, and SFAS No. 3, Reporting Accounting Changes in Internal Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. SFAS No. 154 requires retrospective application of changes in accounting principle to prior periods’ financial statements, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. We adopted SFAS No. 154 on January 1, 2006. Any impact on our consolidated results of operations and earnings per share will be dependent on the amount of any accounting changes or corrections of errors whenever recognized.

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments—An Amendment of FASB Statement No. 133 and 140”. SFAS No. 155 simplifies the accounting for certain hybrid financial instruments that contain an embedded derivative that otherwise would have required bifurcation. SFAS No. 155 also eliminates the interim guidance in SFAS No. 133, which provides that beneficial interest in securitized financial assets is not subject to the provisions of SFAS No. 133. In addition, SFAS No. 155 amends SFAS No. 140 to allow a qualifying special purpose entity to hold a derivative instrument pertaining to beneficial interests that itself is a derivative financial instrument. SFAS No. 155 is effective for all financial instruments acquired or issued in fiscal years beginning after September 15, 2006. We will adopt SFAS No. 155 on January 1, 2007, and we do not expect this standard to have a material impact on our consolidated financial statements.

Quantitative and Qualitative Disclosures About Market Risk

Oil Prices

Our future success is dependent on our ability to produce crude oil economically and to transport and market our production either through export to international markets or within Kazakhstan. Our revenues and results of operations depend primarily upon the prices we receive for the oil that we sell. Historically, crude oil prices have been subject to significant volatility in response to changes in supply, market uncertainty and a variety of other factors beyond our control. Crude oil prices are likely to continue to be volatile and this volatility makes it difficult to predict future oil price movements with any certainty. Any declines in oil prices would reduce our revenues, and could also reduce the amount of oil that we can produce economically. As a result, this could have a material adverse effect on our business, financial condition and results of operations. Our first quarter 2006 crude oil sales in the international export market were based on prevailing market prices at the time of sale less applicable discounts due to transportation and quality. The majority of our sales of crude oil prior to June 2005 were based on prevailing local market prices at the time of sale.

Interest Rate Risk

As of March 31, 2006 and December 31, 2005, we had long-term debt outstanding of $224.7 million and $223.4 million, respectively, net of discount of $25.3 million and $26.6 million, respectively. The debt bears interest at a fixed rate of 12% per annum and the interest payments to be made on such debt in fiscal year 2006 have been escrowed.

Foreign Currency Risk

Our functional currency is the U.S. dollar. The financial statements of our foreign subsidiaries are measured in U.S. dollars. Accordingly, transaction costs for the conversion to various currencies for foreign operations are recognized in the consolidated financial statements at the time of each transaction.

BUSINESS

Transmeridian Exploration Incorporated is an independent energy company engaged in the business of acquiring, developing and producing oil and natural gas. Our activities are primarily focused on the Caspian Sea region of the former Soviet Union, and our primary oil and gas property is the South Alibek Field in the Republic of Kazakhstan, covered by License 1557 and the related exploration contract with the government of Kazakhstan. We are currently pursuing additional projects in the Caspian Sea region and surrounding basins. We were founded in 2000 as a Delaware corporation.

We conduct our operations in Kazakhstan through our wholly owned subsidiary, Caspi Neft. In December 2005, we acquired all of the issued and outstanding shares of Bramex, which owns 50% of Caspi Neft. In December 2005, we acquired the 10% carried working interest in the Field held by Kornerstone. As a result of these transactions, our interest in both Caspi Neft and the South Alibek Field is 100%.

At December 31, 2005, our estimated total proved reserves were 72,936,622 barrels of oil. All of these reserves are attributable to the South Alibek Field. The present value of the estimated future net revenues from our proved reserves before income tax, discounted at 10% per annum, based on prices being received as of December 31, 2005 and with oil pricing assumptions held constant throughout the estimated producing life of the reserves, was $1,015,427,446. The estimates of our proved reserves and the present value of the estimated future net revenues have been prepared by Ryder Scott Company, independent petroleum engineers, in accordance with SEC guidelines.

We are in the early stages of developing the South Alibek Field. As of December 31, 2005, 3,331,580 barrels of oil, or 5% of the South Alibek Field’s estimated proved reserves, were classified as proved developed reserves. The balance of our estimated proved reserves are classified as proved undeveloped and will require the drilling of future wells to produce these reserves. We have an active development program in the South Alibek Field, including plans to drill wells that are not currently included within the boundaries of our proved reserves. See “Properties—Proved Reserves” below and note 12 of the notes to our consolidated financial statements included elsewhere herein for further information about our estimated proved reserves.

Strategy

Our strategy is to increase our reserves, production and cash flows by (i) acquiring and developing oil and gas reserves, (ii) exploring for new reserves and (iii) optimizing production and value from our existing reserve base. We prefer to target medium-sized fields with proved or probable reserves, relatively low entry costs and significant upside reserve potential. Through the industry contacts, technical knowledge and experience of our management team, we believe we can successfully identify, obtain financing for and acquire additional properties in the Caspian Sea region and surrounding basins.

Customers

In 2005, approximately 45% of our sales were into the Kazakhstan market to two different purchasers, and 55% were export sales to two different purchasers. Until our pipeline transfer connections and handling facilities are complete, we are temporarily storing our oil at the field facilities and at rail loading terminals in the vicinity until it can be transferred to the buyers. Our oil sales revenues to date are derived solely from our operations in Kazakhstan. For each of fiscal years 2004 and 2003, we sold oil exclusively to customers located in Kazakhstan and neighboring countries. Beginning in August 2005, we began export sales in the international markets. See “Properties—Transportation and Marketing” below for further discussion of our current transportation and marketing arrangements and future plans. See also “Risk Factors—Risks Related to Our Business—Our business and results of operations depend on our ability to transport our production to viable markets and on the price at which we can sell our production.”

Competition

The oil and gas industry is highly competitive, and our future business plans could be jeopardized by competition from larger and better-financed companies. We compete for reserve acquisitions, exploration leases, licenses, concessions and marketing agreements against companies with financial and other resources substantially greater than ours. Many of our competitors have more established positions and stronger governmental relationships, which may make it more difficult for us to compete effectively with them. In Kazakhstan, more than 100 fields (approximately 44%) are under foreign ownership and we estimate there are 45 non-Kazakh companies operating these fields. We believe Lukoil and Chinese National Petroleum Corporation (CNPC) are the largest foreign-owned petroleum companies operating in Kazakhstan, both of which have made recent significant reserve acquisitions. A high level of interest by non-Kazakh companies also exists in the other most prospective oil and gas areas of the Caspian Sea region. See “Risk Factors—Risks Related to Our Business—Competition in our industry is intense, and many of our competitors in the Kazakhstan region have greater financial and other resources than we do.”

Government Regulation

Our operations are subject to various levels of government controls and regulations in the United States and in Kazakhstan, including environmental controls and regulations. We attempt to comply with all legal requirements in the conduct of our operations and employ business practices which we consider to be prudent under the circumstances in which we operate. It is not possible for us to separately calculate the costs of compliance with these controls and regulations, as such costs are an integral part of our operations.

In Kazakhstan, legislation affecting the oil and gas industry is under constant review for amendment or expansion. Pursuant to such legislation, various governmental departments and agencies have issued extensive rules and regulations which affect the oil and gas industry, some of which carry substantial penalties for failure to comply. These laws and regulations can have a significant impact on the oil and gas industry by increasing the cost of doing business and, consequently can adversely affect our results of operations. Inasmuch as new legislation affecting the industry is commonplace and existing laws and regulations are frequently amended or reinterpreted, we are unable to predict the future cost or impact of complying with such laws and regulations.

Offices and Employees

Our corporate headquarters are in Houston, Texas, where we lease 6,725 square feet of office space. As of March 10, 2006, we had 9 full-time employees in Houston. We also maintain two offices in Kazakhstan, the first an administrative office in Aktobe, Kazakhstan, where we lease approximately 9,020 square feet of office space and have 71 full-time employees, and the second a small administrative office in Almaty, Kazakhstan, where we have five employees. Our field operations for the South Alibek Field have approximately 72 employees.

Availability of Reports

We make available free of charge on our internet website, www.tmei.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and any amendments to such reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file such reports with, or furnish such reports to, the SEC. We also make available free of charge on our internet website other electronic filings that we make with the SEC as well as the Forms 3, 4 and 5 filed by our directors, executive officers and significant stockholders with respect to their beneficial ownership of our common stock. These filings and reports are also available on the SEC’s website at www.sec.gov.

PROPERTIES

Petroleum Industry in Kazakhstan

Kazakhstan was one of 15 independent republics that comprised the former Soviet Union. After gaining independence in 1991, it joined with Russia and several other former Soviet republics in the Confederation of Independent States, a union of economic and political cooperation. Kazakhstan is an area of significant investment activity for the international oil and gas industry. Based upon publicly available information, Kazakhstan’s proved reserves rank it among the top 15 countries in the world, with over 250 producing oil fields and 20 billion barrels of proved reserves. Its current production is approximately 1.3 million barrels of oil per day, of which approximately 85% is exported.

Regulation of the oil and gas industry in Kazakhstan has been codified in the Law of Petroleum, which sets out the conduct of the oil and gas industry and the roles of participants, both private and governmental. The industry is regulated in Kazakhstan by the Ministry of Energy and Mineral Resources (“MEMR”), which administers all contracts, licenses and investment programs.

The national oil company, Kazmunaigas, has been through several stages of consolidation. The Kazakhstan government has been in the process of merging the various regional governmental companies, which previously handled the extraction and transportation sectors of the industry, into one consolidated entity to eliminate redundant bureaucracy and provide for a more efficient management of the country’s natural resources. This consolidated entity maintains a direct ownership interest on behalf of the Kazakhstan government in most of the large oil field development projects in Kazakhstan as well as sole ownership and operation of many of the interconnecting oil and gas pipeline systems. However, governmental ownership or participation in exploration and development projects is not required, and the Kazakhstan government has no ownership interest in the South Alibek Field.

Acquisition of the South Alibek Field

In May 1999, we engaged Kornerstone to identify and assist in the acquisition of oil and gas properties in Kazakhstan and elsewhere in the Caspian Sea region. Since we had not received any significant funding at that time, the consulting agreement with Kornerstone provided that Kornerstone’s compensation would be in the form of a 10% carried working interest (which we reacquired from Kornerstone in January 2006) in all properties shown to us and in which we acquired an interest. The controlling shareholder of Kornerstone is a citizen of Kazakhstan who is involved in oil and gas production and other business endeavors. This individual is also currently employed on a part-time basis as a consultant and manager of Caspi Neft.

In early 2000, Kornerstone identified an opportunity in Kazakhstan known as the South Alibek License 1557, which covered what is now known as the South Alibek Field. The adjacent Alibekmola Field had been discovered in 1980 by a regional exploration unit of the Soviet Ministry of Geology. A total of 31 wells had been drilled in the Alibekmola Field to delineate the oil bearing reservoirs and structure of the field. This delineation work continued following the breakup of the Soviet Union.

The South Alibek Field was first identified by an Alibekmola Field delineation well, known as Alibekmola 29, drilled by a geological association of the Kazakhstan government. It was determined to be in a separate fault block adjacent to the Alibekmola Field, and in 1996 produced flowing oil from several intervals in the Middle-Lower Carboniferous (KT2) reservoirs during well testing. Due to lack of funds for further drilling, the area was offered for public tender and was awarded in the tender to a subsidiary of AIL Alpha Corporation, Ltd. License 1557 was granted to the subsidiary in April 1999. In March 2000, we acquired this subsidiary. Subsequent work by us has resulted in this license area being designated as the South Alibek Field.

License and Exploration Contract

We signed an exploration contract with the Kazakhstan government in March 2000. The contract, whose original term extended to April 2005 with two two-year extensions, required us to make total capital expenditures of approximately $18.0 million. In April 2004, we were granted the first of these two-year extensions, through April 2007. In connection with this extension, we agreed to an additional work program commitment of $30.5 million. As of December 31, 2005, we had satisfied these capital expenditure commitments. Pursuant to the exploration contract, we can produce wells under a test program, provided we make 2% royalty payments (based on production) to the Kazakhstan government. We intend to apply for the next two-year extension to continue the exploration of the license area and expand the South Alibek Field before the existing exploration contract term expires.

Production Contract

Under our exploration contract and the Law of Petroleum, we hold the exclusive right to negotiate and execute a production contract with the MEMR in the event of a commercial discovery in the license area, and the government is required to conduct these negotiations. In December 2004, the SCR approved commercial reserves for development and exploitation in the South Alibek Field. On this basis, the MEMR granted us the exclusive right to execute a long-term production contract in June 2005. We concluded negotiations of the final commercial and legal terms of the contract in September 2005, when the working group of the MEMR formally approved the draft production contract. The final draft was then circulated to the relevant governmental ministries and committees for their formal acceptance prior to contract execution. In the course of this process, several of these governmental bodies requested additional changes to the contract, most of which we successfully negotiated and included in the written contract.

As of March 10, 2006, approval of one remaining government ministry was still pending. Once this final approval is obtained, the production contract will be signed by the prime minister, at which time it will enter into effect. We believe that this approval will be obtained and the production contract signed during the first half of 2006. The terms of the production contract establish the royalty and other payments due to the government in connection with our production of oil and gas. A bonus payment of $0.6 million will be required upon execution, based on the SCR reserves audit approving the commercial discovery, which defined the initial production area of 3,500 acres, or about 25% of the total area under license. If additional area is added on the basis of successful exploratory drilling, additional bonus payments would be assessed at a rate of 0.1% of the recoverable reserves added. The contract will also allow the government to recover approximately $4.7 million of historical exploration costs incurred before privatization out of future revenues beginning in January 2007 at a rate of approximately $50,000 per quarter.

The production contract is tax and royalty based. Under this financial arrangement, we will pay 100% of the development and operating costs and will be entitled to receive 100% of the revenues from the Field, subject to a royalty based on production from the Field and corporate income taxes. The royalty is a sliding scale based on annual production, ranging from 2% to 2.5% for production up to approximately 60,000 barrels per day. Corporate income taxes in Kazakhstan vary from 30% to 40%. Additionally, there is an excess profit tax on oil and gas production which can vary from 15% to 60% based on the ratio of net income to deductions. These taxes can significantly affect the economics of the project. The government may also require that we make available, if requested, up to 20% of our production to local refineries at domestic market prices. We would expect these prices to be lower than prices we would receive in the export market. However, our transportation costs would likely be lower as well. Most of the smaller producers in the region are not currently being required to sell into the domestic market and we do not expect this to change.

Overview of Regional Geology

The South Alibek Field is located in a fairway of large fields in northwestern Kazakhstan within the prolific Pre-Caspian Basin. Within 20 miles of the South Alibek Field are three giant producing fields with resources estimated between 500 million to 1 billion barrels each: the Kenkiyak and Zhanazhol Fields and the immediately adjacent Alibekmola Field. Production from the area’s carbonate reservoirs was first established in the 1950s, before the area was limited to military use and closed to oil and gas activity for 20 years. The Zhanazhol Field was the first to be discovered following the release of some of the area to exploration in the 1970s, and is now producing from the Upper-Middle Carboniferous (KT1) and Middle-Lower Carboniferous (KT2) reservoirs. The Alibekmola Field was discovered in the 1980s as additional areas were released, with production tests and reserves in both the KT1 and KT2 reservoirs. South Alibek was identified by the last well drilled during the delineation of Alibekmola following the breakup of the Soviet Union and independence of Kazakhstan. Development of these fields began after 2000.

The KT1 and KT2 reservoirs were deposited throughout the Middle and Late Carboniferous periods and into the Early Permian as a basin-wide and massive carbonate platform in the shallow waters of the ancient Uralian paleo-ocean on the southeastern boundary of the East European Plate. Regional closing of the ocean during the Permian period created a restricted sea that makes up the Pre-Caspian Basin. Prolific oil field trends are established in the southern half and northern margins of this Basin, with the South Alibek Field located on the southeastern margin of the Basin on the Zharamys Uplift. The carbonate fields lying within the Pre-Caspian Basin, including the Devonian carbonates which were deposited earlier, account for approximately 75% of Kazakhstan’s oil reserves and production. These fields are projected to ultimately contain over 40.0 billion barrels of recoverable reserves, and include two super-giant fields: Tengiz, which is estimated to have 9.0 billion barrels of recoverable reserves; and Kashagan, which is estimated to have 13.0 billion barrels of recoverable reserves.

The tectonic history specific to the Zhanazhol, Alibekmola and South Alibek Fields area was extensively studied by Soviet scientists during the last four decades of the Soviet era. The carbonates were deposited on a stable block removed from the influence of the Ural Mountain building processes to the northeast. Soviet geologists speculated the block was significantly closer to Tengiz at that time than it is today. The movement of the block to the northeast, of up to 450 miles, and the later folding and thrust faulting, began in the Middle Permian through the Late Triassic period. This faulting created the northeast-southwest trending enechalon structures that characterize these fields and provides the trap for oil and gas. The main defining thrust faults are generally oriented in a north-south direction, with a pattern of small stress transfer crossfaulting and fracturing that can enhance the fracture characteristics of the carbonate reservoirs. At present day, the platform trends southwest to northeast over an area approximately 125 miles long and 50 miles wide. It is bounded to the north by a major fault which separates this area from the Urals western fold and thrust belt.

Zhanazhol, Alibekmola and South Alibek Fields are ideally situated for favorable migration of hydrocarbons. The source for the oil and gas was provided by three source rocks, Devonian through Carboniferous in age, with the filling of the structures beginning at the end of the Permian with peaks of generation at the end of the Triassic and end of the Jurassic and with one source rock believed to be generating today.

Field Geology

The South Alibek Field is immediately adjacent to the producing Alibekmola Field. Structurally it has three-way dip closure and is bounded and separated from Alibekmola on the east by a major north-south thrust fault. The Field is up to 1,000 feet lower than the Alibekmola Field and has a lower oil-water contact established from testing of the Alibekmola 29 well. The Zhanazhol Field lies 10 miles along the regional structural trend to the south. The East Zhagabulak Field is on the northwest corner of the South Alibek license area.

The KT1 and KT2 are the primary oil bearing reservoirs in all four fields, all of which have established production in the KT2. The KT1 is produced in the Zhanazhol Field. It has been found productive by testing in the Alibekmola and East Zhagabulak Fields, but has not been developed in those fields or in South Alibek. Evaluation of field data indicates reservoir properties of the KT1 and KT2 are very similar in the Alibekmola and

South Alibek Fields. Production from the Zhanazhol Field is estimated to be in excess of 100,000 barrels of oil per day, and from the Alibekmola Field, which is still in the early phases of development, over 30,000 barrels of oil per day.

Within the South Alibek Field, the KT1 and KT2 reservoirs are porous and fractured carbonates of shallow marine-terriginous origin. The porosity is both primary and secondary, by diagenesis to dolomite and by fracturing. Porosity averages between 9-10% for both the KT1 and KT2, and is estimated as high as 15% in the KT2 and 20% in the KT1 from core analysis of open porosity. Permeability estimates range between 5mD to 300mD. The identified net thickness of the oil bearing reservoir averages approximately 200 feet for both the KT1 and KT2. The KT2 reservoir is a series of massive stacked platform carbonates, subdivided into five stratigraphically defined zones, totalling more than 3,000 feet thick, with the top at approximately 10,500 feet in depth. The shallower KT1 is subdivided into three zones: the lowest zone is a series of massive stacked platform carbonates and the shallower zones are more characteristic of the back-stepping progradational nature of the carbonate platform The top of the KT1 reservoir is at a depth of approximately 7,000 feet, and is about 2,300 feet thick.

We have conducted an extensive evaluation of the information available for the South Alibek Field and adjacent fields, including vintage and recent logging, core, pressure and testing data, and 2D and 3D seismic data to which we have rights. Based on our evaluation, we believe that the oil-bearing reservoirs within the KT1 and KT2 may be present over a substantial part of the area covered by License 1557. We continue to update the technical appraisal of our field and collect and evaluate reservoir and fluid data from our wells. Based on available regional data, the possibility exists that the prospective Devonian carbonates may underlie the KT2 at significantly greater depths, but this possibility remains undefined due to insufficient data at the present time.

Proved Reserves

Our estimated proved oil and gas reserve quantities were prepared by Ryder Scott Company, independent petroleum engineers. There are numerous uncertainties in estimating quantities of proved reserves and projecting future rates of production and the timing of development expenditures. These uncertainties are greater for properties which are undeveloped or have a limited production history, such as the South Alibek Field. Our actual reserves, future rates of production and timing of development expenditures may vary substantially from these estimates. All of our proved reserves are in the South Alibek Field. Our net quantities of proved developed and undeveloped reserves of crude oil and standardized measure of future net cash flows are reflected in the table below. See further information about the basis of presentation of these amounts in note 12 of the notes to our consolidated financial statements included elsewhere herein.

As of December 31, 2005, we own a 100% working interest in the South Alibek Field, subject to Kazakhstan government royalties and a 3.5% net revenue interest in favor of a third party. The effect of these interest deductions is reflected in the calculation of our net proved reserves. Our proved reserves have been prepared under the assumption that we obtain a commercial production contract which will allow production for the expected 25-year term of the contract, as more fully discussed above under “—Production Contract.” Based on forecast production volumes, the average royalty over the term of the production contract is expected to be 2.2% or less.

Net Proved Crude Oil Reserves and Future Net Cash Flows

As of December 31, 2005

(Quantities in Barrels)

Actual
Proved Developed	3,331,580
Proved Undeveloped	69,605,042

Total Proved Reserves	72,936,622

Future Net Income Before Income Taxes, Discounted @10%	$1,015,427,446

Standardized Measure of Discounted Future Net Cash Flows	$746,980,814

The following table shows the number of developed and undeveloped acres in the South Alibek Field as of the dates indicated:

	As of December 31,
	2005	2004	2003
Developed acres	640	232	160
Undeveloped acres	1,360	1,448	765

Total acreage	2,000	1,680	925

For information regarding our production from the South Alibek Field, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Transportation and Marketing

Oil producers in the area of the South Alibek Field utilize both the KazTrans Oil and Russian Transneft pipeline systems to export crude oil to regional hub locations such as Samara, Ukraine, the Port of Odessa on the Black Sea and European locations such as Poland, Hungry, Lithuania, Germany and Finland. Pipeline capacity in the area has significantly increased with the opening of the Caspian Pipeline Consortium (“CPC”) pipeline, which ultimately will boost regional export capacity from 250,000 barrels of oil per day to an expected 800,000 barrels of oil per day. Two Soviet-era oil pipelines in the local area of the Field, with combined capacity of 143,000 barrels of oil per day, continue to service nearby producing fields. These pipelines transport oil to the Bestamak rail terminal and the oil refinery in Orsk via Kenkiyak Field, and can be used as a transfer point for oil exchanges to Western markets. Several rail loading oil terminals are also in the area and can be used for export sales. The nearest is approximately 30 miles from the South Alibek Field at Zhem.

Two important connecting pipelines in the vicinity of the South Alibek Field became operational in 2003. The Kenkiyak-Atyrau pipeline, with an initial capacity of 120,000 barrels of oil per day, originates at the Kenkiyak Field and provides a link to the CPC pipeline for nearby producing fields, including the Zhanazhol Field. The Alibekmola-Kenkiyak pipeline provides direct pipeline access from the Alibekmola Field to the Kenkiyak-Atyrau pipeline for export to western markets via the CPC pipeline. The pump station at the Alibekmola Field is one mile from the site of our central production facilities.

We currently export the majority of our oil production to international markets by rail from the Zhem terminal. The terminal is accessed by truck from our field facilities. A portion of the oil continues to be sold in the local markets to alleviate storage constraints of the existing field facilities. Our future plans include the shipment of all our production by pipeline, which is the preferred and most cost effective method to sell oil into the export markets. Based upon our discussions with the operator of the Alibekmola-Kenkiyak pipeline, we believe we will be able to begin exporting our oil via this pipeline during 2006, subject to possible capacity limitations. To obtain access, we will be required to make certain processing and delivery investments or arrangements with nearby producers. In addition, CNPC is finalizing the extension of the rail line from Zhem to Zhanazhol Field, placing rail access within approximately four miles of the South Alibek Field. Construction of a rail spur from our field to the Zhanazhol Field is under consideration, which would eliminate the need to truck the oil to Zhem. See “Business—Customers.”

Drilling Rig

In December 2001, we purchased a drilling rig for our operations in the South Alibek Field for total consideration of $5.3 million, including a note payable for $3.3 million and the issuance of $2.0 million in redeemable common stock. The rig is a National 1320UE, with a 2,000 horsepower rating, a depth rating of approximately 20,000 feet and a 320-ton rating on the drawworks. At the time of purchase, the rig was in storage in South America. During 2002, we moved the rig to Kazakhstan and refurbished and modified the rig to make it suitable for use in our operations. We contracted the operation and manning of the rig to a third party. The rig has been idle since December 2004. In the first quarter of 2006, we reached an agreement to dispose of the rig. See note 3 of the notes to our consolidated financial statements included elsewhere herein. As more fully discussed below under “—Legal Proceedings”, we settled litigation relating to the drilling rig in December 2005.

Legal Proceedings

Drilling Rig Dispute

In December 2001, we purchased a land drilling rig for total consideration of $5.3 million, including a note payable for $3.3 million and the issuance of $2.0 million in redeemable common stock. We were not informed that the rig was subject to a lien in favor a prior owner of the rig. Beginning in December 2003, the seller, us and the lienholder engaged in litigation to determine the parties’ rights and obligations with respect to the rig, the lien and payments due the seller and the lienholder. In August 2004, we and the seller of the rig entered into a settlement and release agreement, pursuant to which the remaining balance on the note of $1.6 million, plus accrued interest of $550,000 was cancelled, and we agreed to endeavor to negotiate a settlement with the lienholder pursuant to which we would assume the obligation of the seller of the rig to the lienholder. In December 2005, the parties engaged in a court-supervised mediation at which they agreed to settle all outstanding claims against one another. Pursuant to the settlement agreement, we paid approximately $1.8 million to the first lienholder to settle the remaining payment obligations to the lienholder, plus $120,000 for legal fees. See notes 5 and 8 of the notes to our consolidated financial statements included elsewhere herein.

Former Chief Financial Officer

In May 2003, Jim W. Tucker, our former chief financial officer, filed suit in state district court in Texas against us in connection with his separation from service in January 2003. The suit alleged breach of an oral employment agreement. We took a default judgment in November 2003 in the amount of $0.9 million. In February 2005, the court granted our motion to vacate the default judgment. The plaintiff subsequently passed away in July 2005. The case may still be reinstated by the deceased’s estate prior to April 2007, and would begin as if we had just been served notice. We believe we have meritorious defenses to the allegations against us and intend to vigorously contest this matter and pursue all available legal remedies; however, we believe the chances that the estate will refile the suit to be remote.

DESCRIPTION OF NOTES

Transmeridian Exploration Inc. issued the notes under an indenture, dated as of December 12, 2005, as supplemented by the first supplemental indenture, dated as of December 22, 2005, and as supplemented by the second supplemental indenture, dated as of May 24, 2006, by and among itself, Transmeridian Exploration Incorporated, as parent guarantor, the subsidiary guarantors party thereto and The Bank of New York, as trustee. The indenture, the first supplemental indenture and the second supplemental indenture are referred to together in this section as the “indenture.” The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939.

The following description is a summary of the material provisions of the indenture. It does not restate the indenture in its entirety. We urge you to read the indenture because it, and not this description, defines your rights as a holder of the notes. You may request a copy of the indenture at our address set forth in the section of this prospectus entitled “Where You Can Find More Information.”

You can find the definitions of certain terms used in this section under “—Certain Definitions” below. In this section, references to the “Parent” refer only to Transmeridian Exploration Incorporated, the parent of the issuer of the notes, and not to any of its subsidiaries, and references to the “Issuer” refer only to Transmeridian Exploration Inc., the issuer of the notes, and not to any of its subsidiaries.

General

The notes:

•	are a senior obligation of the Issuer;

•	are fully and unconditionally guaranteed by the Parent (which guarantee is secured by a pledge of all of the stock of the Issuer and by a pledge of all of the stock of TMEI Operating, Inc., which is another of the Parent’s wholly owned direct subsidiaries) and by each of the current and future Restricted Subsidiaries of the Parent (other than the Issuer);

•	are secured by pledges of the stock of the Restricted Subsidiaries of the Issuer;

•	are limited in aggregate principal amount to $290.0 million;

•	are equal in right of payment to all existing and future Senior Debt of the Issuer;

•	are effectively senior to all unsecured indebtedness of the Issuer, to the extent of the value of the collateral securing the notes;

•	are senior in right of payment to any existing or future subordinated Indebtedness of the Issuer; and

•	are currently eligible for trading on The PORTAL Market®.

The Parent Guarantee

The Parent has fully and unconditionally guaranteed all obligations of the Issuer under the indenture and the notes (the “Parent Guarantee”). The Parent Guarantee

•	is a senior obligation of the Parent;

•	is secured by a pledge of all of the Capital Stock of the Issuer and by a pledge of all of the Capital Stock of TMEI Operating as described under “—Security”;

•	is effectively senior to all unsecured indebtedness of the Parent, to the extent of the value of the collateral securing the Parent Guarantee;

•	is equal in right of payment to all existing and future Senior Debt of the Parent; and

•	is senior in right of payment to any existing or future Subordinated Indebtedness of the Parent.

The Subsidiary Guarantees

The obligations of the Issuer under the notes and the indenture have been jointly and severally guaranteed on a senior basis by all of the Issuer’s current and future Restricted Subsidiaries. The Subsidiary Guarantees of the notes:

•	are senior obligations of each Subsidiary Guarantor;

•	are secured by any Collateral owned by such Subsidiary Guarantor;

•	are effectively senior to all unsecured indebtedness of such Subsidiary Guarantor, to the extent of the value of the collateral securing its Subsidiary Guarantee;

•	are equal in right of payment to all existing and future Senior Debt of each Subsidiary Guarantor; and

•	are senior in right of payment to any existing or future Subordinated Indebtedness of each Subsidiary Guarantor.

The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee have been limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law. See the section of this prospectus entitled “Risk Factors” for further discussion.

The indenture provides that a Subsidiary Guarantor may not consolidate with or merge with or into another Person (other than the Issuer or another Subsidiary Guarantor) unless:

(1) immediately after giving effect to that transaction, no Default exists; and

(2) the Person formed by or surviving any such consolidation or merger (if other than the Subsidiary Guarantor) assumes all the obligations of that Subsidiary Guarantor pursuant to a supplemental indenture satisfactory to the trustee.

The Subsidiary Guarantee of a Subsidiary Guarantor will be released:

(a) in connection with any sale or other disposition of all or substantially all of the assets of that Subsidiary Guarantor (including by way of merger or consolidation); or (b) in connection with any sale of all of the Capital Stock of a Subsidiary Guarantor, in either case provided that (I) the Issuer otherwise complies with the terms of the indenture with respect to such transaction and (II) upon completion of such transaction all obligations of such Subsidiary Guarantor with respect to guarantees of other Indebtedness of the Issuer and its restricted subsidiaries terminate;

(b) if the Issuer designates any restricted subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture; or

(c) if the Issuer effects a Legal Defeasance as described under “—Legal Defeasance and Covenant Defeasance”.

Principal, Maturity and Interest

The notes are limited in aggregate principal amount to $290.0 million. The indenture does not provide for the issuance of additional notes (other than upon transfer or exchange). The Issuer issued notes in denominations of $1,000 and integral multiples of $1,000. The notes will mature on December 15, 2010.

Interest on the notes accrues at the rate of 12% per annum and is payable in cash quarterly in arrears on each March 15, June 15, September 15 and December 15. The Issuer will make each interest payment to the holders of record of the notes on the March 1, June 1, September 1 and December 1 immediately preceding each interest payment date. Interest on the Exchange Notes will accrue from the last interest payment date on which interest was paid on the Outstanding Notes tendered in exchange therefor.

Interest on the notes accrues from the date interest was most recently paid. Interest is computed on the basis of a 360-day year consisting of twelve 30-day months. Additionally, the Issuer will pay interest on overdue principal and on overdue installments of interest at 1% over the above-stated rate, in each case, to the extent lawful. All references in this section to interest on the notes includes any such additional interest that may be payable.

Methods of Receiving Payments on the Notes

If a holder of any notes has given wire transfer instructions to the Issuer, the Issuer will make all principal, premium and interest payments on those notes in accordance with those instructions. All other payments on the notes will be made at the office or agency of the Paying Agent and Registrar within the City and State of New York.

The Issuer will make all principal, premium and interest payments on each note in global form registered in the name of The Depository Trust Company (“DTC”) or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the holder of such global note.

Paying Agent and Registrar for the Notes

The trustee is acting as Paying Agent and Registrar. The Issuer may change the Paying Agent or Registrar without prior notice to the holders of the notes, and the Issuer or any of their Subsidiaries may act as Paying Agent and/or Registrar.

Transfer and Exchange

A holder may transfer or exchange notes in accordance with the indenture. The Registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a holder to pay any taxes and fees required by law or permitted by the indenture. The Issuer is not required to transfer or exchange any note selected for redemption. Also, the Issuer is not required to transfer or exchange any note for a period of 15 days before a selection of the notes to be redeemed.

The holder of a note will be treated as the owner of it for all purposes.

Interest Reserve Account

The Issuer maintains with the trustee (acting as escrow agent) a segregated account into which an amount sufficient to pay the first four quarterly interest payments on the notes has been deposited. The trustee will disburse such funds to pay such interest payments when due.

Security

The Issuer’s obligations under the notes are secured pursuant to the Security Documents by a perfected first priority pledge of all of the Capital Stock of the existing Restricted Subsidiaries of the Issuer and the Parent, and the obligations of the Parent under the Parent Guarantee are secured pursuant to the Security Documents by a perfected first priority pledge of all of the Capital Stock of the Issuer and TMEI Operating, which is another of the Parent’s wholly owned direct subsidiaries, in each case granted to the trustee for the benefit of the holders of the notes (together with any proceeds therefrom, collectively, the “Collateral”).

Unless an Event of Default under the indenture shall have occurred and be continuing, the Parent, the Issuer and the Subsidiary Guarantors have the right under the Security Documents to collect, invest and dispose of any income from the Collateral and exercise any voting rights with respect to the Collateral. Upon an Event of Default, these rights will cease and the trustee will be entitled to foreclose upon and sell the Collateral or any part thereof as provided in the Security Documents. There can be no assurance that the trustee will be able to sell the

Collateral without substantial delays or that the proceeds obtained will be sufficient to pay all amounts owed to the trustee, holders of the notes and owners of Permitted Liens, if any. Subject to the provisions of the indenture and the Security Documents, the trustee in its sole discretion and without the consent of the holders of the notes, on behalf of such holders, may take all actions it deems necessary or appropriate in order to:

(a) enforce any of the terms of the Security Documents; and

(b) collect and receive any and all amounts payable in respect of the obligations of the Issuer, the Parent or the Subsidiary Guarantors under the notes, the indenture and the Security Documents.

The Security Documents provide that the Collateral will be released only:

(1) upon payment in full of all outstanding notes and all amounts due under the indenture;

(2) upon satisfaction and discharge of the indenture as set forth under “—Satisfaction and Discharge”; or

(3) upon a Legal Defeasance as set forth under “—Legal Defeasance and Covenant Defeasance.”

The Security Documents provide that the Parent and the Issuer will, and will cause each of their Restricted Subsidiaries to, do or cause to be done all acts and things which may be required, or which the trustee from time to time may reasonably request, to assure and confirm that the trustee holds, for the benefit of the holders of the notes, valid, enforceable and perfected first priority Liens (subject to Permitted Liens) upon the Collateral as contemplated by the indenture and the Security Documents.

Optional Redemption

The Issuer may redeem all or a part of the notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period (or shorter period, as applicable) beginning on the dates indicated below:

Year	Percentage
December 15, 2008	106.00%
December 15, 2009	103.00%
June 15, 2010	100.00%

In addition, prior to December 15, 2008, the Issuer may at any time on one or more occasions redeem up to 35% of the notes originally issued under the indenture at a redemption price of (i) 106.00% of the principal amount thereof if the redemption occurs prior to June 15, 2006, or (ii) 112.00% of the principal amount thereof if the redemption occurs on or after June 15, 2006 but prior to December 15, 2008, plus in each case accrued and unpaid interest to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that

(1) at least 65% of the notes originally issued under the indenture remains outstanding immediately after the occurrence of such redemption (excluding notes held by the Issuer and its Subsidiaries); and

(2) the redemption must occur within 90 days of the date of the closing of such Equity Offering.

Selection and Notice

If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption on a pro rata basis, by lot or by such method as the trustee shall deem fair and appropriate.

No notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of the notes to be redeemed at its registered address. Notices of redemption may not be conditional.

If any note is to be redeemed in part only, the notice of redemption that relates to that note shall state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder thereof upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions thereof called for redemption, unless there is a default by the Issuer in the payment of the redemption price.

Payment of Additional Amounts

If any taxes, assessments or other governmental charges are imposed, or amounts representing such taxes, assessments or other charges are withheld, by any jurisdiction where the Issuer, the Parent, a Subsidiary Guarantor or a successor of the foregoing (a “Payor”) is organized or otherwise considered by a taxing authority to be a resident for tax purposes, any jurisdiction from or through which the Payor makes a payment on the notes, or, in each case, any political organization or governmental authority thereof or therein having the power to tax (the “Relevant Tax Jurisdiction”) in respect of any payments under the notes, the Payor will pay to each holder of a note, to the extent it may lawfully do so, such additional amounts (“Additional Amounts”) as may be necessary in order that the net amounts paid to such holder will be not less than the amount specified in such note to which such holder is entitled; provided, however, the Payor will not be required to make any payment of Additional Amounts for or on account of:

(a) any tax, assessment or other governmental charge which would not have been imposed but for the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership, limited liability company or corporation) and the Relevant Tax Jurisdiction including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein;

(b) any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or governmental charge;

(c) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder or the beneficial owner of the note to comply with a reasonable and timely request of the Payor addressed to the holder to provide information, documents or other evidence concerning the nationality, residence or identity of the holder or such beneficial owner which is required by a statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or

(d) any combination of the above;

nor will Additional Amounts be paid with respect to any payment of the principal of, or any premium or interest on, any note to any holder who is a fiduciary or partnership or limited liability company or other than the sole beneficial owner of such payment to the extent (but only to the extent) such payment would be required by the laws of the Relevant Tax Jurisdiction to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership, limited liability company or beneficial owner who would not have been entitled to such Additional Amounts had it been the holder of such note.

The Payor will provide the trustee with the official acknowledgment of the Relevant Tax Authority (or, if such acknowledgment is not available, a certified copy thereof) evidencing the payment of any withholding taxes by the Payor. Copies of such documentation will be made available to the holders of the notes or the paying agents, as applicable, upon request therefor.

The Parent, the Issuer and the Subsidiary Guarantors will pay any present or future stamp, court or documentary taxes, or any other excise or property taxes, charges or similar levies which arise in any jurisdiction from the execution, delivery or registration of the notes or any other document or instrument referred to in the indenture (other than a transfer of the notes), or the receipt of any payments with respect to the notes, excluding any such taxes, charges or similar levies imposed by any jurisdiction outside the British Virgin Islands or any other jurisdiction in which the Issuer, the Parent or any Subsidiary Guarantor is located or conducts business or any jurisdiction in which a paying agent is located, other than those resulting from, or required to be paid in connection with, the enforcement of the indenture or any other such document or instrument following the occurrence of any Event of Default.

All references in this section to principal of, premium, if any, and interest on the notes include any Additional Amounts payable by the Payor in respect of such principal, such premium, if any, and such interest.

Repurchase at the Option of Holders

Change of Control/Material Adverse Change

If a Change of Control/MAC occurs, unless the Issuer has exercised its right to redeem the notes as provided under “—Optional Redemption,” each holder of the notes will have the right to require the Issuer to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that holder’s notes pursuant to the offer described below (the “Change of Control/MAC Offer”). In the Change of Control/MAC Offer, the Issuer will offer a Change of Control/MAC Payment in cash equal to 101% of the aggregate principal amount of the notes repurchased plus accrued and unpaid interest thereon, if any, to the date of purchase. Within 30 days following any Change of Control/MAC, unless the Issuer has issued a notice of redemption pursuant to its right to redeem the notes as provided under “—Optional Redemption,” the Issuer will deliver a notice to each holder describing the transaction or transactions that constitute the Change of Control/MAC and offering to repurchase notes on the Change of Control/MAC Payment Date specified in such notice, which date will be no earlier than 30 days nor later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice. The Issuer will comply with the requirements of Rule 14e-l under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control/MAC.

On the Change of Control/MAC Payment Date, the Issuer will, to the extent lawful;

(1) accept for payment all notes or portions thereof properly tendered pursuant to the Change of Control/MAC Offer;

(2) deposit with the Paying Agent an amount equal to the Change of Control/MAC Payment in respect of all notes or portions thereof so tendered; and

(3) deliver or cause to be delivered to the trustee the notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of the notes or portions thereof being purchased by the Issuer.

The Paying Agent will promptly deliver to each holder of the notes so tendered the Change of Control/MAC Payment for such notes, and the trustee will promptly authenticate and deliver (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each such new note will be in a principal amount of $1,000 or an integral multiple thereof and any amounts less than $1,000 shall be returned to the holder in cash.

If the Change of Control/MAC Payment Date is on or after an interest payment record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a note is registered at the close of business on such record date, and no other interest will be payable to holders who tender pursuant to the Change of Control/MAC Offer.

The Parent will publicly announce the results of the Change of Control/MAC Offer on or as soon as practicable after the Change of Control/MAC Payment Date.

The provisions described above that require the Issuer to make a Change of Control/MAC Offer following a Change of Control/MAC will be applicable regardless of whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control/MAC, the indenture does not contain provisions that permit the holders of the notes to require that the Issuer repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

Any future credit agreements or other agreements to which the Issuer or the Parent becomes a party may contain similar restrictions and provisions. The occurrence of a Change of Control/MAC may result in a default under a bank credit facility or other Indebtedness of the Issuer and its Subsidiaries, and give the lenders thereunder the right to require the Issuer to repay obligations outstanding thereunder. The Issuer’s ability to repurchase notes following a Change of Control/MAC also may be limited by the Parent’s and the Issuer’s then existing resources.

The Issuer will not be required to make a Change of Control/MAC Offer upon a Change of Control/MAC if a third party makes the Change of Control/MAC Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control/MAC Offer made by the Issuer and purchases all notes validly tendered and not withdrawn under such Change of Control/MAC Offer.

The definition of “Change of Control/MAC” includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the assets of the Parent or the Issuer and their respective Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of the notes to require the Issuer to repurchase such notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Parent or the Issuer and their respective Subsidiaries taken as a whole may be uncertain.

Asset Sales

(1) The Parent will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

(a) the Parent or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (including as to the value of all non-cash consideration), of the shares or other assets subject to such Asset Sale; provided, the foregoing requirement shall not apply to any Asset Sale pursuant to any loss, destruction or damage to an asset, a condemnation, appropriation or other similar taking, including by deed in lieu of condemnation, or pursuant to the foreclosure or other enforcement of a Lien incurred not in violation of the covenant described under “—Certain Covenants—Liens;” and

(b) at least 85% of the consideration received therefrom by the Parent or such Restricted Subsidiary is in the form of cash or cash equivalents.

For the purposes of this covenant, the following are deemed to be cash or cash equivalents: (i) the assumption of all Indebtedness of the Parent or any Restricted Subsidiary (other than liabilities that are Subordinated Obligations), and the release of the Parent or such Restricted Subsidiary from all liability on such Indebtedness, in connection with such Asset Sale; and (ii) securities received by the Parent or any Restricted Subsidiary from the transferee which are promptly converted by the Parent or such Restricted Subsidiary into cash.

(2) Within 30 days after the receipt of any Net Available Proceeds from an Asset Sale, the Parent or such Restricted Subsidiary, as the case may be, may apply such Net Available Proceeds to repurchase or redeem notes in accordance with “—Optional Redemption.” Any Net Available Proceeds that are not so applied within 30 days shall be deemed to constitute “Excess Proceeds.”

(3) When the aggregate amount of Excess Proceeds exceeds $2.0 million, the Issuer or the Parent will be required to make an offer to all holders of the notes (an “Asset Sale Offer”) to purchase on a pro rata basis the maximum principal amount of the notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, to the date of purchase, in accordance with the procedures set forth in the indenture. To the extent that the aggregate amount of the notes electing to be purchased pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Parent and such Restricted Subsidiary may use any remaining Excess Proceeds for any purpose not prohibited by the indenture (and any such remaining Excess Proceeds held in the Asset Sale Proceeds Account shall be released therefrom as provided in the Security Documents). If the aggregate principal amount of the notes surrendered by holders thereof exceeds the amount of Excess Proceeds, the trustee shall select the notes to be purchased on a pro rata basis or such other basis as the trustee determines is appropriate. Upon completion of each such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

(4) The Issuer or the Parent will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of the notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Issuer or the Parent will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the covenant described above by virtue of its compliance with such securities laws or regulations.

Certain Covenants

Restricted Payments

The Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution on account of the Parent’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Parent or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Parent’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than (i) dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Parent or to the Parent or a Restricted Subsidiary of the Parent and (ii) the payment on or before September 30, 2006 of dividends on the Series A Preferred in cash in an aggregate amount not to exceed $1,000,000);

(2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Parent or a Restricted Subsidiary) any Equity Interests of the Parent or any Restricted Subsidiary (other than any such Equity Interests owned by the Parent or any of its Restricted Subsidiaries) except in exchange for Equity Interests (other than Disqualified Stock) of the Parent;

(3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness of the Parent, the Issuer or any Subsidiary Guarantor held by persons other than the Parent or a Wholly-Owned Restricted Subsidiary, except a payment of interest or principal at the Stated Maturity thereof; or

(4) make any Investment other than a Permitted Investment (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”),

unless, at the time of and after giving effect to such Restricted Payment:

(1) no Default shall have occurred and be continuing or would occur as a consequence thereof;

(2) the Parent would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under “—Incurrence of Indebtedness”; and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Parent and Its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (2) and (3) of the next succeeding paragraph), is less than $5.0 million.

The preceding provisions will not prohibit:

(1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the indenture; and

(2) the defeasance, redemption, repurchase or other acquisition of Subordinated Indebtedness of the Parent, the Issuer or any Subsidiary Guarantor with the Net Cash Proceeds from an incurrence of Permitted Refinancing Indebtedness.

The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Parent or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this covenant shall be evidenced by an Officers’ Certificate to be delivered to the trustee. Not later than five Business Days following the date of the making any Restricted Payment (other than under clause (3) of the preceding paragraph), the Parent shall deliver to the trustee an Officers’ Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this covenant, were computed, together with a copy of any fairness opinion or appraisal required by the indenture.

Incurrence of Indebtedness

The Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt); provided, however, that the Parent, the Issuer or any Subsidiary Guarantor may incur Indebtedness (including Acquired Debt), if the Fixed Charge Coverage Ratio for the Parent’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been at least 2.5 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred at the beginning of such four-quarter period.

So long as no Default shall have occurred and be continuing or would be caused thereby, the first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Indebtedness”):

(1) the incurrence by the Parent, the Issuer and the Subsidiary Guarantors of Indebtedness represented by the notes, the Parent Guarantee and the Subsidiary Guarantees;

(2) the incurrence by the Parent, the Issuer or any Subsidiary Guarantor of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under the first paragraph of this covenant or clause (1), (9) or this clause (2) of this paragraph;

(3) the incurrence by the Parent or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Parent and any of its Restricted Subsidiaries; provided, however, that:

(a) (i) if the Parent or the Issuer is the obligor on such Indebtedness and a Subsidiary Guarantor is not the obligee thereon, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all obligations with respect to the notes, and (ii) if a Subsidiary Guarantor is the obligor of such Indebtedness and the Parent, the Issuer or another Subsidiary Guarantor is not the obligee thereon, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all obligations of such Subsidiary Guarantor with respect to its Subsidiary Guarantee, and

(b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Parent or a Restricted Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Parent or a Restricted Subsidiary thereof, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Parent or such Restricted Subsidiary, as the case may be, that was not permitted by this clause;

(4) the accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock, provided, in each such case, that the amount thereof is included in Fixed Charges of the Parent as accrued;

(5) any obligations in respect of completion bonds, performance bonds, bid bonds, appeal bonds, surety bonds, bankers acceptances, letters of credit, insurance obligations or bonds and other similar bonds and obligations incurred by the Parent or any Restricted Subsidiary in the ordinary course of business and any guaranties or letters of credit functioning as or supporting any of the foregoing bonds or obligations;

(6) any obligation under Interest Rate Agreements, Currency Agreements and Commodity Agreements; provided, that such Interest Rate Agreements, Currency Agreements and Commodity Agreements are related to business transactions of the Parent or its Restricted Subsidiaries entered into in the ordinary course of business and are entered into for bona fide hedging purposes (and not financing or speculative purposes) of the Parent or its Restricted Subsidiaries (as determined in good faith by the Board of Directors or senior management of the Parent);

(7) any obligation arising from agreements of the Parent or a Restricted Subsidiary providing for indemnification, guarantee, adjustment of purchase price, holdback, contingency payment obligation based on the performance of the disposed asset or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, asset or Capital Stock of a Restricted Subsidiary, provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Parent and its Restricted Subsidiaries in connection with such disposition;

(8) any obligation arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;

(9) Indebtedness of a Restricted Subsidiary incurred after the Issue Date and outstanding on the date on which such Subsidiary was acquired by the Parent (other than Indebtedness incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Parent) and excluding therefrom any of such Indebtedness that is extinguished, retired or repaid in connection with such acquisition; provided that on the date of such acquisition and after giving pro forma effect thereto, the Parent would have been able to Incur at least $1.00 of additional Indebtedness pursuant the first paragraph of this covenant; and

(10) Indebtedness outstanding on the Issue Date.

The Parent and the Issuer will not, and will not permit any Subsidiary Guarantor to, directly or indirectly, incur any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is subordinated to any other Indebtedness of the Parent or the Issuer or of such Subsidiary Guarantor, as the case may be, unless made expressly subordinate to the notes, the Parent Guarantee or the Subsidiary Guarantee of such Subsidiary Guarantor, as the case may be, at least to the same extent as such Indebtedness is subordinated to such other Indebtedness of the Parent or the Issuer or of such Subsidiary Guarantor, as the case may be.

For purposes of determining compliance with this covenant:

(1) Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included;

(2) Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness; and

(3) the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

Liens

The Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any property or asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

Dividend and Other Payment Restrictions Affecting Subsidiaries

The Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction (other than pursuant to the indenture or the Security Documents) on the ability of any Restricted Subsidiary to:

(a) pay dividends or make any other distributions on its Capital Stock to the Parent or any of the Parent’s Restricted Subsidiaries, or pay any Indebtedness owed to the Parent or any of the Parent’s Restricted Subsidiaries;

(b) make loans or advances to the Parent or any of the Parent’s Restricted Subsidiaries; or

(c) transfer any of its properties or assets to the Parent or any of the Parent’s Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Parent or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

(2) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by such Restricted Subsidiary pending its sale or other disposition; and

(3) with respect to clause (c) of the preceding paragraph only, any of the following encumbrances or restrictions:

(a) customary non-assignment provisions in leases, licenses and contracts entered into in the ordinary course of business;

(b) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired;

(c) encumbrances set forth in agreements governing Liens securing Indebtedness otherwise permitted to be issued pursuant to the provisions of the covenant described above under “—Liens” that limit the right of the Parent or any of its Restricted Subsidiaries to dispose of the assets subject to such Lien;

(d) customary restrictions contained in asset sale agreements limiting the transfer of such assets pending the closing of such sale;

(e) customary restrictions on the subletting, assignment or transfer of any property or asset that is subject to a lease, farm-in agreement or farm-out agreement, license or similar contract, or the assignment or transfer of any such lease, license or other contract; and

(f) customary restrictions on the disposition or distribution of assets or property in operating agreements, joint venture agreements, development agreements, area of mutual interest agreements and other agreements that are customary in the Oil and Gas Business and entered into in the ordinary course of business.

Merger, Consolidation or Sale of Assets

Neither the Parent nor the Issuer may: (1) consolidate or merge with or into another Person; or (2) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person, unless:

(1) either:

(a) the Parent or Issuer, as the case may be, is the surviving corporation; or

(b) the Person formed by or surviving any such consolidation or merger (if other than the Parent or the Issuer, as the case may be) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of (i) with respect to the Parent, the United States, any state thereof or the District of Columbia, or (ii) with respect to the Issuer, the British Virgin Islands;

(2) the Person formed by or surviving any such consolidation or merger (if other than the Parent or the Issuer, as the case may be) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Parent or Issuer, as the case may be, under the notes, the indenture and the Security Documents pursuant to a supplemental indenture or other agreements reasonably satisfactory to the trustee;

(3) at the time of and immediately after such transaction no Default shall have occurred and be continuing;

(4) the Parent or the Person formed by or surviving any such consolidation or merger (if other than the Parent, the Issuer or a Subsidiary Guarantor) will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the most recently ended four-quarter period, be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under “—Incurrence of Indebtedness;” and

(5) the Parent or the Issuer, as the case may be, shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and any supplemental indenture related thereto comply with the indenture and all of the Security Documents and that all necessary actions have been taken to preserve the priority and perfection of the Liens created by all of the Security Documents in accordance with the indenture.

For purposes of this covenant, the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of one or more Subsidiaries of the Parent or the Issuer, which properties or assets, if held by the Parent or the Issuer instead of such Subsidiaries, would constitute all or substantially all of the properties or assets of the Parent or Issuer on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties or assets of the Issuer.

The foregoing does not affect the Issuer’s obligation to make a Change of Control/MAC Offer.

Transactions with Affiliates

The Parent will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”), unless:

(1) such Affiliate Transaction is on terms that are no less favorable to the Parent or the relevant Restricted Subsidiary than those that would have been obtained at the time of such transaction in arm’s-length dealings by the Parent or such Restricted Subsidiary with a Person who is not an Affiliate; and

(2) the Parent delivers to the trustee:

(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $2.0 million, a resolution of the Board of Directors set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

(b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a written opinion that such Affiliate Transaction is fair, from a financial point of view, to the Parent and its Restricted Subsidiaries, taken as a whole, issued by an accounting, appraisal or investment banking firm of national standing that is not an Affiliate of the Parent.

The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1) any employment agreement or other employee compensation plan or arrangement entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business of the Issuer or such Restricted Subsidiary;

(2) transactions between or among (a) the Parent and one or more of its Wholly-Owned Restricted Subsidiaries or (b) two or more Wholly-Owned Restricted Subsidiaries;

(3) Restricted Payments that are permitted by the provisions of the indenture described above under “—Restricted Payments”;

(4) indemnities of officers, directors and employees of the Parent or any Restricted Subsidiary permitted by bylaw or statutory provisions;

(5) the payment of reasonable and customary regular fees consistent in all respects with past practice to directors of the Parent or any of its Restricted Subsidiaries who are not employees of the Issuer or any Subsidiary;

(6) issuances of Equity Interests (other than Disqualified Stock) of the Parent; and

(7) customary indemnification agreements or arrangements with officers, directors or employees of the Parent or its Restricted Subsidiaries permitted or required by law or statutory provisions and approved by the Board of Directors.

Additional Subsidiary Guarantees

If the Parent or any of its Restricted Subsidiaries acquires or creates another Restricted Subsidiary, then that newly acquired or created Restricted Subsidiary must become a Subsidiary Guarantor and execute a supplemental indenture satisfactory to the trustee within 10 Business Days of the date on which it was acquired or created.

Business Activities

The Parent will not, and will not permit any Restricted Subsidiary to, engage in any material respect in any business other than the Oil and Gas Business.

Reports

Whether or not required by the SEC, so long as any notes are outstanding, the Parent will furnish to the trustee and the holders of the notes, within the time periods (including grace periods) specified in the SEC’s rules and regulations:

(1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Parent were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Parent’s certified independent accountants;

(2) all current reports that would be required to be filed with the SEC on Form 8-K if the Parent were required to file such reports; and

(3) all proxy statements and related proxy and stockholder materials.

If the Parent has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Parent and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Parent.

In addition, whether or not required by the SEC, the Parent will file a copy of all of the information and reports referred to in clause (1) and (2) above with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept or does not permit such a filing).

In addition, the Parent has agreed that, for so long as any notes remain outstanding, if at any time it is not required to file with the SEC the reports required by the preceding paragraphs, it will furnish to holders of the notes and prospective investors, upon request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default and Remedies

Each of the following is an Event of Default:

(1) default for 30 days in the payment when due of interest on the notes;

(2) default in payment when due of the principal of or premium, if any, on the notes;

(3) failure by the Parent or the Issuer to comply with the provisions described under “—Certain Covenants—Merger, Consolidation or Sale of Assets;”

(4) failure by the Parent or any of its Restricted Subsidiaries to comply for 30 days after notice with the provisions described under “—Repurchase at the Option of Holders—Change of Control/Material Adverse Change”, “—Repurchase at the Option of Holders—Asset Sales” and “—Certain Covenants” (other than “—Certain Covenants—Merger, Consolidation or Sale of Assets”);

(5) failure by the Parent or the Issuer for 60 days after notice to comply with any of its other agreements in the indenture;

(6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Parent or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Parent or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of the indenture, if that default:

(a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (a “Payment Default”); or

(b) results in the acceleration of such Indebtedness prior to its Stated Maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more;

(7) failure by the Parent or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $5.0 million (net of any amounts that a reputable and creditworthy insurance company has acknowledged liability for in writing), which judgments are not paid, discharged or stayed for a period of 60 days;

(8) the Parent Guarantee or any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or, except as permitted by the indenture, shall cease for any reason to be in full force and effect or the Parent or any Subsidiary Guarantor, or any Person acting on behalf of the Parent or any Subsidiary Guarantor, shall deny or disaffirm its obligations under the Parent or its Subsidiary Guarantee, as the case may be;

(9) certain events of bankruptcy or insolvency with respect to the Parent, the Issuer or any of its Significant Subsidiaries or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary; and

(10) any Security Document or any Lien purported to be created or granted thereby on any one or more items of Collateral is held in any judicial proceeding to be unenforceable or invalid, in whole or part, or ceases for any reason (other than pursuant to a release that is delivered or becomes effective as set forth in the indenture or any of the Security Documents) to be fully enforceable and perfected.

A default under clauses (4) or (5) above will not constitute an Event of Default unless either the trustee or holders of at least 25% in principal amount of the outstanding notes gives notice to the Issuer of the Default and such Default is not cured within the time periods specified in such clauses after receipt of such notice.

In the case of an Event of Default under clause (9) above, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately. Upon such a declaration, such principal, premium and accrued and unpaid interest will be due and payable immediately.

Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing Default (except a Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

The holders of a majority in principal amount of the outstanding notes may waive all past Defaults (except with respect to nonpayment of principal, premium or interest) and rescind any such acceleration with respect to the notes and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the notes that have become due solely by such declaration of acceleration, have been cured or waived.

The Issuer is required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, the Issuer is required to deliver to the trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee or incorporator of the Parent, the Issuer or any Subsidiary Guarantor, and no stockholder of the Parent, as such, shall have any obligation to perform or assume any obligations of the Parent, the Issuer or the Subsidiary Guarantors under the notes, the indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of the notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

The Issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Subsidiary Guarantors discharged with respect to their Subsidiary Guarantees (“Legal Defeasance”) except for:

(1) the rights of holders of outstanding notes to receive payments in respect of the principal of, premium, if any, and interest on such notes when such payments are due from the trust referred to below;

(2) the Issuer’s obligations with respect to the notes concerning issuing temporary notes, registration of the notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the trustee, and the Issuer’s obligations in connection therewith; and

(4) the Legal Defeasance provisions of the indenture.

In addition, the Issuer may, at its option and at any time, elect to terminate its obligations and the obligations of the Parent under “—Repurchase at the Option of Holders—Change of Control/Material Adverse Change” and “—Repurchase at the Option of Holders—Asset Sales” and under the covenants described under “—Certain Covenants” (other than the covenant described under “—Certain Covenants—Merger, Consolidation or Sale of Assets”), the operation of the Events of Default specified in clauses (4), (5), (6), (7) (8) or (9) (with respect only to Significant Subsidiaries) under “— Events of Default and Remedies” above and the limitations contained in clause (4) of the first paragraph under “—Certain Covenants—Merger, Consolidation or Sale of Assets” above (“Covenant Defeasance”).

The Issuer may exercise its Legal Defeasance option notwithstanding its prior exercise of the Covenant Defeasance option. If the Issuer exercises its Legal Defeasance option, payment of the notes may not be accelerated because of an Event of Default with respect thereto unless notice of such acceleration is given prior to such exercise. If the Issuer exercises its Covenant Defeasance option, payment of the notes may not be accelerated because of an Event of Default specified in clauses (4), (5), (6), (7) (8) or (9) (with respect only to Significant Subsidiaries) under “— Events of Default and Remedies” above or because of the failure of the Issuer to comply with clause (4) of the first paragraph under “—Certain Covenants—Merger, Consolidation or Sale of Assets” above, unless, in any such case, notice of such acceleration is given prior to such exercise. If the Issuer exercises its Legal Defeasance option, each Subsidiary Guarantor will be released from its obligations with respect to its Subsidiary Guarantee and the Security Documents.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) the Issuer must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Issuer must specify whether the notes are being defeased to Stated Maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, the Issuer shall have delivered to the trustee an Opinion of Counsel reasonably acceptable to the trustee confirming that (a) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuer shall have delivered to the trustee an Opinion of Counsel reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit);

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the indenture or the Security Documents) to which the Parent or any of its Restricted Subsidiaries is a party or by which the Parent or any of its Restricted Subsidiaries is bound;

(6) the Issuer must deliver to the trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent of preferring the holders of the notes over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others; and

(7) the Issuer must deliver to the trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

(1) either

(a) all notes (except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Issuer) have been delivered to the trustee for cancellation, or

(b) all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the giving of a notice of redemption or otherwise or will become due and payable within one year and the Issuer or any Subsidiary Guarantor has irrevocably deposited or caused to be irrevocably deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable U.S. government securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the notes not delivered to the trustee for cancellation for principal, premium, if any, and liquidated damages, if any, and accrued interest to the date of maturity or redemption;

(2) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer, the Parent or any Restricted Subsidiary is a party or by which the Issuer, the Parent or any Restricted Subsidiary is bound;

(3) the Parent, the Issuer or any Subsidiary Guarantor has paid or caused to be paid all other sums payable by it under the indenture; and

(4) the Issuer has delivered an Officers’ Certificate and an Opinion of Counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the foregoing, if a holder of the notes is required under applicable law to return any payments made to it under the indenture, then the Issuer’s obligation to repay such holder the amount so returned plus interest thereon shall be reinstated until repaid in full.

Amendment, Supplement and Waiver

Subject to certain exceptions, the indenture, the notes and the Security Documents may be amended with the consent of the holders of a majority in principal amount of the notes then outstanding (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes) and, subject to certain exceptions, any past Default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes). However, without the consent of each holder affected, such an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting holder):

(1) reduce the principal amount of the notes whose holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the Stated Maturity of any note or alter the provisions with respect to the redemption or repurchase of the notes or change the time at which any note may be redeemed or repurchased as described above under “—Repurchase at the Option of Holders—Change of Control/Material Adverse Change” or “—Repurchase at the Option of Holders —Asset Sales” (whether through amendment or waiver of provisions in the covenants, definitions or otherwise);

(3) reduce the rate of or change the time for payment of interest on any note;

(4) waive a Default in the payment of principal of or premium, if any, or interest on the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration);

(5) make any note payable in money other than U.S. currency;

(6) make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of the notes to receive payments of principal of or premium, if any, or interest on the notes;

(7) modify the Parent Guarantee or any Subsidiary Guarantee in any manner adverse to holders of the notes;

(8) make any change in the ranking of the notes or the Subsidiary Guarantees in a manner adverse to the holders of the notes or the Subsidiary Guarantees;

(9) except as expressly provided in the indenture or any Security Document, release all or substantially all of the Liens on the Collateral; or

(10) make any change in the preceding amendment, supplement and waiver provisions.

Notwithstanding the preceding, without the consent of any holder of the notes, the Parent, the Issuer, the Subsidiary Guarantors and the trustee may amend or supplement the indenture, the Security Documents or the notes:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated notes in addition to or in place of certificated notes;

(3) to provide for the assumption of the Issuer’s obligations to holders of the notes in the case of a merger or consolidation or sale of all or substantially all of the Issuer’s properties or assets in compliance with the indenture;

(4) to add or release Subsidiary Guarantors in compliance with the indenture;

(5) to add Collateral to secure the notes or the Subsidiary Guarantees, or to release Collateral in accordance with the express terms of the indenture and the Security Documents;

(6) to make any change that would provide any additional rights or benefits to the holders of the notes or that does not adversely affect the legal rights under the indenture of any such holder in any material respect; or

(7) to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

Concerning the Trustee

If the trustee becomes a creditor of the Parent, the Issuer or any Subsidiary Guarantor, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions; however, if it acquires any conflicting interest after a Default has occurred and is continuing it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

The holders of a majority in principal amount of the then outstanding notes have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default shall occur and be continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the trustee is under no obligation to exercise any of its rights or powers under the indenture or any of the Security Documents at the request of any holder of the notes, unless such holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

The indenture, the notes, the Parent Guarantee and the Subsidiary Guarantees are governed by, and are to be construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York.

Certain Definitions

Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used in this section for which no definition is provided.

“Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,”

as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings.

“Asset Sale” means:

(1) the sale, lease, conveyance or other disposition of any assets, including, without limitation, by means of a sale and leaseback transaction, and:

(a) any sale of a net profits or overriding royalty interest, in each case conveyed from or burdening proved developed or proved undeveloped reserves, excluding the conveyance of the Permitted Net Revenue Interest; and

(b) any sale of hydrocarbons or other mineral products as a result of the creation of Dollar-Denominated Production Payments or Volumetric Production Payments (other than Dollar-Denominated Production Payments and Volumetric Production Payments created or sold in connection with the financing of, and within 30 days after, the acquisition of the properties subject thereto);

provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Parent and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under “—Repurchase at the Option of Holders—Change of Control/Material Adverse Change”, and/or the provisions described above under “—Certain Covenants—Merger, Consolidation or Sale of Assets” and not by the provisions of the Asset Sales covenant; and

(2) the issuance of Equity Interests by any of the Parent’s Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries.

Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

(1) any single transaction or series of related transactions that together involves assets having a fair market value of less than $250,000;

(2) a transfer of assets between or among the Parent and its Wholly Owned Restricted Subsidiaries;

(3) an issuance of Equity Interests by a Restricted Subsidiary to the Parent or to another Restricted Subsidiary;

(4) a disposition of Cash Equivalents in the ordinary course of business;

(5) a Restricted Payment or Permitted Investment that is permitted by the covenant described above under “—Certain Covenants—Restricted Payments”;

(6) a sale of oil, gas or other hydrocarbons or other mineral products in the ordinary course of business of the Parent’s and its Restricted Subsidiaries’ oil and gas production operations;

(7) any abandonment, farm-in, farm-out, lease and sub-lease of developed and/or undeveloped properties made or entered into in the ordinary course of business, but excluding any disposition described in either clause (a) or (b) of the preceding paragraph;

(8) the provision of services and equipment for the operation and development of the Parent’s and its Restricted Subsidiaries’ oil and gas wells, in the ordinary course of the Parent’s and its Restricted Subsidiaries’ oil and gas service businesses, notwithstanding that such transactions may be recorded as asset sales in accordance with full cost accounting guidelines;

(9) the creation or perfection of a Lien (but not the sale or other disposition of any asset subject to such Lien) in accordance with the indenture;

(10) disposition of surplus or obsolete equipment in the ordinary course of business of the Parent and its Restricted Subsidiaries;

(11) the sale or other disposition of Excluded Assets; and

(12) the issuance of Foreign Required Minority Shares.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP. As used in the preceding sentence, the “net rental payments” under any lease for any such period shall mean the sum of rental and other payments required to be paid with respect to such period by the lessee thereunder, excluding any amounts required to be paid by such lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges. In the case of any lease that is terminable by the lessee upon payment of penalty, such net rental payment shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

“Beneficial Owner” has the meaning assigned to such term in Rule l3d-3 and Rule l3d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as such term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means:

(1) United States dollars;

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition;

(3) certificates of deposit with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and demand deposits, trust accounts, time deposits and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of “B” or better;

(4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper having the highest rating obtainable from Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Services and in each case maturing within 270 days after the date of acquisition;

(6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition; and

(7) deposits available for withdrawal on demand with any commercial bank that is organized under the laws of any country in which the Issuer or any Restricted Subsidiary maintains its chief executive office or is engaged in the Oil and Gas Business, provided that all such deposits are made in such accounts in the ordinary course of business.

“Change of Control/MAC” means the occurrence of any of the following:

(1) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Parent or the Issuer and its Subsidiaries taken as a whole;

(2) the adoption of a plan relating to the liquidation or dissolution of the Parent or the Issuer or any Significant Subsidiary;

(3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as such term is used in Section 13(d)(1) or 13(d)(3) of the Exchange Act), becomes the Beneficial Owner, directly or indirectly, of more than 35% of the Voting Stock (measured by voting power rather than number of shares) of the Parent or the Issuer (excluding the Parent, in the case of the Issuer);

(4) the first day on which a majority of the members of the Board of Directors of the Parent or the Issuer are not Continuing Directors;

(5) the Parent or the Issuer consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Parent or the Issuer, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Parent or the Issuer is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Parent or the Issuer outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person immediately after giving effect to such issuance; or

(6) the occurrence of a Material Adverse Change.

“Commodity Agreement” means any oil or natural gas hedging agreement and other agreement or arrangement designed to protect the Parent or a Restricted Subsidiary against fluctuations in oil or natural gas prices.

“Consolidated Cash Flow” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus:

(1) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3) Fixed Charges of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized, to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

(4) depreciation, depletion, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), impairment and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such amounts were deducted in computing such Consolidated Net Income; minus

(5) non-cash items increasing such Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP; minus

(6) to the extent included in determining Consolidated Net Income, the sum of

(a) the amount of deferred revenues that are amortized during the period and are attributable to reserves that are subject to Volumetric Production Payments; and

(b) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments.

Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation, depletion, amortization, impairment and other non-cash charges of, a Restricted Subsidiary of the Parent shall be added to Consolidated Net Income to compute Consolidated Cash Flow of the Parent only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Parent by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Subsidiary thereof;

(2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

(3) the cumulative effect of a change in accounting principles shall be excluded;

(4) any write-downs or impairments of non-current assets shall be excluded; and

(5) any non-cash gains or losses or changes in respect of hedge or non-hedge derivatives (including those resulting from the application of Statement of Financial Accounting Standards No. 133) shall be excluded.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Parent or the Issuer who:

(1) was a member of such Board of Directors on the Issue Date; or

(2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

“Currency Agreements” means, at any time as to the Parent and its Restricted Subsidiaries, any foreign currency exchange agreement, option or future contract or other similar agreement or arrangement designed to protect against or manage the Parent’s or any or any of its Restricted Subsidiaries’ exposure to fluctuations in foreign currency exchange rates.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Parent to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Parent may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under “—Certain Covenants—Restricted Payments.”

“Dollar-Denominated Production Payments” mean production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Equity Interests” mean Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any issuance for cash of Equity Interests (other than Disqualified Stock) of the Parent after the Issue Date and other than any issuance of securities under or to any benefit plan of the Parent or a Restricted Subsidiary.

“Excluded Assets” means Rig 232 as described in note 6 to the financial statements included in the Parent’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005.

“Fair Market Value” means, with respect to any Asset Sale or Restricted Payment or other item, the price that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined in good faith by an officer of the Parent if such value is less than $2.0 million; provided, however, if the value of such Asset Sale or Restricted Payment or other item is $2.0 million or greater, such determination shall be made in good faith by the Board of Directors of the Parent; and provided further if the value of such Asset Sale or Restricted Payment or other item is $5.0 million or greater, such determination shall be made by an accounting, appraisal or investment banking firm of national standing that is not an Affiliate of the Parent.

“Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts, and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net payments, if any, pursuant to Interest Rate Agreements; plus

(2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4) the product of:

(a) all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of the Parent (other than Disqualified Stock) or to the Parent or a Restricted Subsidiary of the Parent, times

(b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

“Fixed Charge Coverage Ratio” means, with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings not constituting a permanent commitment reduction) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period;

(2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded; and

(3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

“Foreign Required Minority Shares” means Capital Stock of a Foreign Restricted Subsidiary that is required by the applicable laws and regulations of such foreign jurisdiction to be owned by the government of such foreign jurisdiction or individual or corporate citizens of such foreign jurisdiction in order for such Foreign Restricted Subsidiary to transact business in such foreign jurisdiction.

“Foreign Restricted Subsidiary” means any Restricted Subsidiary of the Company organized under the laws of, and conducting a substantial portion of its business in, any jurisdiction other than the United States of America or any state thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect as of the Issue Date. All ratios and calculations under the indenture based on GAAP measures shall be computed in conformity with GAAP.

“Guarantee” means, without duplication, any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any other obligation, direct or indirect, contingent or otherwise, of such Person:

(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise), or

(b) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment therefor to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under Currency Agreements, Interest Rate Agreements and Commodity Agreements.

“holder” means a person in whose name a note is registered on the Registrar’s books.

“Indebtedness” means, with respect to any specified Person,

(a) all obligations of such Person, whether or not contingent, in respect of:

(i) borrowed money;

(ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(iii) bankers’ acceptances;

(iv) Capital Lease Obligations; and

(v) the balance deferred and unpaid of the purchase price of any property due more than six months after the date of acquisition thereof, except any such balance that constitutes a trade payable;

(b) all net obligations in respect of Currency Agreements, Interest Rate Agreements and Commodity Agreements or Dollar Denominated Production Payments;

(c) all liabilities of others of the kind described in the preceding clause (a) or (b) that such Person has Guaranteed or assumed or that are otherwise its legal responsibility (including, with respect to any Production Payment, any warranties or guaranties of production or payment by such Person with respect to such Production Payment but excluding other contractual obligations of such Person with respect to such Production Payment);

(d) Indebtedness (as otherwise defined in this definition) of another Person secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, the amount of such obligations being deemed to be the lesser of

(i) the full amount of such obligations so secured and

(ii) the Fair Market Value of such asset;

(e) Disqualified Stock of such Person or a Restricted Subsidiary in an amount equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof;

(f) Attributable Debt in respect of a sale and leaseback transaction; and

(g) any and all deferrals, renewals, extensions, refinancings and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clause (a), (b), (c), (d), (e), (f) or this clause (g), whether or not between or among the same parties.

Subject to clause (c) of the preceding sentence, Volumetric Production Payments shall not be deemed to be Indebtedness.

“Interest Rate Agreements” means, with respect to the Parent and its Restricted Subsidiaries, interest rate agreements, interest rate cap agreements and interest rate collar agreements and other agreements or arrangements designed to protect such Person against fluctuations in interest rates with respect to any floating rate Indebtedness that is permitted to be incurred under the indenture.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including Guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Parent or any Restricted Subsidiary of the Parent sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Parent such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Parent, the Parent shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under “—Certain Covenants —Restricted Payments.”

“Issue Date” means December 12, 2005, the date on which the notes were first issued under the indenture.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Material Adverse Change” means the occurrence of any of the following which is not cured within 30 days (i) a loss, revocation, or expiration of Caspi Neft’s exploration contract or production contract (each as defined in the indenture); provided that once the production contract has become effective, Caspi Neft will no longer be obligated to maintain its exploration contract; (ii) an increase in the overall statutory tax rate in Kazakhstan to a rate greater than or equal to 50% of income before taxes, or (iii) a material adverse change in the governmental status of Kazakhstan, including a downgrade of Kazakhstan’s sovereign debt rating by either Moody’s Investors Service (or its successors) or Standard and Poors Ratings Service, Inc. (or its successors) to a rating of B1 or B+, respectively, or worse.

“Net Available Proceeds” means the aggregate cash or Cash Equivalents received by the Parent or any of its Restricted Subsidiaries as proceeds in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of, without duplication:

(1) the direct costs relating to such Asset Sale, including, without limitation, reasonable legal, accounting and investment banking fees, and sales commissions, recording fees, title transfer fees and any relocation expenses incurred as a result thereof;

(2) taxes paid or payable as a result thereof, in each case after taking into account any available tax credits or deductions and any tax sharing arrangements;

(3) amounts required to be applied to the permanent repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale; and

(4) any reserve established in accordance with GAAP against liabilities associated with such Asset Sale or any amount placed in escrow for adjustment in respect of the purchase price of such Asset Sale, until such time as such reserve is reversed or such escrow arrangement is terminated, in which case Net Available

Proceeds shall be increased by the amount of the reserve so reversed or the amount returned to the Parent or its Restricted Subsidiaries from such escrow arrangement, as the case may be.

“Net Cash Proceeds,” with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of reasonable attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges (other than those payable to Affiliates of the Parent) actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

“Net Income” means, with respect to any Person, the consolidated net income (loss) of such Person and its Restricted Subsidiaries, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(2) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

“Non-Recourse Debt” means Indebtedness:

(1) as to which neither the Parent nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender with respect to such Indebtedness; and

(2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Parent or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

“Note Obligations” means the notes, Subsidiary Guarantees and all other obligations of any Obligor under the indenture or the Security Documents.

“Obligor” means each of the Parent, the Issuer, the Subsidiary Guarantors and any other Person that has granted to the trustee a Lien upon any of the Collateral as security for the Note Obligations.

“Oil and Gas Business” means:

(1) the acquisition, exploration, exploitation, development, operation or disposition of interests in, or obtaining production from, oil, natural gas or other hydrocarbon properties;

(2) the gathering, marketing, treating, processing (but not refining), storage, selling or transporting of any production from such interests or properties; or

(3) any activity that is ancillary, necessary or appropriate to facilitate, or that is incidental to, the activities described in clauses (1) and (2) of this definition.

“Permitted Investments” means:

(1) any Investment in the Parent or in a Wholly Owned Restricted Subsidiary of the Parent;

(2) any Investment in Cash Equivalents;

(3) any Investment by the Parent or any Restricted Subsidiary of the Parent in a Person if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary of the Parent; or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Parent or a Restricted Subsidiary of the Parent;

(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under “—Repurchase at the Option of Holders—Asset Sales”;

(5) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Parent;

(6) receivables owing to the Parent or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Parent or any such Restricted Subsidiary deems reasonable under the circumstances;

(7) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(8) Capital Stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Parent or any Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor;

(9) Hedging Obligations, which transactions or obligations are incurred in compliance with “—Certain Covenants— Incurrence of Indebtedness;”

(10) the entry into operating agreements, processing agreements, farm-out agreements, development agreements, area of mutual interest agreements, contracts for the sale, transportation or exchange of oil and natural gas, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, or other similar and customary agreements, transactions, properties, interests or arrangements made or entered into in the ordinary course of the Oil and Gas Business, excluding, however, Investments in corporations;

(11) Investments in prepaid expenses, negotiable instruments held for collection or deposit and lease, utility and workers compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course; and

(12) Investments in Unrestricted Subsidiaries made with proceeds of an Equity Offering.

“Permitted Liens” means, with respect to any Person:

(1) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(2) Liens imposed by law, including carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made in respect thereof;

(3) Liens for taxes, assessments or other governmental charges not yet subject to penalties for non payment or which are being contested in good faith by appropriate proceedings provided appropriate reserves required pursuant to GAAP have been made in respect thereof;

(4) Liens in favor of issuers of surety or performance bonds or letters of credit or bankers’ acceptances issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

(5) encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6) Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under the Indenture, secured by a Lien on the same property securing such Hedging Obligation;

(7) leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights) which do not materially interfere with the ordinary conduct of the business of the Parent or any of its Restricted Subsidiaries;

(8) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(9) Liens for the purpose of securing the payment of all or a part of the purchase price of, or Capitalized Lease Obligations, purchase money obligations or other payments Incurred to finance the acquisition, improvement or construction of, assets or property acquired or constructed in the ordinary course of business; provided that:

(a) the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be Incurred under the Indenture and does not exceed the cost of the assets or property so acquired or constructed; and

(b) such Liens are created within 180 days of construction or acquisition of such assets or property and do not encumber any other assets or property of the Parent or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto;

(10) Liens arising solely by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; provided that:

(a) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Parent in excess of those set forth by regulations promulgated by the Federal Reserve Board; and

(b) such deposit account is not intended by the Parent or any Restricted Subsidiary to provide collateral to the depository institution;

(11) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Parent and its Restricted Subsidiaries in the ordinary course of business;

(12) Liens existing on the Issue Date;

(13) Liens on property or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary; provided further, however, that any such Lien may not extend to any other property owned by the Parent or any Restricted Subsidiary;

(14) Liens on property at the time the Parent or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Parent or any Restricted Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that such Liens may not extend to any other property owned by the Parent or any Restricted Subsidiary;

(15) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Parent or a Wholly-Owned Subsidiary;

(16) Liens securing the notes, Subsidiary Guarantees and other obligations under the Indenture;

(17) any interest or title of a lessor under any Capitalized Lease Obligation or operating lease;

(18) Liens arising under farm-out agreements, farm-in agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of Hydrocarbons, unitizations and pooling designations, declarations, orders and agreements, development agreements, operating agreements, production sales contracts, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, and other agreements which are customary in the Oil and Gas Business; provided, however, in all instances that such Liens are limited to the assets that are the subject of the relevant agreement, program, order or contract;

(19) Liens on pipelines or pipeline facilities that arise by operation of law;

(20) Liens reserved in oil and gas mineral leases for bonus or rental payments and for compliance with the terms of such leases;

(21) Liens arising under the indenture in favor of the trustee for its own benefit and similar Liens in favor of other trustees, agents and representatives arising under instruments governing Indebtedness permitted to be incurred under the indenture, provided, however, that such Liens are solely for the benefit of the trustees, agents or representatives in their capacities as such and not for the benefit of the holders of such Indebtedness;

(22) set-off, chargeback and other rights of depositary and collection banks and other regulated financial institutions with respect to money or instruments of the Parent or any of its Restricted Subsidiaries on deposit with or in the possession of such institutions;

(23) Liens arising from the deposit of funds or securities in trust for the purpose of decreasing or defeasing Indebtedness so long as such deposit of funds or securities and such decreasing or defeasing of Indebtedness are permitted under the covenant described under “—Certain Covenants—Restricted Payments”; and

(24) the Permitted Net Revenue Interest.

In each case set forth above, notwithstanding any stated limitation on the assets that may be subject to such Lien, a Permitted Lien on a specified asset or group or type of assets may include Liens on all improvements, additions and accessions thereto and all products and proceeds thereof (including, without limitation, dividends, distributions and increases in respect thereof).

“Permitted Net Revenue Interest” means the 3.5% net revenue interest in the South Alibek Field granted to Roskilde Enterprises, Ltd., a company organized in the Republic of Seychelles, in connection with the consummation of the Issuer’s acquisition of the Capital Stock of Bramex.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Parent or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Parent or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus premium, if any, and accrued interest on the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith);

(2) (a)	if the final maturity date of the Indebtedness being extended, refinanced, renewed, replaced, deferred or refunded is earlier than the final maturity date of the notes, the Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of the Indebtedness being extended, refinanced, renewed, replaced, deferred or refunded, or

(b) if the final maturity date of the Indebtedness being extended, refinanced, renewed, replaced, deferred or refunded is later than the final maturity date of the note, the Permitted Refinancing Indebtedness has a final maturity date at least 91 days later than the final maturity date of the notes;

(3) the Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity at the time such Permitted Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, deferred or refunded;

(4) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes or the Parent Guarantee or a Subsidiary Guarantee, such Permitted Refinancing Indebtedness is subordinated in right of payment to, the notes or the Parent Guarantee or such Subsidiary Guarantee on terms at least as favorable, taken as a whole, to the holders of the notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(5) such Indebtedness is not incurred by a Restricted Subsidiary if the Parent is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; provided, however, that the Issuer or a Restricted Subsidiary that is also a Subsidiary Guarantor may guarantee Permitted Refinancing Indebtedness incurred by the Parent, whether or not such Restricted Subsidiary was an obligor or guarantor of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; provided further, however, that if such Permitted Refinancing Indebtedness is subordinated to the notes, such Guarantee shall be subordinated to such Restricted Subsidiary’s Subsidiary Guarantee to at least the same extent.

“Production Payment” means either a Dollar-Denominated Production Payment or a Volumetric Production Payment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referenced Person that is not an Unrestricted Subsidiary. When used with respect to the Parent, “Restricted Subsidiary” includes, without limitation, the Issuer.

“Security Documents” means any one or more security agreements, pledge agreements, collateral assignments, mortgages, share pledges, collateral agency agreements, deeds of trust or other grants or transfers for security executed and delivered by the Issuer and any other Obligor creating, or purporting to create, a Lien upon Collateral in favor of the trustee for the benefit of the holders of the notes, subject to certain payment priorities, in each case as amended, modified, renewed, restated or replaced, in whole or part, from time to time, in accordance with its terms.

“Senior Debt” means any Indebtedness of the Parent or any Subsidiary Guarantor permitted to be incurred by its under the terms of the indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the notes or the Subsidiary Guarantees, as the case may be.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the Issue Date.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means Indebtedness of the Parent, the Issuer or a Subsidiary Guarantor that is subordinated in right of payment to the Parent Guarantee, the notes or a Subsidiary Guarantee, as appropriate pursuant to a written agreement to that effect.

“Subsidiary” of any Person means any corporation, association, partnership, joint venture, limited liability company or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership and joint venture interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Affiliates of such Person or (3) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary refers to a Subsidiary of the Parent.

“Subsidiary Guarantee” means a Guarantee by a Subsidiary Guarantor of the Issuer’s obligations with respect to the notes.

“Subsidiary Guarantor” means each Subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the indenture, and its respective successors and assigns.

“Unrestricted Subsidiary” means Transmeridian Caspian Petroleum LLP, a Kazakhstan limited liability partnership and wholly owned subsidiary of the Issuer, Emba-Trans LLP, a Kazakhstan limited liability partnership and wholly owned subsidiary of the Issuer, Transmeridian Caspian Ltd., a British Virgin Islands company and wholly owned subsidiary of the Parent, and any other Subsidiary of the Parent (other than the Issuer) that is designated by the Board of Directors of the Parent as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

(1) has no Indebtedness other than Non-Recourse Debt;

(2) is not party to any agreement, contract, arrangement or understanding with the Parent or any Restricted Subsidiary of the Parent unless the terms of any such agreement, contract, arrangement of understanding are no less favorable to the Parent or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Parent;

(3) is a Person with respect to which neither the Parent nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results, except in each case to the extent that the full amount of any such commitment is treated as an Investment in compliance “—Certain Covenants—Restricted Payments” or a Permitted Investment;

(4) such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of the Parent and its Subsidiaries; and

(5) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Parent or any of its Restricted Subsidiaries.

The Board of Directors of the Parent may designate any Restricted Subsidiary (other than the Issuer) to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, all outstanding Investments owned by the Parent and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be an Investment made as of the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of the covenant described above under “—Certain Covenants—Restricted Payments” as applicable. All such outstanding Investments will be valued at their fair market value at the time of such designation. That designation will only be permitted if such Restricted Payment would be permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an “Unrestricted Subsidiary.”

Any designation of a Subsidiary of the Parent as an Unrestricted Subsidiary shall be evidenced to the trustee by filing with the trustee a certified copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation compiled with the preceding conditions and was permitted by the covenant described above under “—Certain Covenants—Restricted Payments.” If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Issuer as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under “—Certain Covenants—Incurrence of Indebtedness,” the Parent shall be in default of such covenant.

The Board of Directors of the Parent may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Issuer of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under the covenant described under “—Certain Covenants— Incurrence of Indebtedness,” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default would be in existence following such designation.

“Volumetric Production Payments” mean production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled (without refund to the occurrence of any contingency) to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the sum of all such payments.

“Wholly-Owned Restricted Subsidiary” of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock of which (other than Foreign Required Minority Shares) shall at the time be owned by such Person and/or by one or more other Wholly-Owned Restricted Subsidiaries of such Person.

PLAN OF DISTRIBUTION

Based on interpretations by the staff of the SEC in no-action letters issued to third parties, we believe that you may transfer the Exchange Notes issued to you pursuant to the exchange offer in exchange for your Outstanding Notes if:

•	you acquire the Exchange Notes in the ordinary course of your business; and

•	you are not engaged in, do not intend to engage in and have no arrangements or understanding with any person to participate in a distribution of such Exchange Notes within the meaning of the Securities Act.

You may not participate in the exchange offer if you are:

•	our “affiliate” within the meaning of Rule 405 under the Securities Act; or

•	a broker-dealer that acquired Outstanding Notes directly from us.

Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. To date, the staff of the SEC has taken the position that broker-dealers may fulfill their prospectus delivery requirements with respect to transactions involving an exchange of securities such as this exchange offer, other than a resale of an unsold allotment from the original sale of the Outstanding Notes, with the prospectus contained in this registration statement. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Outstanding Notes where such Outstanding Notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the consummation of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until such date, all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The accompanying letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the consummation of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the accompanying letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the notes), other than commissions or concessions of brokers or dealers and transfer taxes under certain circumstances, and will indemnify the holders of the notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

If you wish to exchange your Outstanding Notes for Exchange Notes in the exchange offer, you will be required to make representations to us as described in the section of this prospectus entitled “The Exchange

Offer—Procedures for Tendering.” As indicated in the accompanying letter of transmittal, you will be deemed to have made these representations by tendering your Outstanding Notes in the exchange offer. In addition, if you are a broker-dealer who receives Exchange Notes for your own account in exchange for Outstanding Notes that were acquired by you as a result of market-making activities or other trading activities, you will be required to acknowledge, in the same manner, that you will deliver a prospectus in connection with any resale by you of such Exchange Notes.

LEGAL MATTERS

Certain legal matters with respect to the Exchange Notes have been passed upon for us by Akin Gump Strauss Hauer & Feld LLP.

INDEPENDENT AUDITORS

The consolidated financial statements of Transmeridian Exploration Incorporated, as of and for the year ended December 31, 2005, included in this prospectus have been audited by UHY Mann Frankfort Stein & Lipp CPAs, LLP, an independent registered public accounting firm, as stated in their report, which is included herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Transmeridian Exploration Incorporated, as of December 31, 2004 and for the years ended December 31, 2004 and 2003, included in this prospectus have been audited by John A. Braden & Company, P.C., an independent registered public accounting firm, as stated in their report, which is included herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

RESERVE ENGINEERS

The information included in this prospectus regarding the quantities of our reserves of oil and gas and the related future cash flows is based on estimates of our reserves and the related future cash flows prepared by Ryder Scott Company, independent reserve engineers, in reliance upon their authority as experts in reserve determination.

TRANSMERIDIAN EXPLORATION INCORPORATED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

(In thousands, except preferred shares issued and par values)

	March 31, 2006	December 31, 2005
	(Unaudited)
ASSETS

Current Assets:
Cash and cash equivalents	$11,456	$34,444
Restricted cash	22,490	31,961
Accounts receivable	4,587	3,623
Crude oil inventory	1,819	1,626
Other current assets	125	51
Assets held for sale	3,000	3,000

Total current assets	43,477	74,705

Property and Equipment:
Property and equipment	243,703	230,719
Accumulated depreciation, depletion and amortization	(6,425)	(3,904)

Property and equipment, net	237,278	226,815

Other assets	12,008	12,473

	$292,763	$313,993

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$9,912	$2,246
Accrued liabilities	7,929	31,451

Total current liabilities	17,841	33,697

Long-term debt, net of discount of $25,252, and $26,593	224,748	223,407
Other long term liabilities	186	186
Stockholders’ Equity:
Preferred stock, $0.0006 par value per share, 5,000 shares authorized, 1,472.167 and 1,547.714 issued and outstanding	—	—
Common stock, $0.0006 par value per share, 200,000 shares authorized, 89,009 and 87,128 issued and outstanding	53	52
Additional paid-in capital	100,610	94,337
Accumulated deficit	(50,675)	(37,686)

Total stockholders’ equity	49,988	56,703

	$292,763	$313,993

The accompanying notes are an integral part of these financial statements.

TRANSMERIDIAN EXPLORATION INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2006	2005
Revenue from oil sales, net	$2,842	$1,154

Operating costs and expenses:
Exploration expense	256	—
Depreciation, depletion and amortization	2,522	200
Transportation expense	224	—
Operating and administrative expense – Kazakhstan	1,724	1,537
General and administrative expense – Houston	2,324	1,122

Total operating costs and expenses	7,050	2,859

Operating loss	(4,208)	(1,705)

Other income (expense):
Interest income	445	37
Interest expense, net of capitalized interest	(8,998)	(692)
Other income	14	—

Total other income (expense)	(8,539)	(655)

Loss before minority interest	(12,747)	(2,360)
Minority interest	—	508

Net loss	(12,747)	(1,852)
Preferred dividends	(243)	(278)

Net loss attributable to common stockholders	$(12,990)	$(2,130)

Basic and diluted loss per share	$(0.15)	$(0.03)

Weighted average common shares outstanding; basic and diluted	88,208	79,994

The accompanying notes are an integral part of these financial statements.

TRANSMERIDIAN EXPLORATION INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2006	2005
Operating Activities:
Net loss	$(12,747)	$(1,852)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, depletion and amortization	2,522	200
Amortization of debt financing costs	633	240
Debt discount amortization	1,341	—
Stock-based compensation expense	1,268	385
Minority interest	—	(508)
Increase in accounts receivable	(964)	(40)
Increase in crude oil inventory	(193)	(267)
Increase in other current assets	(74)	(17)
Increase in other assets	(168)	(500)
Increase in accounts payable	7,666	494
Increase (decrease) in accrued liabilities	(18,764)	429

Net cash used in operating activities	(19,480)	(1,436)

Investing Activities:
Capital expenditures	(12,984)	(2,707)

Net cash used in investing activities	(12,984)	(2,707)

Financing Activities:
Repayments of long-term debt	—	(508)
Proceeds from sale of preferred stock	—	(750)
Proceeds from exercise of stock options	(8)	7
Proceeds from exercise of warrants	13	—
Decrease in restricted cash	9,471	—

Net cash provided by financing activities	9,476	(1,251)

Net decrease in cash and cash equivalents	(22,988)	(5,394)
Cash and cash equivalents, beginning of period	34,444	16,746

Cash and cash equivalents, end of period	$11,456	$11,352

The accompanying notes are an integral part of these financial statements.

TRANSMERIDIAN EXPLORATION INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS—SUPPLEMENTAL INFORMATION

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2006	2005
Cash paid for:
Interest	$7,752	$38
Interest capitalized (non-cash)	(478)	(796)
Income taxes	—	—

Non-cash investing and financing transactions:
Issuance of common stock for acquisition of carried working Interest	$5,000	$—
Accrued and unpaid dividends on convertible preferred stock	243	278

The accompanying notes are an integral part of these financial statements.

TRANSMERIDIAN EXPLORATION INCORPORATED AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Basis of Presentation and Significant Accounting Policies

The consolidated financial statements of Transmeridian Exploration Incorporated and subsidiaries (“we”, “our” or “us”) included herein have been prepared by us without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. They reflect all adjustments which are, in the opinion of management, necessary for a fair presentation of the financial position and results of operations for the interim periods, on a basis consistent with the annual audited financial statements. All such adjustments are of a normal recurring nature. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to such rules and regulations. However, we believe that the disclosures contained herein are adequate to make the information presented not misleading. The consolidated balance sheet at December 31, 2005 is derived from the December 31, 2005 audited consolidated financial statements. Prior period amounts primarily related to accounts payable and accrued liabilities have been reclassified to conform to the current period presentation. These interim financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2005. The results of operations for interim periods are not necessarily indicative of the results to be expected for a full year.

We conduct our operations through a wholly owned subsidiary, JSC Caspi Neft TME (“Caspi Neft”), a joint stock company organized under the laws of Kazakhstan. Caspi Neft holds the license and Exploration Contract covering the South Alibek Field (the “Field”) in Kazakhstan. Prior to February 2004, we owned 100% of Caspi Neft. From February 2004 to December 2005, 50% of Caspi Neft was owned by Bramex Management, Inc. (“Bramex”). In December 2005, we reacquired 100% of Caspi Neft. We continued to exercise significant control over Caspi Neft after Bramex acquired 50% of Caspi Neft in February 2004 and accordingly, believe the most meaningful accounting treatment was to fully consolidate Caspi Neft with the 50% share owned by Bramex reflected as a minority interest.

In December 2004, the Financial Accounting Standards Board (“FASB”) issued the revised Statement of Financial Accounting Standard (“SFAS”) No. 123, Share-Based Payment (“SFAS 123R”). As we had been previously accounting for our employee stock-based compensation using the fair value method prescribed in SFAS No. 123, the adoption of SFAS No. 123R on January 1, 2006, resulted in the need for us to estimate expected forfeitures of equity or liability instruments, taking into consideration types of awards, employee class and historical experience. Based upon these factors, we believe the expected forfeiture rate to be extremely low, accordingly, the impact on our consolidated financial statements is immaterial and no cumulative effect adjustment has been recorded.

In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections. SFAS No. 154 replaces Accounting Principles Board Opinion No. 20, Accounting Changes, and SFAS No. 3, Reporting Accounting Changes in Internal Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. SFAS No. 154 requires retrospective application of changes in accounting principle to prior periods’ financial statements, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. We adopted SFAS No. 154 on January 1, 2006. Any impact on the Company’s consolidated results of operations and earnings per share will be dependent on the amount of any accounting changes or corrections of errors whenever recognized.

In February 2006, the FASB issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments—An Amendment of FASB Statement No. 133 and 140. SFAS No. 155 simplifies the accounting for certain hybrid financial instruments that contain an embedded derivative that otherwise would have required bifurcation. SFAS No. 155 also eliminates the interim guidance in SFAS No. 133, which provides that beneficial interest in securitized financial assets is not subject to the provisions of SFAS No. 133. In addition, SFAS No.155 amends

SFAS No. 140 to allow a qualifying special purpose entity to hold a derivative instrument pertaining to beneficial interests that itself is a derivative financial instrument. SFAS No. 155 is effective for all financial instruments acquired or issued in fiscal years beginning after September 15, 2006. We will adopt SFAS No. 155 on January 1, 2007, and we do not expect this standard to have a material impact on our consolidated financial statements.

Note 2. Stockholders’ Equity

The Series A Cumulative Convertible Preferred Stock (the “Series A Preferred”) has a liquidation value of $14,000 per share and is convertible at the holders’ option into common stock at a conversion price of $1.40 per share, subject to adjustments in certain circumstances. In July 2006, the Series A Preferred will automatically convert into the common stock of the Company at the conversion price of $1.40 per share (subject to adjustments) if the common stock trades at a price equal to or greater than $4.15 per share for twenty consecutive trading days and the average daily trading volume of our common stock during such period exceeds 200,000 shares, subject to the applicable ownership limitations. In the event a holder is prohibited from converting into common stock due to the 4.999% ownership limitation, the excess portion of the Series A Preferred remains outstanding, but ceases to accrue a dividend. During the first quarter of 2006, 75.547 shares of Series A Preferred were converted into 755,470 shares of common stock.

Note 3. Loss per Common Share

Basic net loss per common share has been computed based on the weighted-average number of shares of common stock outstanding during the applicable period. Diluted net loss per common share has been computed based on the weighted-average number of shares of common stock and common stock equivalents outstanding during the applicable period, as if all potentially dilutive securities were converted into common stock. Diluted net loss per share equals basic net loss per share for the periods presented because the effects of potentially dilutive securities are anti-dilutive. The calculation of diluted weighted average shares outstanding excludes 12,309,383 and 1,770,698 common shares for the three months ended March 31, 2006 and 2005 respectively, issuable pursuant to convertible preferred stock, notes payable and outstanding stock options and warrants because their effect is anti-dilutive. Net loss attributable to common stockholders is calculated as the net loss after deductions for cumulative preferred stock dividends, whether paid or accrued.

Note 4. Income Taxes

We account for income taxes pursuant to SFAS No. 109 “Accounting For Income Taxes,” which requires recognition of deferred income tax liabilities and assets for the expected future tax consequences of events that have been recognized in our financial statements or tax returns. We provide for deferred taxes on temporary differences between the financial statements and tax basis of assets using the enacted tax rates that are expected to apply to taxable income when the temporary differences are expected to reverse. We have not recorded any deferred tax assets or income tax benefits from the net deferred tax assets for the three months ended March 31, 2006 and 2005 because we do not believe the future realization of these assets is more likely than not to occur.

Note 5. Commitments and Contingencies

We are subject, through our subsidiary Caspi Neft, to the terms of License 1557 and the related Exploration Contract covering 14,111 acres in the Field in Kazakhstan. In connection with the Exploration Contract, we committed to spend approximately $18.0 million on development of the Field through April 2005, which has been satisfied. In connection with the granting of a two-year extension of the Exploration Contract through April 2007, we have committed to spend an additional $30.6 million on development of the Field. We expect that we will meet the additional spending commitments required by the extension.

Purchase commitments are made from time to time in the ordinary course of business in connection with ongoing operations in the South Alibek Field.

Note 6. Supplemental Financial Information

Property and Equipment

Property and equipment consisted of the following:

	March 31, 2006	December 31, 2005
	(In thousands)
	(Unaudited)
Oil and gas properties, successful efforts method	$243,099	$230,139
Transportation equipment	240	240
Office and technology equipment	364	340

	243,703	230,719
Accumulated depreciation, depletion and amortization	(6,425)	(3,904)

Property and equipment, net	$237,278	$226,815

We capitalize interest costs on oil and gas projects under development, including the costs of unproved leasehold and property acquisition costs, wells in progress and related facilities. During the three month periods ended March 31, 2006 and 2005, we capitalized approximately $478,000 and $796,000, respectively, of interest costs.

Other Assets

Other assets at March 31, 2006 and December 31, 2005, consisted of debt financing costs, net of amortization, of $12.0 million and $12.5 million, respectively.

Accrued Liabilities

Accrued liabilities consisted of the following:

	March 31, 2006	December 31, 2005
	(In thousands)
	(Unaudited)
Interest	$1,333	$1,583
Salaries and bonus	86	1,032
Acquisition costs	1,125	21,450
Preferred stock registration costs	2,035	2,035
Rig lawsuit settlement	—	1,961
Rig rentals	2,738	2,738
Preferred dividends	487	244
Other	125	408

Total accrued liabilities	$7,929	$31,451

Note 7. Business Segment Information

Our business activities relate solely to oil and gas exploration, development and production. The primary emphasis since our formation in 2000 has been the development of the Field and substantially all of our assets are located in Kazakhstan. For each of the three months ended March 31, 2006 and 2005, substantially all of our results of operations consisted of revenues, operating, general and administrative, and other costs associated with our operations in Kazakhstan.

For the three months ended March 31, 2006, three customers accounted for approximately 63%, 23% and 12%, respectively, of consolidated revenues. Two customers accounted for approximately 52% and 48%, respectively, of consolidated revenues for the three months ended March 31, 2005.

Note 8. Subsidiary Guarantors (Unaudited)

In December 2005, Transmeridian Exploration Inc., a wholly owned subsidiary (the “Issuer”), issued 250,000 Units, consisting of (i) $250 million principal amount of senior secured notes due 2010 and (ii) warrants to purchase approximately 17.3 million shares of our common stock. We and all of our material subsidiaries fully and unconditionally guaranteed the senior secured notes. Prior to the Units offering, we financed our operations primarily through borrowings from banks in Kazakhstan or other private sources. As previously disclosed in 2005 and prior years, substantially all of our assets are located in Kazakhstan and substantially all of the results of operations consisted of revenue, operating, general and administrative and other costs associated with the operations of our subsidiary, Caspi Neft, in Kazakhstan. Accordingly, there was no requirement for condensed consolidating financial information and the first quarter of 2005 is not presented herein due to lack of comparability and the information is not material for evaluation of the sufficiency of the guarantee and the omission of the information does not cause the financials to be inaccurate in reasonable detail. The following is condensed consolidating financial information for the parent, the Issuer and the subsidiary guarantors of the senior secured notes:

Condensed Consolidating Balance Sheet:

	Three Months Ended March 31, 2006
	Parent	Issuer	Subsidiary Guarantors	Eliminations	Consolidated
	(In thousands)
Cash and cash equivalents	$8,376	$24,217	$1,353	$—	$33,946
Other current assets	2,656	—	6,875	—	9,531

Total current assets	11,032	24,217	8,228	—	43,477
Property and equipment, net	343	—	236,935	—	237,278
Investment in and advances to subsidiaries	—	143,166	(134,083)	(9,083)	—
Other assets	46,432	47,958	—	(82,382)	12,008

	$57,807	$215,341	$111,080	$(91,465)	$292,763

Total current liabilities	$3,025	$2,553	$12,263	$—	$17,841
Debt	—	224,748	31,000	(31,000)	224,748
Other long-term liabilities	—	—	186	—	186
Stockholder’s Equity	54,782	(11,960)	67,631	(60,465)	49,988

	$57,807	$215,341	$111,080	$(91,465)	$292,763

Condensed Consolidating Statement of Operations:

	Three Months Ended March 31, 2006
	Parent	Issuer	Subsidiary Guarantors	Consolidated
	(In thousands)
Revenue	$—	$(95)	$2,937	$2,842
Operating costs and expenses	2,332	16	4,702	7,050

Operating loss (loss)	(2,332)	(111)	(1,765)	(4,208)
Other income (expense)	111	(9,142)	492	(8,539)

Net loss	(2,221)	(9,253)	(1,273)	(12,747)
Preferred dividends	(243)	—	—	(243)

Net loss attributable to common stockholders	$(2,464)	$(9,253)	$(1,273)	$(12,990)

Condensed Consolidating Statement of Cash Flow:

	Three Months Ended March 31, 2006
	Parent	Issuer	Subsidiary Guarantors	Consolidated
	(In thousands)
Net cash used in operating activities	$(4,000)	$(23,205)	$7,725	$(19,480)
Net cash used in investing activities	(9)	—	(12,975)	(12,984)
Net cash provided by financing activities	(6,803)	9,682	6,597	9,476

Net increase (decrease) in cash	(10,812)	(13,523)	1,347	(22,988)
Cash and cash equivalents, beginning of the period	$19,188	$15,250	$6	$34,444

Cash and cash equivalents, end of the period	$8,376	$1,727	$1,353	$11,456

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Transmeridian Exploration Incorporated and Subsidiaries

Houston, Texas

We have audited the accompanying consolidated balance sheet of Transmeridian Exploration Incorporated and subsidiaries (“the Company”) as of December 31, 2005, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Transmeridian Exploration Incorporated and subsidiaries as of December 31, 2005, and the consolidated results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of the Company’s internal control over financial reporting as of December 31, 2005, based on the criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO criteria”) and our report dated March 16, 2006 expressed an unqualified opinion on management’s assessment that the Company did not maintain effective internal control over financial reporting as of December 31, 2005, based on the COSO criteria, and because of the effects of the material weakness described therein, Transmeridian Exploration Incorporated has not maintained effective internal control over financial reporting as of December 31, 2005, based on the COSO criteria.

/s/ UHY MANN FRANKFORT STEIN & LIPP CPAs, LLP

Houston, Texas

March 16, 2006

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Transmeridian Exploration, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheets of Transmeridian Exploration, Inc. and Subsidiaries as of December 31, 2004, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the years in the two year period ended December 31, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Transmeridian Exploration Inc. and Subsidiaries at December 31, 2004 and 2003 and the consolidated results of their operations and cash flows for each of the years in the three year period ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

By:	/S/ JOHN A. BRADEN & COMPANY, P.C.
John A. Braden & Co., P.C.

Houston, Texas

March 14, 2005

TRANSMERIDIAN EXPLORATION INCORPORATED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

	December 31,
	2005	2004
ASSETS
Current Assets:
Cash and cash equivalents	$34,443,457	$16,746,137
Restricted cash	31,960,491	—
Accounts receivable	3,623,399	3,644,891
Crude oil inventory	1,625,934	192,465
Other current assets	51,264	75,850
Asset held for sale	3,000,000	8,545,897

Total current assets	74,704,545	29,205,240

Property and Equipment:
Oil and gas properties, successful efforts method	230,139,394	71,048,574
Transportation equipment	239,821	239,821
Office and technology equipment	339,580	291,305

Total property and equipment	230,718,795	71,579,700
Less accumulated depreciation, depletion and amortization	3,903,446	1,190,791

Property and equipment, net	226,815,349	70,388,909

Other assets, net	12,473,536	216,111

	$313,993,430	$99,810,260

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$31,869,443	$7,137,016
Current maturities of long-term debt	—	12,005,208
Accrued interest payable	1,583,333	6,132,477
Deferred revenue	—	192,465
Preferred dividends payable	244,003	154,110
Notes payable to related parties	—	50,000

Total current liabilities	33,696,779	25,671,276

Long-term debt, net of discount of $26,592,924 at December 31, 2005	223,407,076	23,682,999
Other long term liabilities	186,000	186,000
Minority interest	—	7,924,558
Stockholders’ Equity:
Preferred stock, $0.0006 par value per share, 5,000,000 shares authorized, 1,547.714 and 1,785.714 issued and outstanding	1	1
Common stock, $0.0006 par value per share, 200,000,000 shares authorized 87,128,021 and 79,829,062 issued and outstanding	52,277	47,897
Additional paid-in capital	94,336,744	58,361,256
Accumulated deficit	(37,685,447)	(16,063,727)

Total stockholders’ equity	56,703,575	42,345,427

	$313,993,430	$99,810,260

The accompanying notes are an integral part of these financial statements.

TRANSMERIDIAN EXPLORATION INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

	Year ended December 31,
	2005	2004	2003
Revenue from oil sales	$8,442,787	$3,922,990	$797,411
Operating costs and expenses:
Exploration expense	9,470	130,926	592,553
Depreciation, depletion and amortization	3,384,893	788,758	245,712
Transportation expense	321,313	154,993	235,264
Impairment loss on drilling rig	4,022,015	—	—
Operating and administrative expense—Kazakhstan	3,896,332	3,591,529	2,503,674
General and administrative expense—Houston	6,631,490	2,562,033	2,135,237

Total operating costs and expenses	18,265,513	7,228,239	5,712,440

Operating loss	(9,822,726)	(3,305,249)	(4,915,029)
Other income (expense):
Interest income	337,815	34,242	870
Interest expense, net of capitalized interest	(10,344,217)	(1,400,227)	(772,409)

Total other income (expense)	(10,006,402)	(1,365,985)	(771,539)

Loss before minority interest	(19,829,128)	(4,671,234)	(5,686,568)
Minority interest income (expense)	(711,558)	823,053	—

Net loss	(20,540,686)	(3,848,181)	(5,686,568)
Preferred dividends	(1,081,034)	(154,110)	(19,736)

Net loss attributable to common stockholders	$(21,621,720)	$(4,002,291)	$(5,706,304)

Basic and diluted loss per share	$(0.26)	$(0.05)	$(0.09)

Weighted average common shares outstanding, basic and diluted	82,004,175	78,615,433	64,573,627

The accompanying notes are an integral part of these financial statements.

TRANSMERIDIAN EXPLORATION INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

	Preferred Stock		Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total
	Shares	Amount	Shares (000’s)	Amount
Balance December 31, 2002	3,000	$2	59,147	$35,488	$10,201,625	$(6,355,132)	$3,881,983
Conversion of preferred stock	(3,000)	(2)	1,546	928	56,329	—	57,255
Common stock issued for services	—	—	5,320	3,192	830,075	—	833,267
Proceeds from the sale of common stock, net of offering costs	—	—	3,333	2,000	998,000	—	1,000,000
Common stock used to retire debt	—	—	1,327	796	295,421	—	296,217
Stock-based compensation	—	—	—	—	122,800	—	122,800
Issuance of warrants in connection with services	—	—	—	—	21,000	—	21,000
Convertible preferred stock dividends	—	—	—	—	—	(19,736)	(19,736)
Net loss	—	—	—	—	—	(5,686,568)	(5,686,568)

Balance December 31, 2003	—	—	70,673	42,404	12,525,250	(12,061,436)	506,218
Exercise of warrants	—	—	358	214	(214)	—	—
Issuance of common stock to retire debt	—	—	800	480	703,520	—	704,000
Proceeds from the sale of common stock, net of offering costs	—	—	7,268	4,361	4,377,689	—	4,382,050
Proceeds from the sale of preferred stock, net of offering costs	1,786	1	—	—	20,762,056	—	20,762,057
Issuance of warrants in connection with sale of preferred stock sale	—	—	—	—	2,678,570	—	2,678,570
Stock-based compensation	—	—	730	438	395,851	—	396,289
Private placement termination fee	—	—	—	—	200,000	—	200,000
Elimination of minority interest	—	—	—	—	16,718,534	—	16,718,534
Convertible preferred stock dividends	—	—	—	—	—	(154,110)	(154,110)
Net loss	—	—	—	—	—	(3,848,181)	(4,002,291)

Balance December 31, 2004	1,786	1	79,829	47,897	58,361,256	(16,063,727)	42,345,427
Exercise of warrants	—	—	1,757	1,054	2,762,112	—	2,763,166
Proceeds from the sale of common stock	—	—	882	529	1,790,252	—	1,790,781
Conversion of preferred stock	(238)	—	2,380	1,428	(1,428)	—	—
Issuance of warrants in connection with debt offerings	—	—	—	—	31,520,394	—	31,520,394
Stock-based compensation	—	—	1,609	966	2,089,363	—	2,090,329
Preferred stock registration costs	—	—	—	—	(2,312,500)	—	(2,312,500)
Exercise of stock options	—	—	671	403	127,295	—	127,698
Convertible preferred stock dividends	—	—	—	—	—	(1,081,034)	(1,081,034)
Net loss	—	—	—	—	—	(20,540,686)	(20,540,686)

Balance December 31, 2005	1,548	$1	87,128	$52,277	$94,336,744	$(37,685,447)	$56,703,575

The accompanying notes are an integral part of these financial statements.

TRANSMERIDIAN EXPLORATION INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

	Year ended December 31,
	2005	2004	2003
Operating Activities:
Net loss	$(20,540,686)	$(3,848,181)	$(5,686,568)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, depletion and amortization	3,384,893	788,758	245,712
Amortization of debt financing costs	1,114,930	193,332	184,166
Debt discount amortization	4,633,470	—	—
Impairment charge	4,022,015	—	—
Amortization of prepaid contracts	—	61,250	411,355
Stock-based compensation expense	2,090,329	396,289	122,800
Exploration expense	—	130,926	277,012
Stock issued for services	—	—	285,299
Minority interest (income) expense	711,558	(823,053)	—
Increase in receivables	(1,978,508)	(3,501,756)	(49,465)
Decrease in prepaid expenses	24,586	18,149	89,392
Increase in crude oil inventory	(1,625,934)	—	—
Increase in accounts payable and accrued liabilities	1,361,311	732,738	40,687
Increase (decrease) in interest payable	(4,549,144)	(4,253,422)	424,920

Net cash used in operating activities	(11,351,180)	(10,104,970)	(3,654,690)
Investing Activities:
Capital expenditures	(20,703,352)	(17,647,162)	(23,574,311)
Acquisitions	(123,999,769)	—	—
Increase in other assets.	—	—	(65,997)

Net cash used in investing activities	(144,703,121)	(17,647,162)	(23,640,308)
Financing Activities:
Proceeds from long-term debt	250,000,000	16,891,972	28,807,214
Repayments of long-term debt	(35,350,037)	(16,539,868)	(1,515,509)
Proceeds from short-term borrowings	25,740,000	—	—
Repayments of short-term borrowings	(25,740,000)	—	—
Decrease in notes payable to related parties	(50,000)	(198,025)	—
Payment of deferred financing costs	(12,578,355)	—	(300,000)
Payment of dividends on preferred stock	(991,142)	—	—
Proceeds from sale of stock by Caspi Neft	—	15,000,000	—
Proceeds from sale of common stock, net	1,790,781	4,582,050	1,000,000
Proceeds from sale of preferred stock	—	23,440,626	—
Proceeds from exercise of stock options	127,700	—	—
Proceeds from exercise of warrants	2,763,165	—	—
Increase in restricted cash	(31,960,491)	—	—

Net cash provided by financing activities	173,751,621	43,176,755	27,991,705
Net increase in cash and cash equivalents	17,697,320	15,424,623	696,707
Cash and cash equivalents, beginning of year	16,746,137	1,321,514	624,807

Cash and cash equivalents, end of year	$34,443,457	$16,746,137	$1,321,514

The accompanying notes are an integral part of these financial statements.

TRANSMERIDIAN EXPLORATION INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS—SUPPLEMENTAL INFORMATION

	Year ended December 31,
	2005	2004	2003
Cash paid for:
Interest	$11,642,884	$4,864,749	$187,613
Interest capitalized (non-cash)	(2,497,923)	(4,519,759)	(4,164,694)
Income taxes	—	—	—
Non-cash investing and financing transactions:
Issuance of warrants in connection with debt	$31,250,394	$—	$—
Accrual for acquisition of carried working interest	20,250,000	—	—
Accrued and unpaid dividends on convertible preferred stock	244,003	154,110	19,736
Exchange of convertible preferred stock for common stock	1,428	—	2
Issuance of common stock for services	—	—	833,267
Issuance of common stock to retire debt	—	704,000	296,217
Settlement of drilling rig dispute	—	(2,345,188)	—
Assumption of note payable on drilling rig	—	3,393,158	—
Issuance of warrants in connection with services	—	1,004,464	21,000
Other long term liabilities	—	—	186,000

The accompanying notes are an integral part of these financial statements

TRANSMERIDIAN EXPLORATION INCORPORATED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1—Organization and Summary of Significant Accounting Policies

Transmeridian Exploration Incorporated (the “Company”) was incorporated in the State of Delaware in April 2000. The Company is engaged in the business of acquiring, developing and producing oil and gas with its activities primarily focused on the Caspian Sea region of the former Soviet Union. The Company’s primary oil and gas property is the South Alibek Field (“South Alibek” or the “Field”) in the Republic of Kazakhstan covered by License 1557 (the “License”) and the related exploration contract with the government of Kazakhstan.

The Company’s operations in Kazakhstan are conducted through the now wholly owned subsidiary, JSC Caspi Neft TME (“Caspi Neft”), an open joint stock company organized under the laws of Kazakhstan. In February 2004, Bramex Management, Inc. (“Bramex”) exercised its option to acquire 50% of the issued and outstanding shares of Caspi Neft. In December 2005, the Company acquired all of the issued and outstanding shares of Bramex and, thus, the Company owns 100% of Caspi Neft.

Principles of Consolidation and Reporting

The consolidated financial statements include the accounts of the Company and its majority-owned and controlled subsidiaries and are prepared in accordance with generally accepted accounting principles in the United States. All significant intercompany transactions and balances have been eliminated in consolidation. The assets and results of operations of Caspi Neft represent substantially all of the consolidated assets and operations of the Company.

The Company continued to exercise significant control over Caspi Neft after Bramex exercised its option to acquire 50% of Caspi Neft in February 2004 and accordingly, believed the most meaningful accounting treatment was to fully consolidate Caspi Neft with the 50% share owned by Bramex reflected as a minority interest. To exercise its option, Bramex contributed $15.0 million in cash to Caspi Neft, the proceeds of which were used by Caspi Neft to retire debt. The difference between the $15.0 million of capital contributed to Caspi Neft and 50% of the book equity of Caspi Neft after such capital contribution represents an excess purchase price paid by Bramex of $6.0 million. This amount was included in additional paid-in capital on the accompanying 2004 consolidated balance sheet.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company bases its estimates and judgments on historical experience and on other information and assumptions that are believed to be reasonable under the circumstances. Estimates and judgments about future events and their effects cannot be perceived with certainty; accordingly, these estimates may change as additional information is obtained, as more experience is acquired, as the Company’s operating environment changes and as new events occur. While it is believed that such estimates are reasonable, actual results could differ materially from those estimates. Estimates are used for, but not limited to, determining the following: inventory valuation, recoverability of long-lived assets, useful lives and oil and gas reserves used in depreciation, depletion, and amortization, income taxes and related valuation allowances and insurance, environmental and legal accruals.

Revenue Recognition

The Company sells its production both in the export and domestic market on a contract basis. Revenue is recorded when the purchaser takes delivery of the oil. At the end of the period, oil that has been produced but not sold is recorded as inventory at the lower of cost or market. Cost is determined on a weighted average basis based on production costs.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with an original maturity of three months or less to be cash equivalents. Certain of the Company’s cash balances are maintained in foreign banks which are not covered by deposit insurance. The cash balances in the Company’s U.S. accounts may exceed federally insured limits. Cash that is escrowed for specific purposes such as interest payments is shown as restricted cash in the accompanying consolidated balance sheet.

Property and Equipment

The Company follows the “successful efforts” method of accounting for its costs of acquisition, exploration and development of oil and gas properties.

Oil and gas lease acquisition costs are capitalized when incurred. Unproved properties with significant acquisition costs are assessed quarterly on a property-by-property basis, and any impairment in value is recognized. Unproved properties with acquisition costs which are not individually significant are aggregated, and the portion of such costs estimated to be nonproductive, based on historical experience, is amortized over the average holding period. If the unproved properties are determined to be productive, the appropriate related costs are transferred to proved oil and gas properties. Lease rentals are expensed as incurred.

Oil and gas exploration costs, other than the costs of drilling exploratory wells, are charged to expense as incurred. Such costs include seismic expenditures and other geological and geophysical costs. The costs of drilling exploratory wells are capitalized pending determination of whether they have discovered proved commercial reserves. If proved commercial reserves are not discovered, exploratory drilling costs are expensed. Costs to develop proved reserves are capitalized, including the costs of all development wells and related equipment used in the production of crude oil and natural gas.

Depreciation, depletion and amortization of the costs of proved oil and gas properties is computed using the unit-of-production method based upon estimated proved reserves. Estimated future restoration and abandonment costs, if any, will be recognized as incurred as the Company does not have an ownership interest in the South Alibek Field and all property reverts to the government of Kazakhstan at the end of the License period. The Company does not have any legal obligations associated with the retirement of long-lived assets.

The Company reviews its oil and gas properties for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. The determination of recoverability is based on comparing the estimated undiscounted future net cash flows at a producing field level to the unamortized capitalized cost of the asset. If the future undiscounted cash flows, based on the Company’s estimates of anticipated production from proved reserves and future crude oil and natural gas prices and operating costs, are lower than the unamortized capitalized cost, the capitalized cost is reduced to fair value. Fair value is calculated by discounting the future cash flows at an appropriate risk-adjusted discount rate.

In December 2001, the Company purchased a drilling rig that, beginning in October 2002, was used in the development of the South Alibek Field. The rig was depreciated on the straight-line method over an estimated useful life of ten years and while being used for development drilling, the depreciation of the rig and related support equipment was capitalized under the successful efforts method as part of the cost of the wells. Subsequent depreciation was expensed when the rig was stacked. In the first quarter of 2006, the Company reached an agreement to dispose of the rig. In accordance with generally accepted accounting principles, an impairment charge writing the value of the rig down to the estimated net proceeds and reclassifying the net book value of the rig to current asset held for sale was recorded in the accompanying consolidated financial statements.

Transportation equipment and office and technology equipment are depreciated on a straight-line basis over the estimated useful lives of the assets, which range from three to five years.

Maintenance and repairs are charged to expense as incurred. Replacements and expenditures which improve or extend the life of assets are capitalized. When assets are sold, retired or otherwise disposed of, the applicable costs and accumulated depreciation and amortization are removed from the accounts, and the resulting gain or loss is recognized.

Capitalized Interest Costs

Certain interest costs have been capitalized as part of the cost of oil and gas properties, including property acquisition costs, wells in progress and related facilities. Additionally, interest was capitalized on the drilling rig while it was being readied for its intended use. Total interest costs capitalized during the years ended December 31, 2005, 2004 and 2003 totaled $2.5 million, $4.5 million and $4.2 million, respectively.

Income Taxes

The Company accounts for income taxes using the asset and liability method. The asset and liability method requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of (i) temporary differences between financial statement carrying amounts of assets and liabilities and the basis of these assets and liabilities for tax purposes and (ii) operating loss and tax credit carry-forwards for tax purposes. Deferred tax assets are reduced by a valuation allowance when management concludes that it is more likely than not that a portion of the deferred tax assets will not be realized in a future period.

Debt Financing Costs

Debt financing costs are amortized over the term of the related financing facility.

Loss per Common Share

Basic net loss per common share is calculated by dividing the net loss attributable to common stockholders by the weighted average number of common shares outstanding during the period. Diluted net loss per common share is computed based upon the weighted average number of common shares outstanding plus the common shares which would be issuable upon the conversion or exercise of all potentially dilutive securities. Diluted net loss per share equals basic net loss per share for all periods presented because the effects of potentially dilutive securities are anti-dilutive.

Net loss attributable to common stockholders is calculated as the net loss after deductions for cumulative preferred stock dividends, whether paid or accrued.

Foreign Exchange Transactions

The Company’s functional currency is the U.S. dollar because it primarily contracts with customers, finances capital and purchases equipment and services using the U.S. dollar. Certain assets and liabilities are translated at historical exchange rates, revenues and expenses in foreign currency are translated at the average rate of exchange for the period and all translation gains or losses are reflected in the period’s results of operations.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents and accounts receivable. The Company deposits its cash and cash equivalents in high credit quality financial institutions, however amounts on deposit do exceed the maximum amount insured by the Federal Deposit Insurance Corporation.

Stock-Based Compensation

The Company accounts for employee stock-based compensation using the fair value method as prescribed in Statement of Financial Accounting Standards (“SFAS”) No. 123. Under this method, the Company records the fair value attributable to stock options or stock grants, based on the Black-Scholes model, and amortizes that amount to expense over the service period required to vest the options.

Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable and long-term debt. The carrying values of cash and cash equivalents, receivables and accounts payable approximate fair value due to their short-term nature. The carrying value of long-term debt approximates its fair value based on the market interest rate of the debt instrument.

Reclassifications

Prior period amounts primarily related to the Company’s drilling rig have been reclassified to conform to the current period presentation.

New Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board (“FASB”) issued the revised SFAS No. 123, Share-Based Payment (“SFAS No. 123(R)”). SFAS 123(R) is a revision of SFAS No. 123 and supersedes APB No. 25. SFAS 123(R) requires compensation costs related to share-based payment transactions to be recognized in the financial statements. With limited exceptions, the amount of compensation cost will be measured based on the grant-date fair value of the equity or liability instruments issued. In addition, liability awards will be remeasured at each reporting date through the settlement date. Compensation cost will be recognized over the period that an employee provides services in exchange for the award. The Company had previously adopted SFAS No. 123, and, the adoption of SFAS 123(R) on January 1, 2006 is not expected to have a material effect on the Company’s consolidated financial statements.

In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections. SFAS No. 154 replaces Accounting Principles Board Opinion No. 20, Accounting Changes, and SFAS No. 3, Reporting Accounting Changes in Internal Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. SFAS No. 154 requires retrospective application of changes in accounting principle to prior periods’ financial statements, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company adopted SFAS No. 154 on January 1, 2006. Any impact on the Company’s consolidated results of operations and earnings per share will be dependent on the amount of any accounting changes or corrections of errors whenever recognized.

Note 2—Acquisitions

In October 2005, a wholly owned subsidiary of the Company entered into a share sale and purchase agreement with Seeria Alliance Ltd. to purchase 100% of the authorized and issued shares of Bramex, the owner of 50% of Caspi Neft. In December 2005, the transaction was completed and the subsidiary now owns, directly or indirectly, 100% of Caspi Neft. The total consideration of $168 million, of which approximately $44 million was to pay the outstanding indebtedness of Caspi Neft, was funded from the net proceeds of the private placement of units as described in note 5.

In December 2005, the Company entered into a purchase agreement with Kornerstone Investment Group Ltd. (“Kornerstone”) pursuant to which the Company acquired the 10% carried working interest in the South Alibek Field held by Kornerstone. Pursuant to the purchase agreement, the Company paid Kornerstone a purchase price consisting of $15.25 million in cash and one million shares of the Company’s common stock. The cash portion of the purchase price obligation was funded from the net proceeds of the private placement of units.

Note 3—Property and Equipment

Oil and Gas Properties

The License covering the South Alibek Field, was granted by the Republic of Kazakhstan on April 29, 1999 and originally covered 3,396 acres. In March 2000, the Company acquired the License from an unrelated third-party for $4.0 million. During 2001, based on its technical review and analysis of the probable productive area of the Field, the Company applied to the Kazakhstan Ministry of Energy and Mineral Resources to expand the area covered by the License. In November 2001, the Company’s application was approved and the License was expanded to cover an area of 14,111 acres.

The exploration contract associated with the License had a six-year term which expired in April 2005 and has been extended through April 2007, and may be extended by mutual agreement for an additional two years. The exploration contract required capital expenditures during the initial period of approximately $18.0 million, which has been satisfied. In connection with the recent two-year extension, the Company has committed to an additional work program of $30.5 million. During the primary and extended terms, the Company can produce from wells under a test program and pay a royalty of 2% to the government. The exploration contract also contains a provision which will allow the government to recover, from future revenues, approximately $4.9 million of exploration costs which were incurred prior to privatization. The final terms for the recovery of these costs will be contained in the production contract when executed, The Company has received approval from the government of Kazakhstan for a production contract covering a portion of the License area, and is currently awaiting final signature of the production contract from the Kazakhstan government.

Drilling Rig and Equipment

In December 2001, the Company purchased a drilling rig that was used in the development of the South Alibek Field beginning in October 2002. The rig was depreciated on the straight-line method over an estimated useful life of ten years and while being used for development drilling, the depreciation of the rig and related support equipment was capitalized under the successful efforts method as part of the cost of the wells. Subsequent depreciation was expensed when the rig was stacked. In the first quarter of 2006, the Company reached an agreement to dispose of the rig. An impairment charge writing the value of the rig down to the estimated net proceeds and reclassifying the net book value of the rig to current asset held for sale was recorded as of December 31, 2005. As more fully discussed in note 8, there was a legal dispute between the Company and the holder of an apparent first lien on the drilling rig that was settled in December 2005.

Note 4—Notes Payable to Related Parties

In a series of notes issued between June 2002 and November 2002, certain stockholders and related parties, including the Chief Executive Officer of the Company, loaned the Company $248,025. These notes had interest rates of 17% and were paid in full in September 2005.

Note 5—Debt

Short-Term Debt

In May 2005, the Company borrowed an aggregate of $2,240,000 from a group of individuals pursuant to unsecured, short-term notes. The notes bore interest at 15% per annum and were repaid along with accrued interest in July and September 2005. In July 2005, the Company borrowed $1,000,000 from an individual pursuant to an unsecured short-term note, which bore interest at 15% per annum and was repaid with accrued interest in December 2005. In connection with these borrowings, the Company issued detachable warrants to purchase 420,000 shares of common stock at exercise prices ranging from $2.00 to $2.12 per share. The warrants have a three-year term.

In August 2005, the Company issued convertible promissory notes (the “Convertible Notes”) in the original aggregate principal amount of $22,500,000. The Convertible Notes bore interest at 10% per annum and matured on the earlier of December 15, 2005 or the closing of certain equity financings. The Convertible Notes were repaid in full, including accrued interest, in December 2005 utilizing a portion of the proceeds from the private placement of units.

Long-Term Debt

Long-term debt consists of the following:

	December 31,
	2005	2004
Senior Secured Notes due 2010, net of discount of $26,592,924	$223,407,076	$—
$20 million credit facility with a Kazakhstan bank	—	3,583,863
$30 million credit facility with a Kazakhstan bank	—	29,399,585
Note payable secured by drilling rig	—	2,704,759

Total long—term debt	223,407,076	35,688,207
Less current maturities	—	12,005,208

Long-term portion	$223,407,076	$23,682,999

Senior Secured Notes

In December 2005, a wholly owned subsidiary of the Company issued in a private placement an aggregate of 250,000 units (the “Units”) consisting of (1) an aggregate $250 million principal amount of the subsidiary’s senior secured notes due 2010 (the “Notes”) and (2) warrants to purchase in the aggregate approximately 17.3 million shares of the Company’s common stock (the “Warrants”). The Units were issued and sold for a purchase price of $1,000 per Unit. Each Unit consists of $1,000 principal amount of Notes and 69.054 Warrants to purchase an equal number of shares of the Company’s common stock. The Notes, which will mature on December 15, 2010, bear interest at the rate of 12% per annum. Interest on the Notes is payable quarterly on March 15, June 15, September 15 and December 15 of each year, beginning on March 15, 2006, and at maturity. The first year of interest payments have been escrowed and are recorded as restricted cash on the Company’s consolidated balance sheet as of December 31, 2005. The fair value of the warrants of approximately $26,816,000 was recorded as a discount to the face amount of the Notes and will be amortized to interest expense over the life of the Notes.

The Notes are secured by first priority pledges of all the capital stock of Transmeridian Exploration Inc., the issuing wholly owned subsidiary, and of all of the Company’s other material subsidiaries. In addition, the Notes are fully and unconditionally guaranteed by the Company and all of the Company’s other material subsidiaries. The Notes contain provisions that limit the ability of the Company and its subsidiaries to enter into transactions with affiliates; pay dividends or make other restricted payments; incur debt; create, incur or assume liens; sell assets; and consolidate, merge or transfer all or substantially all of the Company’s assets. The Company is required to offer to repurchase the Notes in connection with certain specified change of control events. The Notes are subject to redemption, in whole or in part, at the option of the Company at any time on or after December 15, 2008 at redemption prices starting at 106% of the principal amount redeemed and declining to 100% by June 15, 2010. Prior to December 15, 2008, the Company may redeem up to 35% of the Notes with proceeds of certain equity offerings at a specified redemption price.

The Company used the proceeds from the offering of the Units of $237.4 million, after expenses, to fund the acquisition of Bramex and to retire the existing bank credit facility indebtedness of Caspi Neft, to repay $22.5 million of convertible promissory notes and to pre-fund the first year of interest payments on the Notes of $30 million.

$20 Million and $30 Million Credit Facilities

In February 2002, Caspi Neft entered into a credit facility with a Kazakhstan bank that provided for borrowings totaling $20.0 million with an interest rate of 15% and a fee of 0.5% per annum on the unutilized portion of the commitment. The original maturity date was February 2005; however, the terms were renegotiated to allow for deferral of all principal and interest payments until the earlier of (i) the closing date of the acquisition of Bramex or (ii) December 23, 2005.

In June 2003, Caspi Neft entered into a new $30.0 million credit facility with the same Kazakhstan bank. This facility provided for borrowings up to $30.0 million with an interest rate of 15% and a commitment fee of 0.5% per annum on the unutilized portion. Upon execution of the credit facility, Caspi Neft paid the bank an arrangement fee of $300,000, which was capitalized as a deferred financing cost and was being amortized over the five-year life of the facility. Originally, the amount outstanding as of May 31, 2005 was scheduled to be repaid over 36 equal monthly installments beginning June 2005 through the final maturity date of May 31, 2008; however, those terms were renegotiated to allow for deferral of all principal and interest payments until the earlier of (i) the closing date of the acquisition of Bramex or (ii) December 23, 2005.

Both credit facilities were repaid in full in December 2005 in connection with the acquisition of Bramex by a wholly owned subsidiary of the Company and the Company’s December 2005 private placement of Units discussed above.

Note Payable Secured by Drilling Rig

In December 2001, the Company purchased a drilling rig for $5.3 million by the issuance, to the seller, of a note payable for $3.3 million and 1.0 million shares of redeemable common stock having a value at that time of $2.0 million. In July 2003, the Company was notified by the holder of an apparent first lien on the rig that the seller was in default under its note payable obligation to the lienholder. The Company was not informed of the existence of the prior lienholder by the seller of the rig. The note payable was in dispute as a result of the seller’s apparent default to the lienholder. The Company held discussions with the lienholder with the intent to resolve the seller’s default by making certain payments directly to the lienholder. The Company made installment payments to the lienholder totaling $688,400 during 2003. However, in December 2003, the Company ceased installment payments to the lienholder as it had not been able to reach a settlement agreement with both the seller and the lienholder. In August 2004, the Company settled its legal dispute with the seller. Pursuant to the terms of the settlement, the remaining balance due on the note of $1.6 million, plus accrued interest of $550,000, was cancelled, and the Company agreed to seek a settlement with the lienholder pursuant to which the Company would assume the obligation of the seller of the rig to the lienholder. Also under the terms of the settlement, the seller returned 200,000 shares to the Company, the remaining 800,000 shares were retained by the seller and such shares are no longer redeemable. In December 2005, the Company settled the remaining outstanding obligation to the lienholder for approximately $1.8 million, plus $120,000 for legal fees. This amount was held in escrow at December 31, 2005 and is recorded as restricted cash on the consolidated balance sheet as of December 31, 2005.

Future maturities of long-term debt, exclusive of discount, at December 31, 2005, are as follows:

Amount
2006	$—
2007	—
2008	—
2009	—
2010	250,000,000

Total long-term debt	$250,000,000

Management believes the fair value of debt at December 31, 2005 approximates its carrying value based on the market interest rate of the debt instrument.

Note 6—Stockholders’ Equity

Series A Convertible Preferred Stock

In November 2004, the Company sold 1,785.714 shares of its Series A Cumulative Convertible Preferred Stock (the “Series A Preferred”) in a private placement at a purchase price of $14,000 per share, and issued warrants to purchase up to 4,464,286 shares of the Company’s common stock at an exercise price equal to $1.55 per share. The aggregate purchase price, net of offering costs, for the Series A Preferred and the related warrants was $22.5 million, which includes the value of warrants attributable to offering cost. The proceeds from the private placement of Series A Preferred and warrants were used for general corporate purposes, including funding the Company’s development drilling program in the South Alibek Field, and to pursue growth opportunities.

The Series A Preferred has a liquidation value of $14,000 per share and is convertible at the holders’ option into common stock at a conversion price of $1.40 per share, subject to adjustments in certain circumstances. The holders of the Series A Preferred are entitled to a quarterly dividend payable at the rate of 4.5% per annum, payable in cash. The holders of the Series A Preferred have full voting rights and powers (subject to a beneficial ownership cap as described below) equal to the voting rights and powers of the holders of the Company’s common stock, and vote together with the holders of common stock as one class. A holder of the Series A Preferred may not, unless it chooses in advance not to be governed by this limitation, convert the Series A Preferred or exercise the warrants into common stock such that the number of shares of common stock issued after the conversion would exceed, when aggregated with all other shares of common stock owned by such holder at such time, 4.999% of the then issued and outstanding shares of the Company’s common stock. So long as at least 20% of the Series A Preferred remains outstanding, the Company is not permitted to issue any new securities or financial instruments that rank pari passu or senior to the Series A Preferred without the approval of at least 75% of the Series A Preferred outstanding. In July 2006, the Series A Preferred automatically converts into the common stock of the Company at the conversion price of $1.40 per share (subject to adjustments), if the common stock trades at a price equal to or greater than $4.15 per share for twenty consecutive trading days and the average daily trading volume of the Company’s common stock during such period exceeds 200,000 shares, subject to the applicable ownership limitations. In the event a holder is prohibited from converting into common stock due to the 4.999% ownership limitation, the excess portion of the Series A Preferred remains outstanding, but ceases to accrue a dividend. During 2005, 238 shares of Series A Preferred were converted into 2,380,000 shares of the Company’s common stock. The Company has accrued $2.3 million for costs associated with the delayed effectiveness of the required registration statement for the conversion shares.

Common Stock Reserved for Issuance

There are 200,000,000 common shares authorized by the Company’s Amended and Restated Certificate of Incorporation and 87,128,021, 79,829,062, and 70,673,207 common shares were issued and outstanding as of December 31, 2005, 2004 and 2003, respectively. Shares of common stock reserved for issuance are summarized as follows:

	December 31,
	2005	2004
2001 Incentive Stock Option Plan	1,365,000	2,955,000
2003 Stock Compensation Plan	1,813,021	706,673
Convertible preferred stock	15,477,140	17,857,140
Warrants to purchase common stock	26,565,285	6,138,393

Total	45,220,446	27,657,206

Warrants

In connection with certain 2005 short-term borrowings from individuals, the Company issued detachable warrants to purchase 420,000 shares of common stock at exercise prices ranging from $2.00 to $2.12 per share. The warrants have a three-year term.

In connection with the Convertible Notes issued in August 2005, the Company issued detachable warrants to purchase 4,500,000 shares of the Company’s common stock at an exercise price equal to $2.40 per share. The warrants have a five-year term, and beginning six months after the closing of the issuance of the Convertible Notes, the exercise price of the warrants is subject to adjustment for issuances of common stock at a purchase price of less than the then-effective exercise price of the warrants.

The warrants issued in December 2005 as part of the Units entitle the holder to purchase one share of the Company’s common stock at an exercise price of $4.27 per share; pursuant to the warrant agreement, the exercise price of the warrants was adjusted from the initial exercise price of $4.31 per share to $4.27 per share as a result of the issuance of 1,000,000 shares of the Company’s common stock to Kornerstone in connection with the acquisition of Kornerstone’s carried working interest in the South Alibek Field discussed in Note 2. The warrant agreement contains anti-dilution provisions and the exercise price of the warrants will be adjusted upon the conversion of any shares of the Company’s outstanding Series A Preferred. The warrants will be exercisable at any time on or after the earlier of (i) December 12, 2006 or (ii) the date a registration statement covering the issuance of the warrant shares upon exercise of the warrants and resales of the warrants and the warrant shares becomes effective, subject to the accelerated exercisability exceptions with respect to dividend declarations and certain corporate events described in the warrant agreement. The warrants will expire on December 15, 2010.

2001 Incentive Stock Option Plan

The Company has a 2001 Incentive Stock Option Plan (the “Plan”) under which options to purchase 5.0 million shares of common stock may be granted to officers, board members, key employees and consultants through December 31, 2010. Under the Plan, the exercise price of each option is equal to the fair market value of the Company’s common stock on the date of grant and all options granted have a term of five years. The vesting period is determined by the Board of Directors at the date of grant.

No stock options were granted under the Plan prior to 2003. The following table summarizes activity under the Plan for the last three years.

	Number of Shares (In thousands)	Weighted Average Exercise Price Per Share
Outstanding at December 31, 2002	—	$—
Granted	1,740	0.25
Exercised	—	—
Forfeited	—	—

Outstanding at December 31, 2003	1,740	0.25
Granted	555	1.50
Exercised	(650)	0.23
Forfeited	(250)	0.22

Outstanding at December 31, 2004	1,395	0.78
Granted	1,740	1.61
Exercised	(705)	0.31
Forfeited	(150)	0.12

Outstanding at December 31, 2005	2,280	$1.53

Shares exercisable at December 31
2005	833	$1.41
2004	790	$0.27
2003	75	$0.24

The aggregate fair value of options granted during 2005, 2004 and 2003 was $969,900, $355,200 and $212,700, respectively, which is being amortized to expense over the vesting period in accordance with SFAS No. 123. The fair value of each option grant was estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions: risk-free interest rates of 5%; expected lives between 1.5 and 2.5 years; and volatility of the price of the underlying common stock of 45-75%. Compensation expense of $400,920, $105,997 and $117,383 was recognized during the years ended December 31, 2005, 2004 and 2003, respectively.

The following table summarizes additional information about the Company’s stock options outstanding exercisable at December 31, 2005:

	Outstanding			Exercisable
Exercise Price	Number Outstanding (In thousands)	Weighted Average Remaining Life (In Years)	Weighted Average Exercise Price	Number Outstanding (In thousands)	Weighted Average Exercise Price
$0.24	100	2.36	$0.24	100	$0.24
$0.57	10	2.96	0.57	10	0.57
$1.50	430	3.88	1.50	143	1.50
$1.61	1,740	4.38	1.61	580	1.61

Total at December 31, 2005	2,280	4.19	$1.53	833	$1.41

2003 Stock Compensation Plan

In May 2003, the Company established its 2003 Stock Compensation Plan with the registration of 2.5 million shares under the plan. The plan was amended in May 2005 to increase the number of shares authorized for issuance to a total of 5,000,000 shares. Under the terms of the plan, such stock may be issued for restricted stock awards; payments of bonuses in stock; payments for services to consultants in the form of stock; employer contributions to a 401(k) plan; stock appreciation rights and warrants. Any shares issued in lieu of cash are recognized as expense based on the fair value of the shares on the date of grant. The fair value of restricted stock awards on the date of grant is amortized ratably over the vesting period. The following table summarizes the shares issued during the years ended December 31:

	2005	2004	2003
Number of shares issued	1,357,216	600,000	1,234,047
Fair value at date of grant	$2,800,549	$750,000	$283,625

Note 7—Income Taxes

The Company provides for deferred taxes on temporary differences between the financial statements and tax basis of assets using the enacted tax rates that are expected to apply to taxable income when the temporary differences are expected to reverse. The Company has not recorded any deferred tax assets or income tax benefits from the net deferred tax assets for the years ended December 31, 2005, 2004 and 2003. The Company has placed a 100% valuation allowance against the net deferred tax asset because future realization of these assets is not assured.

Income before income taxes is composed of the following:

	Year ended December 31,
	2005	2004	2003
United States	$(16,508,000)	$(3,185,000)	$(2,940,000)
International	(4,033,000)	(817,000)	(2,767,000)

	$(20,541,000)	$(4,002,000)	$(5,707,000)

A reconciliation of the federal statutory income tax (34%) amounts to the effective amounts is shown below:

	Year ended December 31,
	2005	2004	2003
Income tax benefit computed at statutory rates	$(6,983,000)	$(1,361,000)	$(1,940,000)
Effect of foreign tax rate differential	885,000	—	—
Return to provision adjustments	(5,510,000)	—	—
Other	294,000	—	—
Adjustment to valuation allowance	11,314,000	1,361,000	1,940,000

	$—	$—	$—

At December 31, 2005, 2004 and 2003 the components of the Company’s deferred tax assets and liabilities were as follows:

	December 31,
	2005	2004	2003
Current deferred tax assets
Cost basis of assets held for sale	$1,367,000	$—	$—
Accrual to cash adjustments in foreign subsidiary	1,239,000	—	—

Total current deferred tax assets	2,606,000	—	—

Noncurrent deferred tax assets
Domestic net operating loss carryforwards	7,999,000	5,614,000	2,100,000
Foreign net operating loss carryforwards	—	3,183,000	3,766,000
Foreign oil and gas exploration and development costs	6,542,000	—	—
Other	128,000	—	—

Total noncurrent deferred tax assets	14,669,000	8,797,000	5,866,000

Total deferred tax assets	$17,275,000	$8,797,000	$5,866,000
Noncurrent deferred tax liabilities
Domestic property, plant, and equipment	$(458,000)	$—	$—
Foreign capitalized interest	—	(3,390,000)	(1,853,000)
Other	(95,000)	—	—

Total noncurrent deferred tax liabilities	(553,000)	(3,390,000)	(1,853,000)

Net deferred tax assets	16,722,000	5,407,000	4,013,000
Valuation allowance	(16,722,000)	(5,407,000)	(4,013,000)

	$—	$—	$—

As of December 31, 2005, the Company has estimated domestic net operating loss carryforwards of $24.6 million which will expire between 2020 and 2025. There are no foreign net operating loss carryforwards.

The change in valuation allowance is as follows:

	Year Ended December 31,
	2005	2004	2003
Balance at the beginning of the period	$5,407,000	$4,013,000	$2,106,000
Current year addition	5,805,000	1,394,000	1,997,000
Return to provision adjustments	5,510,000	—	—

Balance at the end of the period	$16,722,000	$5,407,000	$4,013,000

Note 8—Commitments and Contingencies

Drilling Rig Dispute

In December 2001, the Company purchased a land drilling rig for total consideration of $5.3 million, including a note payable for $3.3 million and the issuance of $2.0 million in redeemable common stock. The

Company was not informed that the rig was subject to a lien in favor of a prior owner of the rig. Beginning in December 2003, the seller, the Company and the lienholder engaged in litigation to determine the parties’ rights and obligations with respect to the rig, the lien and payments due the seller and the lienholder. In August 2004, the Company and the seller of the rig entered into a settlement and release agreement, pursuant to which the remaining balance on the note of $1.6 million, plus accrued interest of $550,000 was cancelled, and the Company agreed to endeavor to negotiate a settlement with the lienholder pursuant to which the Company would assume the obligation of the seller of the rig to the lienholder. In December 2005, the parties engaged in a court-supervised mediation at which they agreed to settle all outstanding claims against one another. Pursuant to the settlement agreement, which was signed in February 2006, the Company paid approximately $1.8 million to the first lienholder to settle the remaining payment obligations to the lienholder, plus $120,000 for legal fees.

Former Chief Financial Officer

In May 2003, Jim W. Tucker, a former chief financial officer of the Company, filed suit in state district court in Texas against the Company in connection with his separation from service in January 2003. The suit alleged breach of an oral employment agreement. The Company took a default judgment in November 2003 in the amount of $0.9 million. In February 2005, the court granted our motion to vacate the default judgment. The plaintiff subsequently passed away in July 2005. The case may still be reinstated by the deceased’s estate prior to April 2007, and would begin as if the Company had just been served notice. The Company believes it has meritorious defenses to the allegations against it and intends to vigorously contest this matter and pursue all available legal remedies; however, the Company believes the chances that plaintiff’s estate will refile the suit to be remote.

International Commitments

The Company, through its subsidiary Caspi Neft, is subject to the terms of License 1557 and the related exploration contract covering 14,111 acres in the South Alibek Field in Kazakhstan. In connection with the exploration contract, the Company has committed to spend approximately $18.0 million on development of the Field through 2005. As of December 31, 2005, the cumulative capital expenditures which are creditable to our obligation under the Contract have exceeded the minimum contract commitment. In connection with the two-year extension granted on July 8, 2004, the Company committed to spend approximately $30.5 million from 2005 to 2007.

Purchase commitments are made in the ordinary course of business in connection with ongoing operations in the South Alibek Field.

Our operations are subject to various levels of government controls and regulations in the United States and in the Republic of Kazakhstan. It is not possible for us to separately calculate the costs of compliance with environmental and other governmental regulations as such costs are an integral part of our operations.

In the Republic of Kazakhstan, legislation affecting the oil and gas industry is under constant review for amendment or expansion. Pursuant to such legislation, various governmental departments and agencies have issued extensive rules and regulations which affect the oil and gas industry, some of which carry substantial penalties for failure to comply. These laws and regulations can have a significant impact on the industry by increasing the cost of doing business and, consequentially, can adversely affect our profitability. Inasmuch as new legislation affecting the industry is commonplace and existing laws and regulations are frequently amended or reinterpreted, we are unable to predict the future cost or impact of complying with such laws and regulations.

Environmental

The Company, as an owner and operator of oil and gas properties, is subject to various federal, state, local and foreign country laws and regulations relating to discharge of materials into, and protection of, the environment. These laws and regulations may impose liability on the lessee under an oil and gas lease or concession for the cost of pollution clean-up resulting from operations and also may subject the lessee to liability for pollution damages.

Lease Commitments

The Company has operating leases for office facilities and certain equipment. Net rental expense under all operating leases and rental agreements was $570,086, $546,639 and $930,698 in 2005, 2004 and 2003, respectively. The Company leases office facilities in Houston and Kazakhstan under leases greater than one year. Future minimum lease commitments under operating leases are as follows:

Amount
2006	$273,324
2007	76,216
2008	—
2009	—
Thereafter	—

$349,540

Note 9—Business Segment Information

The Company’s business activities relate solely to oil and gas exploration, development and production. The primary emphasis since its formation in 2000 has been the development of the South Alibek Field and substantially all of the Company’s assets are located in Kazakhstan. For each of the three years ended December 31, 2005 substantially all of the Company’s results of operations consisted of revenues, operating, general and administrative, and other costs associated with its operations in Kazakhstan.

For the year ended December 31, 2005, two customers accounted for approximately 38% and 37%, respectively, of consolidated revenues. For the year ended December 31, 2004, two customers accounted for approximately 57% and 28%, respectively, of consolidated revenues. One customer accounted for 100% of consolidated revenues for the year ended December 31, 2003.

Note 10—Supplemental Financial Information

Other Assets

Other assets at December 31, 2005 and 2004, consisted of debt financing costs, net of amortization, of $12,473,536 and $216,111, respectively.

Accounts Payable and Accrued Liabilities

Accounts payable and accrued liabilities consisted of the following:

	December 31,
	2005	2004
Accounts payable	$419,456	$152,158
Salaries and bonus	1,032,357	12,458
Preferred stock registration costs	2,035,000	—
Acquisition costs	21,450,000	—
Rig lawsuit settlement	1,960,491	446,482
Rig rentals	2,737,722	1,446,587
Oil and gas properties costs	1,826,554	3,893,727
Other	407,863	1,185,604

Total accounts payable and accrued liabilities	$31,869,443	$7,137,016

Note 11—Subsidiary Guarantors

In December 2005, Transmeridian Exploration Inc., a wholly owned subsidiary of the Company (the “Issuer”), issued an aggregate of 250,000 Units, consisting of (i) an aggregate $250 million principal amount of senior its secured notes due 2010 and (ii) warrants to purchase approximately 17.3 million shares of the Company’s common stock. The Company and all material subsidiaries of the Company fully and unconditionally guaranteed the senior secured notes. Prior to the Units offering, the Company financed its operations primarily through borrowings from banks in Kazakhstan or other private sources. As previously disclosed in 2005 and prior years, substantially all of the Company’s assets are located in Kazakhstan. For each of the three years ended December 31, 2005, substantially all of the results of operations consisted of revenue, operating, general and administrative and other costs associated with the operations of its subsidiary, Caspi Neft, in Kazakhstan. Accordingly, there was no requirement for condensed consolidating financial information and the results for 2004 and 2003 are not presented herein due to lack of comparability and the information is not material for evaluation of the sufficiency of the guarantee and the omission of the information does not cause the financials to be inaccurate in reasonable detail.

The following is condensed consolidating financial information for the Company, the Issuer and the subsidiary guarantors of the senior secured notes:

Condensed Consolidating Balance Sheet

	December 31, 2005
	Parent	Issuer	Subsidiary Guarantors	Eliminations	Consolidated
Cash and cash equivalents	$21,147,921	$45,250,000	$6,027	$—	$66,403,948
Other current assets	2,764,674	—	5,535,923	—	8,300,597

Total current assets	23,912,595	45,250,000	5,541,950	—	74,704,545
Property and equipment, net	305,657	—	226,509,692	—	226,815,349
Investment in and advances to subsidiaries	100	9,082,519	—	(9,082,619)	—
Other assets	—	32,973,536	—	(20,500,000)	12,473,536

Total Assets	$24,218,352	$87,306,055	$232,051,642	$(29,582,619)	$313,993,430

Total current liabilities	$5,759,807	$23,328,142	$4,608,830	$—	$33,696,779
Debt	—	223,407,076	31,000,000	(31,000,000)	223,407,076
Other long-term liabilities	—	—	186,000	—	186,000
Stockholder’s equity	18,458,545	(159,429,163)	196,256,812	1,417,381	56,703,575

Total Liabilities	$24,218,352	$87,306,055	$232,051,642	$(29,582,619)	$313,993,430

Condensed Consolidating Statements of Operations

	Year Ended December 31, 2005
	Parent	Issuer	Subsidiary Guarantors	Consolidated
Revenue	$—	$—	$8,442,787	$8,442,787
Operating costs and expenses	11,099,038	—	7,166,475	18,265,513

Operating income (loss)	(11,099,038)	—	1,276,312	(9,822,726)
Other expense	(5,408,632)	(2,411,623)	(2,186,147)	(10,006,402)
Minority interest expense	—	—	(711,558)	(711,558)

Net loss	(16,507,670)	(2,411,623)	(1,621,393)	(20,540,686)
Preferred dividends	(1,081,034)	—	—	(1,081,034)

Net loss attributable to common stockholders	$(17,588,704)	$(2,411,623)	$(1,621,393)	$(21,621,720)

Condensed Consolidating Statements of Cash Flow

	Year Ended December 31, 2005
	Parent	Issuer	Subsidiary Guarantors	Consolidated
Net cash used in operating activities	$(4,371,558)	$1,456,366	$(8,435,988)	$(11,351,180)
Net cash used in investing activities	(17,322)	—	(144,685,799)	(144,703,121)
Net cash provided by financing activities	12,916,826	13,793,634	147,041,161	173,751,621

Net increase (decrease) in cash	8,527,946	15,250,000	(6,080,626)	17,697,320
Cash and cash equivalents, beginning of the year	10,659,484	—	6,086,653	16,746,137

Cash and cash equivalents, end of the year	$19,187,430	$15,250,000	$6,027	$34,443,457

Note 12—Supplemental Oil and Gas Disclosures

Costs Incurred

Costs incurred in oil and gas property acquisition, exploration and development activities, whether expensed or capitalized, are reflected in the table below. This schedule does not include the costs of acquiring the minority interest in Caspi Neft and the carried working interest of approximately $138,314,000 or the costs of the drilling rig which was purchased and modified for use in the Company’s development activities in Kazakhstan. Costs incurred for the drilling rig were $444,000 in 2003.

	Kazakhstan	United States	Total
Year ended December 31, 2005
Acquisition costs of properties:
Proved	$—	$—	$—
Unproved	—	—	—
Exploration costs	9,470	—	9,470
Development costs	24,599,684	—	24,599,684
Capitalized interest	2,497,923	—	2,497,923

Total	$27,107,077	$—	$27,107,077

Year ended December 31, 2004
Acquisition costs of properties:
Proved	$—	$—	$—
Unproved	—	—	—
Exploration costs	3,477,336	—	3,477,336
Development costs	18,651,179	—	18,651,179
Capitalized interest	4,519,759	—	4,519,759

Total	$26,648,274	$—	$26,648,274

Year ended December 31, 2003:
Acquisition costs of properties:
Proved	$—	$—	$—
Unproved	—	—	—
Exploration costs	26,292,534	118,893	26,411,427
Development costs	56,255	—	56,256
Capitalized interest	4,164,694	—	4,164,693

Total	$30,513,483	$118,893	$30,632,376

Capitalized Costs

The aggregate amount of capitalized costs related to oil and gas producing activities and the aggregate amount of the related accumulated depreciation, depletion and amortization (“DD&A”), including any accumulated valuation allowances, are reflected in the table below. These capitalized costs do not include the drilling rig which was purchased and modified for use in the Company’s development activities in Kazakhstan. Capitalized costs for the drilling rig were $3.0 million, $8.5 million and $6.5 million at December 31, 2005, 2004 and 2003, respectively.

	Kazakhstan	United States	Total
As of December 31, 2005
Proved properties	$62,876,028	$—	$62,876,028
Unproved properties	167,263,366	—	167,263,366

Total oil and gas properties	230,139,394	—	230,139,394
Accumulated DD&A	3,471,351	—	3,471,351

Net oil and gas properties	$226,668,043	$—	$226,668,043

As of December 31, 2004
Proved properties	$39,487,758	$—	$39,487,758
Unproved properties	31,560,816	—	31,560,816

Total oil and gas properties	71,048,574	—	71,048,574
Accumulated DD&A	899,131	—	899,131

Net oil and gas properties	$70,149,443	$—	$70,149,443

As of December 31, 2003
Proved properties	$16,300,263	$—	$16,300,263
Unproved properties	32,483,389	16,604	32,499,993

Total oil and gas properties	48,783,652	16,604	48,800,256
Accumulated DD&A	189,635	—	189,635

Net oil and gas properties	$48,594,017	$16,604	$48,610,621

Oil and Gas Reserve Information (Unaudited)

Basis of Presentation

Proved oil and gas reserve quantities are based on estimates prepared by Ryder Scott Company, independent petroleum engineers. There are numerous uncertainties in estimating quantities of proved reserves and projecting future rates of production and the timing of development expenditures. These uncertainties are greater for properties which are undeveloped or have a limited production history, such as the South Alibek Field. The following reserve data represents estimates only and actual reserves may vary substantially from these estimates. All of the Company’s proved reserves were in Kazakhstan as of December 31, 2005, 2004 and 2003. The Company’s net quantities of proved developed and undeveloped reserves of crude oil and changes therein are reflected in the table below.

As of December 31, 2005, the Company owned a 100% working interest in the South Alibek Field, subject to government royalties and an additional 3.5% net revenue interest retained by a third party in connection with the Company’s buyout of its former partners to be deducted from the remaining revenue interest. The effect of this overriding revenue interest is reflected in the calculation of the Company’s net proved reserves and future net cash flows.

As of December 31, 2005, the Company is operating under an exploration contract, which was extended by the government of Kazakhstan in July 2004 for two years ending on April 2007. Final terms for the South Alibek production contract have been agreed to and the contract is waiting on final approval from the Kazakhstan government. The Company’s oil and gas reserve data and future net cash flows have been prepared assuming a commercial production contract is obtained, beginning on January 1, 2006, which will allow production for the expected 25 year term of the production contract and utilizes all the terms and costs associated with the production contract. Net revenue interest used in the report are calculated from a sliding-scale royalty payment to the Kazakhstan government during the production contract life. Based on the forecast annual production, the government royalty rate is between 2.0% to 2.2%. Royalty rate is capped at 5%.

The proved reserves as of December 31, 2005 represent the reserves that were estimated to be recovered from eight wells (South Alibek 1, 2, 3, 4, 5, 14, 15 and 17), and a total of seventeen development offsets not yet drilled. All reserves were estimated using either historical performance or volumetric methods. All direct offset well locations in this report are proved undeveloped and are based on 80 acre drainage patterns, unless current developed completions are estimated to drain an area larger than their volumetric assignment, and in these cases the reserves of certain offset locations have been reduced. All locations have a scheduled KT1 and a KT2 reservoir completion and each of these reservoir completions includes the cost of drilling a separate wellbore. Based on the separate development program for the KT1 and KT2 reservoirs, reserves assigned to the KT1 reservoir are undeveloped whereas in previous year-end estimates these reserves were developed. The associated additional costs required for a separate KT1 reservoir development program has also been included in the reserves estimate. The total primary and secondary recovery of 30% was based on analogy data from other fields. A 15% primary recovery factor was assigned to each developed and undeveloped well in the KT1 and KT2 reservoirs. A secondary recovery factor of 15% was assigned to the KT1 reservoir and to the KT2 reservoir. Based on separate primary and secondary recoveries, reserves assigned to the secondary recoveries are undeveloped whereas in previous year-end estimates these reserves were developed. The associated additional capital and operating costs required for a separate KT1 and KT2 reservoir water flood program has also been included in the reserves estimate, requiring the drilling of 25 injector wells in the KT1 reservoir and 25 injector wells in the KT2 reservoir and related surface facilities to support these programs. As of December 31, 2005, the Company had three new wells, the SA-3, SA-14, and SA-15, which have reserves assigned as behind-pipe and are forecast to start producing in the first quarter of 2006 from the KT2 reservoir. The Ryder Scott reserve estimate as of December 31, 2005 included these three wells and SA-1, SA-2, SA-5 and SA-17 as proved developed in the KT2 reservoir. SA-1 was shut-in during a workover program. The completion in SA-5 may have been damaged during a previous work-over and an undeveloped redrill has been included in the estimates to capture the volumetric reserves assigned to this location. SA-4, which has reservoir damage that prevented placing the well on production during 2005 and sixteen additional offset locations are also proved undeveloped in the KT2 reservoir.

Estimated Quantities of Net Proved Crude Oil Reserves

(Quantities in Barrels)

	December 31,
	2005	2004	2003
Net proved crude oil reserves:
Beginning of year	26,813,736	45,744,788	17,110,741
Revisions of previous estimates	(322,972)	(521,118)	(5,079,386)
Extensions, discoveries and other additions	6,096,959	6,827,529	33,830,809
Revision of net interest	41,194,007	(25,085,729)
Production	(845,108)	(151,734)	(117,376)

End of year	72,936,622	26,813,736	45,744,788

Net proved developed reserves:
Beginning of year	4,476,364	7,815,861	5,695,613

End of year	3,331,580	4,476,364	7,815,861

Standardized Measure of Discounted Future Net Cash Flows (Unaudited)

Basis of Presentation

The standardized measure data includes estimates of oil and gas reserve volumes and forecasts of future production rates over the reserve lives. Estimates of future production expenditures, including taxes and future development costs, are based on management’s best estimate of such costs assuming a continuation of current economic and operating conditions. No provision is included for depletion, depreciation and amortization of property acquisition costs or indirect costs. Income tax expense has been computed using expected future tax rates and giving effect to tax deductions and credits available, under current laws, and which relate to oil and gas producing activities. The sales prices used in the calculation are the year-end prices of crude oil, including condensate and natural gas liquids, which as of December 31, 2005, 2004 and 2003 were $40.21, $20.09 and $12.44 per barrel, respectively. The sales prices were based on the last sales price received for December 2005, 2004 and 2003, respectively. No value was assigned to natural gas reserves, as there is not currently an established market or pipeline facilities for gas sales. Changes in prices and cost levels, as well as the timing of future development costs, may cause actual results to vary significantly from the data presented. This information is not intended to represent a forecast or fair market value of the Company’s oil and gas assets, but does present a standardized disclosure of discounted future net cash flows that would result under the assumptions used. The standardized measure of discounted future net cash flows relating to proved oil and gas reserves for 2005, 2004 and 2003 were as follows:

Standardized Measure of Discounted Future Net Cash Flows

(Amounts in Thousands)

December 31, 2005:
Future cash inflows	$3,096,160
Future production costs	(406,539)
Future development costs	(397,879)

Undiscounted future net cash flows before income tax	2,291,742
10% discount for estimated timing of cash flows	(1,276,314)

Present value of future net cash flows before income tax	1,015,428
Future income tax expense, discounted at 10%	(268,447)

Standardized measure of discounted future net cash flows	$746,981

December 31, 2004:
Future cash inflows	$538,688
Future production costs	(74,001)
Future development costs	(65,260)

Undiscounted future net cash flows before income tax	399,427
10% discount for estimated timing of cash flows	(179,431)

Present value of future net cash flows before income tax	219,996
Future income tax expense, discounted at 10%	(43,142)

Standardized measure of discounted future net cash flows	$176,854

December 31, 2003:
Future cash inflows	$569,065
Future production costs	(74,723)
Future development costs	(76,373)

Undiscounted future net cash flows before income tax	417,969
10% discount for estimated timing of cash flows	(176,618)

Present value of future net cash flows before income tax	241,351
Future income tax expense, discounted at 10%	(60,908)

Standardized measure of discounted future net cash flows	$180,443

The following table presents a reconciliation of changes in the standardized measure of discounted future net cash flows:

Changes in the Standardized Measure of Discounted Future Net Cash Flows

(Amounts in Thousands)

	Year ended December 31,
	2005	2004	2003
Standardized Measure, beginning of year	$176,854	$180,443	$143,999
Sales and transfers of oil and gas produced, net of production costs	(324)	(152)	(397)
Net changes in prices, development and production costs	320,930	151,644	(107,366)
Extensions, discoveries and improved recovery, less related costs	596,505	65,492	171,513
Purchase of minerals in place	—	—	—
Development costs incurred and changes during the period	(213,411)	17,754	(2,887)
Revisions of previous quantity estimates	(6,948)	(4,458)	(30,436)
Increase in present value due to passage of one year	21,999	24,135	20,431
Exercise of Option by Bramex	—	(203,699)	—
Net changes in production rates and other	225,304	(36,563)	(13,824)
Net change in income taxes	(373,928)	(17,742)	(590)

Standardized Measure, end of year	$746,981	$176,854	$180,443

Note 13—Supplemental Quarterly Information (Unaudited)

The following table reflects a summary of the unaudited interim results of operations for the quarterly periods in the years ended December 31, 2005 and 2004.

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
2005
Revenue	$1,153,739	$2,032,310	$3,852,122	$1,404,616
Operating expenses	2,858,923	2,286,599	3,270,940	9,849,051
Minority interest	507,818	(355,896)	(791,171)	(72,309)
Preferred dividends	277,397	280,479	279,155	244,003

Net loss attributable to common shareholders	(2,129,546)	(1,930,106)	(2,802,111)	(14,759,957)

Basic and diluted loss per share	$(0.03)	$(0.02)	$(0.03)	$(0.17)

Weighted average common shares outstanding	79,993,732	80,213,343	81,561,819	86,179,295

2004
Revenue	$642,927	$1,562,656	$843,348	$874,059
Operating expenses	1,463,781	2,235,200	1,735,301	1,793,957
Minority interest	207,379	(117,481)	401,802	331,353
Preferred dividends	—	—	—	154,110

Net loss attributable to common shareholders	(1,028,233)	(555,063)	(1,293,755)	(1,125,240)

Basic and diluted loss per share	$(0.01)	$(0.01)	$(0.02)	$(0.01)

Weighted average common shares outstanding	77,382,894	78,208,663	79,153,647	79,685,312

TRANSMERIDIAN EXPLORATION INC.

Offer to Exchange

up to $290,000,000 Registered Senior Secured Notes due 2010

for

Any and All Outstanding Unregistered Senior Secured Notes due 2010

PROSPECTUS

                    , 2006

DEALER PROSPECTUS DELIVERY OBLIGATION

UNTIL                         , 2006, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THE EXCHANGE OFFER, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS’ OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Pursuant to the issuer’s articles of association and subject to British Virgin Islands law, every director and officer of the issuer is entitled to be indemnified out of the assets of the issuer against all losses or liabilities which such director or officer may sustain or incur in the execution of the duties of his office or otherwise in relation thereto, and no director or officer of the issuer shall be liable for any loss, damage or misfortune which may happen to, or be incurred by, the issuer in the execution of the duties of his office or otherwise in relation thereto. However, the International Business Companies Act of the British Virgin Islands (to which the issuer is subject) precludes the directors and officers of the issuer from availing themselves of such indemnification unless they act honestly and in good faith and with a view to the best interests of the issuer and, in the case of criminal proceedings, where the director or officer (as the case may be) had no reasonable cause to believe that his conduct was unlawful.

Item 21. Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit	Description
3.1	Memorandum of Association and Articles of Association of Transmeridian Exploration Inc. (filed as Exhibit 3.1 to the Registration Statement on Form S-4 of Transmeridian Exploration Inc. filed with the Commission on March 17, 2006 and incorporated by reference herein)

3.2	Amended and Restated Certificate of Incorporation of Transmeridian Exploration Incorporated (filed as Exhibit 3.1(b) to the Registration Statement on Form SB-2 of Transmeridian Exploration Incorporated filed with the Commission as of March 15, 2001 and incorporated by reference herein)

3.3	Bylaws of Transmeridian Exploration Incorporated (filed as Exhibit 3.2 to the Registration Statement on Form SB-2 of Transmeridian Exploration Incorporated filed with the Commission as of March 15, 2001 and incorporated by reference herein)

3.4	Certificate of Designations, Rights and Preferences of Series A Cumulative Convertible Preferred Stock of Transmeridian Exploration Incorporated (filed as Exhibit 4.1 to Transmeridian Exploration Incorporated’s Current Report on Form 8-K dated November 12, 2004 and filed with the Commission on November 15, 2004 and incorporated by reference herein)

3.5	Articles of Incorporation of TMEI Operating, Inc. (filed as Exhibit 3.5 to the Registration Statement on Form S-4 of Transmeridian Exploration Inc. filed with the Commission on March 17, 2006 and incorporated by reference herein)

3.6	Bylaws of TMEI Operating, Inc. (filed as Exhibit 3.6 to the Registration Statement on Form S-4 of Transmeridian Exploration Inc. filed with the Commission on March 17, 2006 and incorporated by reference herein)

3.7	Memorandum of Association and Articles of Association of Transmeridian (Kazakhstan) Incorporated (filed as Exhibit 3.7 to the Registration Statement on Form S-4 of Transmeridian Exploration Inc. filed with the Commission on March 17, 2006 and incorporated by reference herein)

3.8	Memorandum of Association and Articles of Association of Bramex Management, Inc. (filed as Exhibit 3.8 to the Registration Statement on Form S-4 of Transmeridian Exploration Inc. filed with the Commission on March 17, 2006 and incorporated by reference herein)

3.9	Charter of Subsidiary Joint-Stock Company “Caspi Neft TME” (filed as Exhibit 3.9 to the Registration Statement on Form S-4 of Transmeridian Exploration Inc. filed with the Commission on March 17, 2006 and incorporated by reference herein)

Exhibit	Description
4.1	Indenture, dated as of December 12, 2005, by and among Transmeridian Exploration Inc., Transmeridian Exploration Incorporated, TMEI Operating, Inc., Transmeridian (Kazakhstan) Incorporated and The Bank of New York, as Trustee (filed as Exhibit 4.1 to Transmeridian Exploration Incorporated’s Report on Form 8-K dated December 16, 2005 and incorporated by reference herein)

4.2	First Supplemental Indenture, dated as of December 22, 2005, by and among Transmeridian Exploration Inc., Transmeridian Exploration Incorporated, TMEI Operating, Inc., Transmeridian (Kazakhstan) Incorporated, Bramex Management, Inc., JSC Caspi Neft TME and The Bank of New York, as Trustee (filed as Exhibit 4.5 to the Registration Statement on Form S-3 of Transmeridian Exploration Incorporated filed with the Commission on March 13, 2006 and incorporated by reference herein)

4.3	Second Supplemental Indenture, dated as of May 24, 2006, by and among Transmeridian Exploration Inc., Transmeridian Exploration Incorporated, TMEI Operating, Inc., Transmeridian (Kazakhstan) Incorporated, Bramex Management, Inc., JSC Caspi Neft TME and The Bank of New York, as Trustee (filed as Exhibit 4.6 to Pre-Effective Amendment No. 2 to the Registration Statement on Form S-3 of Transmeridian Exploration Incorporated filed with the Commission on May 30, 2006 and incorporated herein by reference)

4.4	Form of Purchase Agreement, dated as of December 12, 2005, by and among Transmeridian Exploration Inc., Transmeridian Exploration Incorporated, TMEI Operating, Inc., Transmeridian (Kazakhstan) Incorporated and each of the purchasers party thereto (filed as Exhibit 10.1 to Transmeridian Exploration Incorporated’s Current Report on Form 8-K dated December 16, 2005 and incorporated by reference herein)

4.5	Form of Purchase Agreement, dated as of May 23, 2006, by and among Transmeridian Exploration Incorporated, Transmeridian Exploration Inc., TMEI Operating, Inc., Transmeridian (Kazakhstan) Incorporated, Bramex Management, Inc., JSC Caspi Neft TME and each of the purchasers party thereto (filed as Exhibit 4.1 to the Current Report on Form 8-K of Transmeridian Exploration Incorporated filed with the Commission on May 31, 2006 and incorporated herein by reference)

4.6	Form of Registration Rights Agreement, dated as of December 12, 2005, by and among Transmeridian Exploration Inc., Transmeridian Exploration Incorporated, TMEI Operating, Inc., Transmeridian (Kazakhstan) Incorporated and each of the purchasers party thereto (filed as Exhibit 4.3 to Transmeridian Exploration Incorporated’s Current Report on Form 8-K dated December 16, 2005 and incorporated by reference herein)

4.7	Form of Amendment Agreement to Registration Rights Agreement, dated as of May 26, 2006, by and among Transmeridian Exploration Incorporated, Transmeridian Exploration Inc., TMEI Operating, Inc., Transmeridian (Kazakhstan) Incorporated, Bramex Management, Inc., JSC Caspi Neft TME and each of the purchasers party thereto (filed as Exhibit 4.10 to Pre-Effective Amendment No. 2 to the Registration Statement on Form S-3 of Transmeridian Exploration Incorporated filed with the Commission on May 30, 2006 and incorporated herein by reference)

4.8	Form of Senior Secured Note due 2010 (included as part of Exhibit 4.1)

5.1†	Opinion of Akin Gump Strauss Hauer & Feld LLP with respect to legality of the securities

10.1	Share Sale and Purchase Agreement, dated as of October 14, 2005, by and between Transmeridian Exploration Inc. and Seeria Alliance Ltd. (filed as Exhibit 10.1 to Transmeridian Exploration Incorporated’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed with the Commission on March 16, 2006 and incorporated by reference herein)

Exhibit	Description
10.2	Deed of Amendment, by and between Transmeridian Exploration Inc. and Seeria Alliance Ltd., dated as of December 12, 2005, relating to the Share Sale and Purchase Agreement, dated as of October 14, 2005, by and between Transmeridian Exploration Inc. and Seeria Alliance Ltd. (filed as Exhibit 10.2 to Transmeridian Exploration Incorporated’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed with the Commission on March 16, 2006 and incorporated by reference herein)

10.3	Escrow Agreement, dated as of December 12, 2005, by and between Transmeridian Exploration Inc. and The Bank of New York, as Escrow Agent and Trustee (filed as Exhibit 10.3 to Transmeridian Exploration Incorporated’s Current Report on Form 8-K dated December 16, 2005 and incorporated by reference herein)

10.4	Amendment No. 1 to Escrow Agreement, dated as of May 26, 2006, by and between Transmeridian Exploration Inc. and The Bank of New York, as Escrow Agent and Trustee (filed as Exhibit 10.1 to the Current Report on Form 8-K of Transmeridian Exploration Incorporated filed with the Commission on May 31, 2006 and incorporated herein by reference)

10.5	Pledge Agreement, dated as of December 12, 2005, by and between Transmeridian Exploration Incorporated and The Bank of New York, as Collateral Agent and Trustee (filed as Exhibit 10.2 to Transmeridian Exploration Incorporated’s Current Report on Form 8-K dated December 16, 2005 and incorporated by reference herein)

10.6	Amendment No. 1 to Pledge Agreement, dated as of May 26, 2006, by and between Transmeridian Exploration Incorporated and The Bank of New York, as Collateral Agent and Trustee (filed as Exhibit 10.2 to the Current Report on Form 8-K of Transmeridian Exploration Incorporated filed with the Commission on May 31, 2006 and incorporated herein by reference)

10.7	Pledge Agreement, dated as of December 22, 2005, by and between Transmeridian Exploration Inc. and The Bank of New York, as Collateral Agent and Trustee (filed as Exhibit 10.5 to Transmeridian Exploration Incorporated’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed with the Commission on March 16, 2006 and incorporated by reference herein)

10.8	Amendment No. 1 to Pledge Agreement, dated as of May 26, 2006, by and between Transmeridian Exploration Inc. and The Bank of New York, as Collateral Agent and Trustee (filed as Exhibit 10.3 to the Current Report on Form 8-K of Transmeridian Exploration Incorporated filed with the Commission on May 31, 2006 and incorporated herein by reference)

10.9	Warrant Agreement, dated as of December 12, 2005, by and between Transmeridian Exploration Incorporated and The Bank of New York, as Warrant Agent (including form of Warrant Certificate) (filed as Exhibit 4.2 to Transmeridian Exploration Incorporated’s Current Report on Form 8-K dated December 16, 2005 and incorporated by reference herein)

10.10	Purchase Agreement, dated as of December 12, 2005, by and between Transmeridian Exploration Inc. and Kornerstone Investment Group, Ltd. (filed as Exhibit 10.7 to Transmeridian Exploration Incorporated’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed with the Commission on March 16, 2006 and incorporated by reference herein)

10.11	Registration Rights Agreement, dated as of December 12, 2005, by and between Transmeridian Exploration Incorporated and Kornerstone Investment Group, Ltd. (filed as Exhibit 10.8 to Transmeridian Exploration Incorporated’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed with the Commission on March 16, 2006 and incorporated by reference herein)

Exhibit	Description
10.12	Conditional Share Transfer Agreement, dated as of January 3, 2006, by and among Transmeridian Exploration Inc., Bramex Management, Inc. and JSC TuranAlem Securities (filed as Exhibit 10.9 to Transmeridian Exploration Incorporated’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed with the Commission on March 16, 2006 and incorporated by reference herein)

10.13†	Amendment Agreement to the Conditional Share Transfer Agreement, dated as of May 24, 2006, by and among Transmeridian Exploration Inc., Bramex Management, Inc. and JSC TuranAlem Securities

10.14	Share Encumbrance and Pledge Agreement, dated as of January 3, 2006, by and among Transmeridian Exploration Inc., Bramex Management, Inc. and TuranAlem Securities JSC (filed as Exhibit 10.10 to Transmeridian Exploration Incorporated’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed with the Commission on March 16, 2006 and incorporated by reference herein)

10.15†	Amendment Agreement to the Share Encumbrance and Pledge Agreement, dated as of May 24, 2006, by and among Transmeridian Exploration Inc., Bramex Management, Inc. and JSC TuranAlem Securities

10.16	Securities Agency Agreement, dated as of January 3, 2006, by and among Transmeridian Exploration Inc., Bramex Management, Inc., JSC TuranAlem Securities and The Bank of New York (filed as Exhibit 10.11 to Transmeridian Exploration Incorporated’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed with the Commission on March 16, 2006 and incorporated by reference herein)

10.17†	Amendment Agreement to the Securities Agency Agreement, dated as of May 24, 2006, by and among Transmeridian Exploration Inc., Bramex Management, Inc., JSC TuranAlem Securities and The Bank of New York

10.18	Agreement for Brokerage Services, dated as of January 23, 2006, by and between Transmeridian Exploration Inc. and “VISOR Investment Solutions” Joint Stock Company (filed as Exhibit 10.12 to Transmeridian Exploration Incorporated’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed with the Commission on March 16, 2006 and incorporated by reference herein)

10.19	Agreement for Brokerage Services, dated as of January 23, 2006, by and between Bramex Management, Inc. and “VISOR Investment Solutions” Joint Stock Company (filed as Exhibit 10.13 to Transmeridian Exploration Incorporated’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed with the Commission on March 16, 2006 and incorporated by reference herein)

10.20	Form of Convertible Promissory Note and Warrant Purchase Agreement, dated as of August 30, 2005, by and among Transmeridian Exploration Incorporated and each of the investors party thereto (filed as Exhibit 10.1 to Transmeridian Exploration Incorporated’s Current Report on Form 8-K dated September 6, 2005 and incorporated by reference herein)

10.21	Form of Investor Rights Agreement, dated as of August 30, 2005, by and among Transmeridian Exploration Incorporated and each of the investors party thereto (filed as Exhibit 10.2 to Transmeridian Exploration Incorporated’s Current Report on Form 8-K dated September 6, 2005 and incorporated by reference herein)

10.22	Form of Convertible Promissory Note, dated as of August 30, 2005 (filed as Exhibit 10.3 to Transmeridian Exploration Incorporated’s Current Report on Form 8-K dated September 6, 2005 and incorporated by reference herein)

Exhibit	Description
10.23	Form of Warrant, dated as of August 30, 2005 (filed as Exhibit 4.2 to Transmeridian Exploration Incorporated’s Current Report on Form 8-K dated September 6, 2005 and incorporated by reference herein)

10.24	Form of Subscription Agreement and Investment Representation, by and between Transmeridian Exploration Incorporated and each of the investors party thereto (relating to Transmeridian Exploration Incorporated’s July 2005 private placement under Regulation S of common stock) (filed as Exhibit 10.1 to Transmeridian Exploration Incorporated’s Current Report on Form 8-K dated August 4, 2005 and incorporated by reference herein)

10.25	Investor Rights Agreement, dated as of November 12, 2004, by and among Transmeridian Exploration Incorporated and each of the purchasers party thereto (filed as Exhibit 10.2 to Transmeridian Exploration Incorporated’s Current Report on Form 8-K dated November 15, 2004 and incorporated by reference herein)

10.26	Preferred Stock and Warrant Purchase Agreement, dated as of November 12, 2004, by and among Transmeridian Exploration Incorporated and each of the purchasers party thereto (filed as Exhibit 10.1 to Transmeridian Exploration Incorporated’s Current Report on Form 8-K dated November 15, 2004 and incorporated by reference herein)

10.27	Form of Common Stock Purchase Warrant (filed as Exhibit 4.2 to Transmeridian Exploration Incorporated’s Current Report on Form 8-K dated November 15, 2004 and incorporated by reference herein)

10.28	Amended and Restated 2003 Stock Compensation Plan of Transmeridian Exploration Incorporated (filed as Exhibit 4.1 to Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 of Transmeridian Exploration Incorporated filed with the Commission on July 20, 2005 and incorporated by reference herein)

10.29	2001 Incentive Stock Option Plan of Transmeridian Exploration, Inc. (filed as Exhibit 4.1 to the Registration Statement on Form S-8 of Transmeridian Exploration Incorporated filed with the Commission on May 28, 2003 and incorporated by reference herein)

10.30	Exploration Contract, dated as of March 7, 2000, with respect to the South Alibek Field (filed as Exhibit 10.2 to the Registration Statement on Form SB-2 of Transmeridian Exploration Incorporated filed with the Commission on May 15, 2001 and incorporated by reference herein)

10.31	License 1557 from the Government of the Republic of Kazakhstan with respect to the South Alibek Field, dated as of April 29, 1999 (filed as Exhibit 10.1 to the Registration Statement on Form SB-2 of Transmeridian Exploration Incorporated filed with the Commission on May 15, 2001 and incorporated by reference herein)

12.1†	Calculation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividends

21.1	Subsidiaries of Transmeridian Exploration Inc. (filed as Exhibit 21.1 to the Registration Statement on Form S-4 of Transmeridian Exploration Inc. filed with the Commission on March 17, 2006 and incorporated by reference herein)

23.1†	Consent of Akin Gump Strauss Hauer & Feld LLP (included as part of Exhibit 5.1)

23.2†	Consent of UHY Mann Frankfort Stein & Lipp CPAs, LLP

23.3†	Consent of John A. Braden & Company, P.C.

23.4†	Consent of Ryder Scott Company (independent reserve engineers)

Exhibit	Description
24.1	Powers of Attorney of Directors and Officers of the registrant (included on Registration Statement Signature Page) (included on Registration Statement Signature Page as filed in the Registration Statement on Form S-4 of Transmeridian Exploration Inc. filed with the Commission on March 17, 2006 and incorporated by reference herein)

25.1	Form T-1 Statement of Eligibility of The Bank of New York, as trustee (filed as Exhibit 25.1 to the Registration Statement on Form S-4 of Transmeridian Exploration Inc. filed with the Commission on March 17, 2006 and incorporated herein by reference)

99.1†	Form of Letter of Transmittal

99.2†	Form of Notice of Guaranteed Delivery

99.3†	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees

99.4†	Form of Letter to Clients

99.5	Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (filed as Exhibit 99.5 to the Registration Statement on Form S-4 of Transmeridian Exploration Inc. filed with the Commission on March 17, 2006 and incorporated herein by reference)

†	Filed herewith.

(b) Financial Statement Schedules

All financial statement schedules have been omitted as they are inapplicable or because the required information has been included in the consolidated financial statements of Transmeridian Exploration Incorporated or the accompanying notes thereto.

(c) Reports, Opinions and Appraisals

None.

Item 22. Undertakings.

(a) (1) The undersigned registrant hereby undertakes:

(i) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(A) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(B) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(C) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(ii) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(iii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Pre-Effective Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 31, 2006.

TRANSMERIDIAN EXPLORATION INC.

By:	/s/ LORRIE T. OLIVIER
Lorrie T. Olivier President and Authorized U.S. Representative

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ LORRIE T. OLIVIER Lorrie T. Olivier	President (Principal Executive Officer) and Director	May 31, 2006

/s/ EARL W. MCNIEL Earl W. McNiel	Vice President (Principal Financial Officer and Principal Accounting Officer) and Director	May 31, 2006

** Joseph S. Thornton	Director	May 31, 2006

By:	/S/ NICOLAS J. EVANOFF
Nicolas J. Evanoff Attorney-in-fact

**	Pursuant to the power of attorney provided on the signature pages to the Registration Statement on Form S-4 of Transmeridian Exploration Inc. filed with the SEC on March 17, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Pre-Effective Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 31, 2006.

TRANSMERIDIAN EXPLORATION INCORPORATED

By:	/s/ LORRIE T. OLIVIER
Lorrie T. Olivier President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ LORRIE T. OLIVIER Lorrie T. Olivier	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	May 31, 2006

/s/ EARL W. MCNIEL Earl W. McNiel	Vice President and Chief Financial Officer (Principal Financial Officer)	May 31, 2006

/s/ EDWARD G. BRANTLEY Edward G. Brantley	Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 31, 2006

** Marvin R. Carter	Director	May 31, 2006

** James H. Dorman	Director	May 31, 2006

** George E. Reese	Director	May 31, 2006

** Dr. Fernando J. Zúñiga y Rivero	Director	May 31, 2006

By:	/S/ NICOLAS J. EVANOFF
Nicolas J. Evanoff Attorney-in-fact

**	Pursuant to the power of attorney provided on the signature pages to the Registration Statement on Form S-4 of Transmeridian Exploration Inc. filed with the SEC on March 17, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Pre-Effective Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 31, 2006.

TMEI OPERATING, INC.

By:	/s/ LORRIE T. OLIVIER
Lorrie T. Olivier President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ LORRIE T. OLIVIER Lorrie T. Olivier	President (Principal Executive Officer) and Sole Director	May 31, 2006

/s/ EARL W. MCNEIL Earl W. McNeil	Vice President (Principal Financial Officer and Principal Accounting Officer)	May 31, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Pre-Effective Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 31, 2006.

TRANSMERIDIAN (KAZAKHSTAN) INCORPORATED

By:	/s/ LORRIE T. OLIVIER
Lorrie T. Olivier President and Authorized U.S. Representative

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ LORRIE T. OLIVIER Lorrie T. Olivier	President (Principal Executive Officer) and Sole Director	May 31, 2006

/s/ EARL W. MCNEIL Earl W. McNeil	Vice President (Principal Financial Officer and Principal Accounting Officer)	May 31, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Pre-Effective Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 31, 2006.

BRAMEX MANAGEMENT, INC.

By:	/s/ LORRIE T. OLIVIER
Lorrie T. Olivier President and Authorized U.S. Representative

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ LORRIE T. OLIVIER Lorrie T. Olivier	President (Principal Executive Officer) and Sole Director	May 31, 2006

/s/ EARL W. MCNIEL Earl W. McNiel	Vice President (Principal Financial Officer and Principal Accounting Officer)	May 31, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Pre-Effective Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 31, 2006.

JSC CASPI NEFT TME

By:	/s/ LORRIE T. OLIVIER
Lorrie T. Olivier Chairman of the Board and Authorized U.S. Representative

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ SERIK KOZHAKOV Serik Kozhakov	President (Principal Executive Officer)	May 31, 2006

/S/ RAKHMET KHAIRULLAYEV Rakhmet Khairullayev	Vice President, Economics & Finance (Principal Financial and Accounting Officer)	May 31, 2006

/s/ LORRIE T. OLIVIER Lorrie T. Olivier	Chairman of the Board	May 31, 2006

/s/ NICOLAS J. EVANOFF Nicolas J. Evanoff	Director	May 31, 2006

** Juliya S. Borovinskaja	Director	May 31, 2006

By:	/S/ NICOLAS J. EVANOFF
Nicolas J. Evanoff Attorney-in-fact

**	Pursuant to the power of attorney provided on the signature pages to the Registration Statement on Form S-4 of Transmeridian Exploration Inc. filed with the SEC on March 17, 2006

EXHIBIT INDEX

Exhibit	Description
3.1	Memorandum of Association and Articles of Association of Transmeridian Exploration Inc. (filed as Exhibit 3.1 to the Registration Statement on Form S-4 of Transmeridian Exploration Inc. filed with the Commission on March 17, 2006 and incorporated by reference herein)

3.2	Amended and Restated Certificate of Incorporation of Transmeridian Exploration Incorporated (filed as Exhibit 3.1(b) to the Registration Statement on Form SB-2 of Transmeridian Exploration Incorporated filed with the Commission as of March 15, 2001 and incorporated by reference herein)

3.3	Bylaws of Transmeridian Exploration Incorporated (filed as Exhibit 3.2 to the Registration Statement on Form SB-2 of Transmeridian Exploration Incorporated filed with the Commission as of March 15, 2001 and incorporated by reference herein)

3.4	Certificate of Designations, Rights and Preferences of Series A Cumulative Convertible Preferred Stock of Transmeridian Exploration Incorporated (filed as Exhibit 4.1 to Transmeridian Exploration Incorporated’s Current Report on Form 8-K dated November 12, 2004 and filed with the Commission on November 15, 2004 and incorporated by reference herein)

3.5	Articles of Incorporation of TMEI Operating, Inc. (filed as Exhibit 3.5 to the Registration Statement on Form S-4 of Transmeridian Exploration Inc. filed with the Commission on March 17, 2006 and incorporated by reference herein)

3.6	Bylaws of TMEI Operating, Inc. (filed as Exhibit 3.6 to the Registration Statement on Form S-4 of Transmeridian Exploration Inc. filed with the Commission on March 17, 2006 and incorporated by reference herein)

3.7	Memorandum of Association and Articles of Association of Transmeridian (Kazakhstan) Incorporated (filed as Exhibit 3.7 to the Registration Statement on Form S-4 of Transmeridian Exploration Inc. filed with the Commission on March 17, 2006 and incorporated by reference herein)

3.8	Memorandum of Association and Articles of Association of Bramex Management, Inc. (filed as Exhibit 3.8 to the Registration Statement on Form S-4 of Transmeridian Exploration Inc. filed with the Commission on March 17, 2006 and incorporated by reference herein)

3.9	Charter of Subsidiary Joint-Stock Company “Caspi Neft TME” (filed as Exhibit 3.9 to the Registration Statement on Form S-4 of Transmeridian Exploration Inc. filed with the Commission on March 17, 2006 and incorporated by reference herein)

4.1	Indenture, dated as of December 12, 2005, by and among Transmeridian Exploration Inc., Transmeridian Exploration Incorporated, TMEI Operating, Inc., Transmeridian (Kazakhstan) Incorporated and The Bank of New York, as Trustee (filed as Exhibit 4.1 to Transmeridian Exploration Incorporated’s Report on Form 8-K dated December 16, 2005 and incorporated by reference herein)

4.2	First Supplemental Indenture, dated as of December 22, 2005, by and among Transmeridian Exploration Inc., Transmeridian Exploration Incorporated, TMEI Operating, Inc., Transmeridian (Kazakhstan) Incorporated, Bramex Management, Inc., JSC Caspi Neft TME and The Bank of New York, as Trustee (filed as Exhibit 4.5 to the Registration Statement on Form S-3 of Transmeridian Exploration Incorporated filed with the Commission on March 13, 2006 and incorporated by reference herein)

4.3	Second Supplemental Indenture, dated as of May 24, 2006, by and among Transmeridian Exploration Inc., Transmeridian Exploration Incorporated, TMEI Operating, Inc., Transmeridian (Kazakhstan) Incorporated, Bramex Management, Inc., JSC Caspi Neft TME and The Bank of New York, as Trustee (filed as Exhibit 4.6 to Pre-Effective Amendment No. 2 to the Registration Statement on Form S-3 of Transmeridian Exploration Incorporated filed with the Commission on May 30, 2006 and incorporated herein by reference)

Exhibit	Description
4.4	Form of Purchase Agreement, dated as of December 12, 2005, by and among Transmeridian Exploration Inc., Transmeridian Exploration Incorporated, TMEI Operating, Inc., Transmeridian (Kazakhstan) Incorporated and each of the purchasers party thereto (filed as Exhibit 10.1 to Transmeridian Exploration Incorporated’s Current Report on Form 8-K dated December 16, 2005 and incorporated by reference herein)

4.5	Form of Purchase Agreement, dated as of May 23, 2006, by and among Transmeridian Exploration Incorporated, Transmeridian Exploration Inc., TMEI Operating, Inc., Transmeridian (Kazakhstan) Incorporated, Bramex Management, Inc., JSC Caspi Neft TME and each of the purchasers party thereto (filed as Exhibit 4.1 to the Current Report on Form 8-K of Transmeridian Exploration Incorporated filed with the Commission on May 31, 2006 and incorporated herein by reference)

4.6	Form of Registration Rights Agreement, dated as of December 12, 2005, by and among Transmeridian Exploration Inc., Transmeridian Exploration Incorporated, TMEI Operating, Inc., Transmeridian (Kazakhstan) Incorporated and each of the purchasers party thereto (filed as Exhibit 4.3 to Transmeridian Exploration Incorporated’s Current Report on Form 8-K dated December 16, 2005 and incorporated by reference herein)

4.7	Form of Amendment Agreement to Registration Rights Agreement, dated as of May 26, 2006, by and among Transmeridian Exploration Incorporated, Transmeridian Exploration Inc., TMEI Operating, Inc., Transmeridian (Kazakhstan) Incorporated, Bramex Management, Inc., JSC Caspi Neft TME and each of the purchasers party thereto (filed as Exhibit 4.10 to Pre-Effective Amendment No. 2 to the Registration Statement on Form S-3 of Transmeridian Exploration Incorporated filed with the Commission on May 30, 2006 and incorporated herein by reference)

4.8	Form of Senior Secured Note due 2010 (included as part of Exhibit 4.1)

5.1†	Opinion of Akin Gump Strauss Hauer & Feld LLP with respect to legality of the securities

10.1	Share Sale and Purchase Agreement, dated as of October 14, 2005, by and between Transmeridian Exploration Inc. and Seeria Alliance Ltd. (filed as Exhibit 10.1 to Transmeridian Exploration Incorporated’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed with the Commission on March 16, 2006 and incorporated by reference herein)

10.2	Deed of Amendment, by and between Transmeridian Exploration Inc. and Seeria Alliance Ltd., dated as of December 12, 2005, relating to the Share Sale and Purchase Agreement, dated as of October 14, 2005, by and between Transmeridian Exploration Inc. and Seeria Alliance Ltd. (filed as Exhibit 10.2 to Transmeridian Exploration Incorporated’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed with the Commission on March 16, 2006 and incorporated by reference herein)

10.3	Escrow Agreement, dated as of December 12, 2005, by and between Transmeridian Exploration Inc. and The Bank of New York, as Escrow Agent and Trustee (filed as Exhibit 10.3 to Transmeridian Exploration Incorporated’s Current Report on Form 8-K dated December 16, 2005 and incorporated by reference herein)

10.4	Amendment No. 1 to Escrow Agreement, dated as of May 26, 2006, by and between Transmeridian Exploration Inc. and The Bank of New York, as Escrow Agent and Trustee (filed as Exhibit 10.1 to the Current Report on Form 8-K of Transmeridian Exploration Incorporated filed with the Commission on May 31, 2006 and incorporated herein by reference)

10.5	Pledge Agreement, dated as of December 12, 2005, by and between Transmeridian Exploration Incorporated and The Bank of New York, as Collateral Agent and Trustee (filed as Exhibit 10.2 to Transmeridian Exploration Incorporated’s Current Report on Form 8-K dated December 16, 2005 and incorporated by reference herein)

10.6	Amendment No. 1 to Pledge Agreement, dated as of May 26, 2006, by and between Transmeridian Exploration Incorporated and The Bank of New York, as Collateral Agent and Trustee (filed as Exhibit 10.2 to the Current Report on Form 8-K of Transmeridian Exploration Incorporated filed with the Commission on May 31, 2006 and incorporated herein by reference)

Exhibit	Description
10.7	Pledge Agreement, dated as of December 22, 2005, by and between Transmeridian Exploration Inc. and The Bank of New York, as Collateral Agent and Trustee (filed as Exhibit 10.5 to Transmeridian Exploration Incorporated’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed with the Commission on March 16, 2006 and incorporated by reference herein)

10.8	Amendment No. 1 to Pledge Agreement, dated as of May 26, 2006, by and between Transmeridian Exploration Inc. and The Bank of New York, as Collateral Agent and Trustee (filed as Exhibit 10.3 to the Current Report on Form 8-K of Transmeridian Exploration Incorporated filed with the Commission on May 31, 2006 and incorporated herein by reference)

10.9	Warrant Agreement, dated as of December 12, 2005, by and between Transmeridian Exploration Incorporated and The Bank of New York, as Warrant Agent (including form of Warrant Certificate) (filed as Exhibit 4.2 to Transmeridian Exploration Incorporated’s Current Report on Form 8-K dated December 16, 2005 and incorporated by reference herein)

10.10	Purchase Agreement, dated as of December 12, 2005, by and between Transmeridian Exploration Inc. and Kornerstone Investment Group, Ltd. (filed as Exhibit 10.7 to Transmeridian Exploration Incorporated’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed with the Commission on March 16, 2006 and incorporated by reference herein)

10.11	Registration Rights Agreement, dated as of December 12, 2005, by and between Transmeridian Exploration Incorporated and Kornerstone Investment Group, Ltd. (filed as Exhibit 10.8 to Transmeridian Exploration Incorporated’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed with the Commission on March 16, 2006 and incorporated by reference herein)

10.12	Conditional Share Transfer Agreement, dated as of January 3, 2006, by and among Transmeridian Exploration Inc., Bramex Management, Inc. and JSC TuranAlem Securities (filed as Exhibit 10.9 to Transmeridian Exploration Incorporated’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed with the Commission on March 16, 2006 and incorporated by reference herein)

10.13†	Amendment Agreement to the Conditional Share Transfer Agreement, dated as of May 24, 2006, by and among Transmeridian Exploration Inc., Bramex Management, Inc. and JSC TuranAlem Securities

10.14	Share Encumbrance and Pledge Agreement, dated as of January 3, 2006, by and among Transmeridian Exploration Inc., Bramex Management, Inc. and TuranAlem Securities JSC (filed as Exhibit 10.10 to Transmeridian Exploration Incorporated’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed with the Commission on March 16, 2006 and incorporated by reference herein)

10.15†	Amendment Agreement to the Share Encumbrance and Pledge Agreement, dated as of May 24, 2006, by and among Transmeridian Exploration Inc., Bramex Management, Inc. and JSC TuranAlem Securities

10.16	Securities Agency Agreement, dated as of January 3, 2006, by and among Transmeridian Exploration Inc., Bramex Management, Inc., JSC TuranAlem Securities and The Bank of New York (filed as Exhibit 10.11 to Transmeridian Exploration Incorporated’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed with the Commission on March 16, 2006 and incorporated by reference herein)

10.17†	Amendment Agreement to the Securities Agency Agreement, dated as of May 24, 2006, by and among Transmeridian Exploration Inc., Bramex Management, Inc., JSC TuranAlem Securities and The Bank of New York

Exhibit	Description
10.18	Agreement for Brokerage Services, dated as of January 23, 2006, by and between Transmeridian Exploration Inc. and “VISOR Investment Solutions” Joint Stock Company (filed as Exhibit 10.12 to Transmeridian Exploration Incorporated’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed with the Commission on March 16, 2006 and incorporated by reference herein)

10.19	Agreement for Brokerage Services, dated as of January 23, 2006, by and between Bramex Management, Inc. and “VISOR Investment Solutions” Joint Stock Company (filed as Exhibit 10.13 to Transmeridian Exploration Incorporated’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed with the Commission on March 16, 2006 and incorporated by reference herein)

10.20	Form of Convertible Promissory Note and Warrant Purchase Agreement, dated as of August 30, 2005, by and among Transmeridian Exploration Incorporated and each of the investors party thereto (filed as Exhibit 10.1 to Transmeridian Exploration Incorporated’s Current Report on Form 8-K dated September 6, 2005 and incorporated by reference herein)

10.21	Form of Investor Rights Agreement, dated as of August 30, 2005, by and among Transmeridian Exploration Incorporated and each of the investors party thereto (filed as Exhibit 10.2 to Transmeridian Exploration Incorporated’s Current Report on Form 8-K dated September 6, 2005 and incorporated by reference herein)

10.22	Form of Convertible Promissory Note, dated as of August 30, 2005 (filed as Exhibit 10.3 to Transmeridian Exploration Incorporated’s Current Report on Form 8-K dated September 6, 2005 and incorporated by reference herein)

10.23	Form of Warrant, dated as of August 30, 2005 (filed as Exhibit 4.2 to Transmeridian Exploration Incorporated’s Current Report on Form 8-K dated September 6, 2005 and incorporated by reference herein)

10.24	Form of Subscription Agreement and Investment Representation, by and between Transmeridian Exploration Incorporated and each of the investors party thereto (relating to Transmeridian Exploration Incorporated’s July 2005 private placement under Regulation S of common stock) (filed as Exhibit 10.1 to Transmeridian Exploration Incorporated’s Current Report on Form 8-K dated August 4, 2005 and incorporated by reference herein)

10.25	Investor Rights Agreement, dated as of November 12, 2004, by and among Transmeridian Exploration Incorporated and each of the purchasers party thereto (filed as Exhibit 10.2 to Transmeridian Exploration Incorporated’s Current Report on Form 8-K dated November 15, 2004 and incorporated by reference herein)

10.26	Preferred Stock and Warrant Purchase Agreement, dated as of November 12, 2004, by and among Transmeridian Exploration Incorporated and each of the purchasers party thereto (filed as Exhibit 10.1 to Transmeridian Exploration Incorporated’s Current Report on Form 8-K dated November 15, 2004 and incorporated by reference herein)

10.27	Form of Common Stock Purchase Warrant (filed as Exhibit 4.2 to Transmeridian Exploration Incorporated’s Current Report on Form 8-K dated November 15, 2004 and incorporated by reference herein)

10.28	Amended and Restated 2003 Stock Compensation Plan of Transmeridian Exploration Incorporated (filed as Exhibit 4.1 to Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 of Transmeridian Exploration Incorporated filed with the Commission on July 20, 2005 and incorporated by reference herein)

Exhibit	Description
10.29	2001 Incentive Stock Option Plan of Transmeridian Exploration, Inc. (filed as Exhibit 4.1 to the Registration Statement on Form S-8 of Transmeridian Exploration Incorporated filed with the Commission on May 28, 2003 and incorporated by reference herein)

10.30	Exploration Contract, dated as of March 7, 2000, with respect to the South Alibek Field (filed as Exhibit 10.2 to the Registration Statement on Form SB-2 of Transmeridian Exploration Incorporated filed with the Commission on May 15, 2001 and incorporated by reference herein)

10.31	License 1557 from the Government of the Republic of Kazakhstan with respect to the South Alibek Field, dated as of April 29, 1999 (filed as Exhibit 10.1 to the Registration Statement on Form SB-2 of Transmeridian Exploration Incorporated filed with the Commission on May 15, 2001 and incorporated by reference herein)

12.1†	Calculation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividends

21.1	Subsidiaries of Transmeridian Exploration Inc. (filed as Exhibit 21.1 to the Registration Statement on Form S-4 of Transmeridian Exploration Inc. filed with the Commission on March 17, 2006 and incorporated by reference herein)

23.1†	Consent of Akin Gump Strauss Hauer & Feld LLP (included as part of Exhibit 5.1)

23.2†	Consent of UHY Mann Frankfort Stein & Lipp CPAs, LLP

23.3†	Consent of John A. Braden & Company, P.C.

23.4†	Consent of Ryder Scott Company (independent reserve engineers)

24.1	Powers of Attorney of Directors and Officers of the registrant (included on Registration Statement Signature Page) (included on Registration Statement Signature Page as filed in the Registration Statement on Form S-4 of Transmeridian Exploration Inc. filed with the Commission on March 17, 2006 and incorporated by reference herein)

25.1	Form T-1 Statement of Eligibility of The Bank of New York, as trustee (filed as Exhibit 25.1 to the Registration Statement on Form S-4 of Transmeridian Exploration Inc. filed with the Commission on March 17, 2006 and incorporated herein by reference)

99.1†	Form of Letter of Transmittal

99.2†	Form of Notice of Guaranteed Delivery

99.3†	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees

99.4†	Form of Letter to Clients

99.5	Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (filed as Exhibit 99.5 to the Registration Statement on Form S-4 of Transmeridian Exploration Inc. filed with the Commission on March 17, 2006 and incorporated herein by reference)

†	Filed herewith.